UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
MERUS N.V.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Merus N.V.

PROXY

STATEMENT

Annual General Meeting

of Shareholders

May 7, 2024

15:00 (3:00) p.m. (Central European Summer Time)

MERUS N.V.

UPPSALALAAN 17

3rd & 4th FLOOR

3584 CT UTRECHT

THE NETHERLANDS

April 10, 2024

To Our Shareholders:

You are cordially invited to attend the 2024 Annual General Meeting of Shareholders of Merus N.V. at 15:00 (3:00) p.m. Central European Summer Time, on Tuesday, May 7, 2024, at the offices of NautaDutilh N.V. (Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands).

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual General Meeting. If you would like to attend the Annual General Meeting, you must inform the Company by e-mail (addressed to AGM2024@merus.nl) or in writing (addressed to Merus N.V., c/o Company Secretary, Uppsalalaan 17, 3rd & 4th floor, 3584 CT, Utrecht, the Netherlands) no later than 16:59 (4:59) p.m. Central European Summer Time on May 2, 2024. Please see the section called “Who Can Attend the Annual General Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting.

Whether or not you attend the Annual General Meeting, it is important that your shares be voted prior to the Annual General Meeting. Therefore, I urge you to vote your shares prior to the Annual General Meeting by promptly submitting your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which will require no postage if mailed in the United States, or by email (addressed to AGM2024@merus.nl). Further instructions will be contained on the proxy card. If you decide to attend the Annual General Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Sven (Bill) Ante Lundberg, M.D.

Sven (Bill) Ante Lundberg, M.D.

President, Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements	1

Notice of Annual General Meeting of Shareholders	2

Proxy Statement	1

Proposals	2

Recommendations of the Board	3

Information About This Proxy Statement	3

Questions and Answers about the Annual General Meeting	4

Proposals to be Voted On	9

Proposal 1

Adoption of the Company’s Dutch statutory annual accounts for the financial year 2023	9

Proposal 2

Appointment of KPMG Accountants N.V. as the Company’s the external auditor for the financial year 2024 for purposes of Dutch law	10

Proposal 3

Release of each member of our the Company’s board of directors from liability for the exercise of their duties during the financial year 2023	11

Proposal 4

Re-appointment of Mark Iwicki as non-executive director	12

Proposal 5

Re-appointment of Paolo Pucci as non-executive director	13

Proposal 6

Appointment of Jason Haddock as non-executive director	14

Proposal 7

Article Amendment A – Approval of the amendment of the Articles of Association to increase the authorized share capital to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares and authorization to implement such amendment	20

Proposal 8

Article Amendment B – Approval of the amendment of Articles of Association to reflect Large Company Regime and authorization to implement such amendment	23

Proposal 9

Granting authorization to the Company’s board of directors to acquire shares (or depository receipts for such shares) in the Company’s capital	25
Proposal 10

Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	26

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Proposal 11

Approval of the amendment of the Company’s Non-Executive Director Compensation Program (“NED Program”) to allow the board of directors to determine the number of common shares that may be awarded to a non-executive director for initial and annual awards under the NED Program to more closely align with the 50th percentile of the Company’s peer group	28
Proposal 12

Approval of the amendment and restatement of the Company’s 2016 Incentive Award Plan (the “2016 Plan”) to extend the term of the 2016 Plan to December 31, 2031, which includes a corresponding extension to the annual “evergreen” feature from and including January 1, 2026 to January 1, 2029, along with other minor amendments updated for best practices	30

Report of the Audit Committee of the Board of Directors	40

Independent Registered Public Accounting Firm Fees and Other Matters	41

Executive Officers	42

Corporate Governance	44
General	44

Board Composition	44

Director Independence	44

Director Candidates	45

Communications from Shareholders	46

Board Leadership Structure and Role in Risk Oversight	46

Annual Board Evaluation	47

Code of Business Conduct and Ethics	47

Anti-Hedging Policy	48
Clawback Policy	48

Attendance by Members of the Board of Directors at Meetings	48

Committees of the Board	49

Audit Committee	49

Compensation Committee	52

Nomination and Corporate Governance Committee	53

Compensation Discussion and Analysis	55

Elements of Compensation	61

Executive Compensation	77

2023 Summary Compensation Table	77

Outstanding Equity Awards at 2023 Financial Year End	79

Director Compensation	82

2023 Director Compensation Table	83

Equity Compensation Plan Information	88

Security Ownership of Certain Beneficial Owners and Management	89

Common Shares	89

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iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. All statements other than statements of historical facts contained in this Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

The forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Proxy Statement and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on February 28, 2024 (the “Annual Report on Form 10-K”), under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report on Form 10-K.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. We intend the forward-looking statements contained in this Proxy Statement to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, May 7, 2024

Merus N.V.

Uppsalalaan 17

3rd & 4th floor

3584 CT Utrecht

The Netherlands

The Annual General Meeting of Shareholders (the “Annual General Meeting”) of Merus N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), will be held at 15:00 (3:00) p.m. Central European Summer Time on Tuesday, May 7, 2024, at the offices of NautaDutilh N.V. (address: Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands).

The agenda for the Annual General Meeting is as follows:

1.	Opening

2.	Discussion of the Company’s Dutch statutory annual report over the financial year 2023 (discussion item)

3.	Adoption of the Company’s Dutch statutory annual accounts over the financial year 2023 (voting item)

4.	Explanation of the dividend and reservation policy (discussion item)

5.	Appointment of the KPMG Accountants N.V. as the Company’s external auditor for the financial year 2024 for purposes of Dutch law (voting item)

6.	Release of each member of the Company’s board of directors from liability for the exercise of their duties during the financial year 2023 (voting item)

7.	Re-appointment of Mark Iwicki as non-executive director (voting item)

8.	Re-appointment of Paolo Pucci as non-executive director (voting item)

9.	Appointment of Jason Haddock as non-executive director (voting item)

10.

Articles Amendment A – Approval of the amendment of the Articles of Association to increase the authorized share capital to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares and authorization to implement such amendment (voting item)

11.	Articles Amendment B – Approval of the amendment to the Articles of Association to reflect the Large Company Regime and authorization to implement such amendment (voting item)

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12.	Granting authorization to the Company’s board of directors to acquire shares (or depository receipts for such shares) in the Company’s capital (voting item)

13.	Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers (voting item)

14.

Approval of the amendment of the Company’s Non-Executive Director Compensation Program (“NED Program”) to allow the board of directors to determine the number of common shares that may be awarded to a non-executive director for initial and annual awards under the NED Program to more closely align with the 50th percentile of the Company’s peer group (voting item)

15.

Approval of the amendment and restatement of the Company’s 2016 Incentive Award Plan (the “2016 Plan”) to extend the term to December 31, 2031, which includes a corresponding extension to the annual “evergreen” feature from and including January 1, 2026 to January 1, 2029, along with other minor amendments updated for best practices (voting item)

16.	Closing

No business shall be voted on at the Annual General Meeting, except such items as included in the above-mentioned agenda.

The record date for the Annual General Meeting in respect of common shares in the capital of the Company is April 9, 2024 (the “Record Date”). No record date applies in respect of preferred shares in the capital of the Company. Those who are (i) holders of common shares in the capital of the Company, or who otherwise have voting rights and/or meeting rights with respect to common shares in the Company’s capital, on the Record Date and (ii) holders of preferred shares in the capital of the Company, or who otherwise have voting rights and/or meeting rights with respect to preferred shares in the Company’s capital on the date of the Annual General Meeting, in each case provided that they are recorded as such in the Company’s shareholders’ register or in the register maintained by the Company’s U.S. transfer agent, may attend and, if relevant, vote at the Annual General Meeting (the “Persons with Meeting Rights”).

Persons with Meeting Rights who wish to attend the Annual General Meeting, in person or represented by proxy, must notify the Company of their identity and intention to attend the Annual General Meeting by e-mail (addressed to AGM2024@merus.nl) or in writing (addressed to Merus N.V., c/o Company Secretary, Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands). This notice must be received by the Company no later than 16:59 (4:59) p.m. Central European Summer Time on May 2, 2024 (the “Cut-off Time”). Persons with Meeting Rights who have not complied with this requirement may be refused entry to the Annual General Meeting. Persons with Meeting Rights may have themselves represented at the Annual General Meeting through the use of a written or electronically recorded proxy. Proxyholders who wish to attend the Annual General Meeting should present a copy of their proxy upon entry to the Annual General Meeting, failing which the proxyholder concerned

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may be refused entry to the Annual General Meeting. A proxy form for this purpose can be downloaded from the Company’s website (http://www.merus.nl).

It is important that your shares be represented regardless of the number of shares you may hold. We urge you to vote your shares or to submit your proxy prior to the Annual General Meeting. Proxies may be submitted prior to the Cut-off Time via a toll-free telephone number (call 1-800-690-6903) or over the Internet (visit www.proxyvote.com), as described in further detail in the enclosed materials, or by signing, dating and mailing the proxy card in the enclosed return envelope or emailing the signed and dated proxy card to AGM2024@merus.nl. Voting your shares or submitting your proxy, as applicable, will be important for the presence of a quorum at the Annual General Meeting and will save us the expense of further solicitation. Submitting a proxy will not prevent you from voting your shares at the Annual General Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Peter B. Silverman

Peter B. Silverman

Interim Company Secretary

Utrecht, the Netherlands

April 10, 2024

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PROXY STATEMENT

MERUS N.V.

UPPSALALAAN 17

3rd & 4th FLOOR

3584 CT UTRECHT

THE NETHERLANDS

This proxy statement is furnished in connection with the solicitation by the board of directors of Merus N.V. of proxies to be voted in respect of our Annual General Meeting of Shareholders to be held on Tuesday, May 7, 2024 (the “Annual General Meeting”), at the offices of NautaDutilh N.V. (address: Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands), at 15:00 (3:00) p.m. Central European Summer Time.

The record date for the Annual General Meeting in respect of common shares in the capital of the Company is April 9, 2024 (the “Record Date”). No record date applies in respect of preferred shares (if any are issued) in the capital of the Company. Those who are (i) holders of common shares in the capital of the Company, or who otherwise have voting rights and/or meeting rights with respect to common shares in the Company’s capital, on the Record Date and (ii) holders of preferred shares in the capital of the Company, or who otherwise have voting rights and/or meeting rights with respect to preferred shares in the Company’s capital on the date of the Annual General Meeting, in each case provided that they are recorded as such in the Company’s shareholders’ register or in the register maintained by the Company’s U.S. transfer agent, may attend and, if relevant, vote at the Annual General Meeting (the “Persons with Meeting Rights”). As of April 9, 2024, there were 58,687,551 common shares and no preferred shares outstanding. Each common share and each preferred share (if any are issued) is entitled to one vote on any matter presented at the Annual General Meeting as a voting item.

This proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 (as amended, the “Annual Report on Form 10-K”) will be mailed on or about April 15, 2024 to our shareholders of record as of the close of business on the Record Date.

Our principal executive offices are located at Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands. In this proxy statement, “Merus”, “Company”, “we”, “us”, and “our” refer to Merus N.V.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON TUESDAY, MAY 7, 2024

This Proxy Statement and the Annual Report on Form 10-K are available at

http://www.proxyvote.com/

PROPOSALS

At the Annual General Meeting, each of the following proposals (the “Proposals”) will be on the agenda as a voting item:

1.	Adoption of the Company’s Dutch statutory annual accounts over the financial year 2023

2.	Appointment of KPMG Accountants N.V. as the Company’s external auditor for the financial year 2024 for purposes of Dutch law

3.	Release of each member of the Company’s board of directors from liability for the exercise of their duties during the financial year 2023

4.	Re-appointment of Mark Iwicki as non-executive director

5.	Re-appointment of Paolo Pucci as non-executive director

6.	Appointment of Jason Haddock as non-executive director

7.

Articles Amendment A – Approval of amendment of the Articles of Association to increase the authorized share capital to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares and authorization to implement such amendment

8.	Articles Amendment B – Approval of the amendment to the Articles of Association to reflect the Large Company Regime and authorization to implement such amendment

9.	Granting authorization to acquire shares (or depository receipts for such shares) in the Company’s capital

10.	Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers

11.

Approval of the amendment of the Company’s Non-Executive Director Compensation program (“NED Program”) to allow the board of directors to determine the number of common shares that may be awarded to a non-executive director for initial and annual awards under the NED Program to more closely align with the 50th percentile of the Company’s peer group

12.

Approval of the amendment and restatement of the Company’s 2016 Incentive Award Plan (the “2016 Plan”) to extend the term of the 2016 Plan to December 31, 2031, which includes a corresponding extension to the annual “evergreen” feature from and including January 1, 2026 to January 1, 2029, along with other minor amendments updated for best practices

No business shall be voted on at the Annual General Meeting, except for the Proposals.

RECOMMENDATIONS OF THE BOARD

The board of directors recommends that you vote your shares FOR all Proposals. If you properly submit your proxy your common shares will be voted on your behalf as you direct. If not otherwise specified, the common shares represented by the proxies received prior to 16:59 (4:59) p.m. Central European Summer Time on May 2, 2024 will be voted FOR all Proposals.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You have received these proxy materials because Merus’ board of directors is soliciting your proxy for the Annual General Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Proxy Card. Instructions regarding how you can vote are contained on the proxy card included with these materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, or if you currently share an address with another shareholder and wish to receive only one copy of proxy materials in future for your household, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you have requested to be removed from the householding program, you will be removed within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

WHO IS ENTITLED TO VOTE PRIOR TO THE ANNUAL GENERAL MEETING?

We urge you to vote your shares at the Annual General Meeting or to submit your proxy prior to the Cut-off Time. The Record Date for the Annual General Meeting is April 9, 2024. Persons with Meeting Rights (i.e., (i) holders of common shares or who otherwise have voting rights and/or meeting rights with respect to common shares on the Record Date and (ii) holders of preferred shares (if any are issued) or who otherwise have voting rights and/or meeting rights with respect to preferred shares on the date of the Annual General Meeting, in each case provided that they are recorded as such in the Company’s shareholders’ register or in the register maintained by the Company’s U.S. transfer agent) may attend and, if relevant, vote at the Annual General Meeting. Each outstanding common share and each outstanding preferred share (if any are issued) is entitled to one vote on all matters presented at the Annual General Meeting as voting items. At the close of business on April 9, 2024, there were 58,687,551 common shares and no preferred shares outstanding.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials will be provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. You will not be able to vote your shares during the Annual General Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

A quorum must be present at the Annual General Meeting for any voting item to be voted on. At the Annual General Meeting at least one-third of the Company’s issued and outstanding shares must be represented in order to constitute a quorum.

WHO CAN ATTEND THE ANNUAL GENERAL MEETING?

You may attend the Annual General Meeting if you are a Person with Meeting Rights (see above under “Who is entitled to vote prior to the Annual General Meeting”), or if you hold a valid proxy from a Person with Meeting Rights for the Annual General Meeting. If you would like to attend the Annual General Meeting, in person or represented by proxy, you must notify the Company by e-mail (addressed to AGM2024@merus.nl ) or in writing (addressed to Merus N.V., c/o Company Secretary, Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands) of your identity and intention to attend the Annual General Meeting. This notice must be received by the Company no later than 16:59 (4:59) p.m. Central European Summer Time on May 2, 2024 (the “Cut-off Time”). If you do not comply with this requirement, you may be refused entry to the Annual General Meeting. Proxyholders who wish to attend the Annual General Meeting should also present a copy of their proxy upon entry to the Annual General Meeting, failing which the proxyholder concerned may be refused entry to the Annual General Meeting. In order to be admitted into the Annual General Meeting, you may be asked to present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you may also be required to provide proof of beneficial ownership of our common shares as of the Record Date, such as a bank or brokerage statement or a letter from your bank or broker showing that you owned our common shares at the close of business on the Record Date.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL GENERAL MEETING?

If the requisite quorum (see above under “How many shares must be present to hold the Annual General Meeting”) is not present, then the Annual General Meeting cannot validly pass any of the voting items on the agenda for the Annual General Meeting and a new meeting shall be convened in accordance with applicable law.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?

It means that your common shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that shareholders submit their proxy before the Cut-off Time in order to vote their shares, regardless of whether they plan to attend the Annual General Meeting and vote in person. There are four ways to vote by proxy:

•	by Telephone—you can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—you can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;

•	by Mail—you can vote by mail by signing, dating and mailing the proxy card; or

•	by Email—you can vote by email by signing, dating and emailing the proxy card to AGM2024@merus.nl.

Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote your shares in person at the Annual General Meeting, you should contact your bank or broker to obtain a legal proxy, bring it to the Annual General Meeting in order to vote and notify the Company in writing of your identity and intention to attend the Annual General Meeting (see above under “Who can attend the Annual General Meeting?”).

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

You may revoke your submitted proxy and change your vote prior to the Cut-off Time:

•	by submitting a duly executed proxy bearing a later date; or

•	by granting a subsequent proxy through the Internet or telephone.

Your most recent proxy card or telephone or Internet proxy is the one that will be counted. You may also attend the Annual General Meeting in person and revoke your proxy at the meeting or grant a separate proxy in writing to a representative who may attend the Annual General Meeting in person and revoke your prior proxy at the meeting on your behalf.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual General Meeting by obtaining a legal proxy from your bank or broker, bringing your legal proxy to the Annual General Meeting in order to vote and notifying the Company in writing of your identity and intention to attend the Annual General Meeting (see above under “Who can attend the Annual General Meeting?”).

WHO WILL COUNT THE VOTES?

NautaDutilh N.V., our Dutch legal counsel, will tabulate the votes submitted by proxy prior to the Cut-off Time as described in this proxy statement and the votes cast at the Annual General Meeting by Persons with Meeting Rights attending in person, if any. This tabulation will be provided to the Company.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the board of directors. The board of directors’ recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL GENERAL MEETING?

No business shall be voted on at the Annual General Meeting, except such items as included in the agenda for the meeting included on page 2 of this proxy statement.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON?

Other than the proposals to re-appoint Mark Iwicki and Paolo Pucci as non-executive directors, and to appoint Jason Haddock as a non-executive director, each voting item on the agenda for the Annual General Meeting requires the affirmative vote of a simple majority of the valid votes cast. The proposals to re-appoint Mark Iwicki and Paolo Pucci and to appoint Jason Haddock as non-executive directors are based on a binding nomination proposed by the board of directors. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting which would result if at least a two-thirds majority of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment. Also, at the Annual General Meeting at least one-third of the Company’s issued and outstanding shares must be represented in order to constitute a quorum.

WHAT IS AN ABSTENTION AND HOW WILL ABSTENTIONS BE TREATED?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Under Dutch law and our articles of association, shares abstaining from voting will not count as votes cast at the Annual General Meeting, but will count as shares present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the proposals.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares, in which case your shares will count for purposes of determining whether a quorum is present. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, which include all proposals other than proposals 2 and 8. Broker non-votes have no effect on the proposals and do not count for purposes of determining whether a quorum is present or for the purpose of determining the number of votes cast. We do not expect any broker non-votes in connection with proposals 2 and 8.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL GENERAL MEETING?

We plan to announce whether the proposals have passed at the Annual General Meeting and we will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual General Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1

Adoption of the Company’s Dutch statutory annual accounts for the financial year 2023

The Annual General Meeting, as required under Dutch law, will be asked to adopt our Dutch statutory annual accounts for the financial year 2023, which are comprised of our company annual accounts and consolidated annual accounts. This approval also extends to the approval of the use of the English language for the line items in our Dutch statutory annual accounts and the preparation of our annual reports (for this and other financial years).

Our Dutch statutory consolidated annual accounts are prepared in accordance with International Financial Reporting Standards and are different from the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 that were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and filed with the SEC. The Dutch statutory annual accounts contain some disclosures that are not required under U.S. GAAP and not contained in our Annual Report on Form 10-K.

A copy of our Dutch statutory annual accounts over the financial year 2023 will be included in our Dutch statutory annual report over the financial year 2023, which will be made available on our website at http://www.merus.nl and at our offices located at Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands ultimately when we publish a convening notice of the Annual General Meeting in a Dutch daily newspaper with national distribution in accordance with Dutch law.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the adoption of our Dutch statutory annual accounts for the financial year 2023.

PROPOSAL 2

Appointment of KPMG Accountants N.V. as the Company’s external auditor for the financial year 2024 for purposes of Dutch law

Pursuant to Dutch law, our general meeting of shareholders is authorized to appoint an auditor to audit our Dutch annual report, including our statutory annual accounts. Upon the recommendation of the audit committee of our board of directors, our board of directors proposes to appoint and instruct KPMG Accountants N.V. to serve as our external auditor who will audit our Dutch annual report and Dutch statutory annual accounts to be prepared in accordance with Dutch law and, to the extent applicable, our sustainability reporting for the financial year 2024.

A representative of KPMG Accountants N.V. is expected to attend the Annual General Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from shareholders.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR appointment of KPMG Accountants N.V. as the external auditor for the financial year 2024 for purposes of Dutch law.

PROPOSAL 3

Release of each member of the Company’s board of directors from liability for the exercise of their duties during the financial year 2023

As is customary for companies organized under Dutch law, the Annual General Meeting will be asked to release each member of our board of directors in office during the financial year 2023 from liability with respect to the exercise of their respective duties during that year.

The scope of this release from liability extends to the exercise of the respective duties of our board members insofar as these are reflected in our Dutch statutory annual report over financial year 2023, our Dutch statutory annual accounts over the financial year 2023 or in our other public disclosures.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the release of each member of our board of directors from liability for the exercise of their duties during the financial year 2023.

PROPOSAL 4

Re-appointment of Mark Iwicki as non-executive director

The board of directors has made a binding nomination to re-appoint Mark Iwicki as non-executive director of the Company for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2026.

Mark Iwicki, age 57, has served as a non-executive director of our board of directors since June 2015. From June 2015 until July 2018, Mr. Iwicki served as the Chairperson of our board of directors. Mr. Iwicki currently serves as the Chairperson and Chief Executive Officer of Kala Pharmaceuticals, Inc., a pharmaceutical company, where he has been employed since April 2015. From February 2014 to November 2014 Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics. From December 2012 to January 2014, Mr. Iwicki served as President and Chief Executive Officer and director at Blend Therapeutics, Inc. From 2007 to June 2012, Mr. Iwicki served in several roles, including Chief Commercial Officer, President and Chief Operating Officer and Director and Chief Executive Officer at Sunovion Pharmaceuticals, Inc., formerly Sepracor, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Iwicki held executive positions, including Vice President and Business Unit Head, at Novartis Pharmaceuticals Corporation, a pharmaceutical company. Mr. Iwicki currently serves on the boards of directors of publicly held life science companies Akero Therapeutics, Inc. and Kala Pharmaceuticals, Inc. Within the past five years, he also served on the board of directors of the publicly held life science company Aimmune Therapeutics Inc. and Pulmatrix, Inc. Mr. Iwicki received a B.A. in business administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki is qualified to serve on our board of directors due to his leadership, commercial and business experience in the biotechnology industry and breadth of knowledge about our business, as well as his tenure as CEO and independent director in several publicly held life science companies.

VOTE REQUIRED

The proposal to re-appoint Mr. Iwicki as non-executive director is based on a binding nomination proposed by the board of directors. Consequently, Mr. Iwicki shall be re-appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the re-appointment of Mark Iwicki as non-executive director.

PROPOSAL 5

Re-appointment of Paolo Pucci as non-executive director

The board of directors has made a binding nomination to re-appoint Paolo Pucci as non-executive director of the Company for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2028.

Paolo Pucci, age 62, has served as a non-executive director of our board of directors since June 2020. Mr. Pucci served as the Chief Executive Officer of ArQule, Inc. (ArQule), a biopharmaceutical oncology company engaged in the research and development of targeted therapeutics, from June 2008 until its acquisition by Merck Inc. in January 2020. Prior to joining ArQule, Mr. Pucci worked at Bayer AG from 2001 to 2008, where he served in a number of leadership capacities including President of the Oncology & Global Specialty Medicines Business Units and was a member of the Bayer Pharmaceuticals Global Management Committee. Before Bayer, Mr. Pucci held positions of increasing responsibility with Eli Lilly and Company from July 1991 to April 2001, culminating with his appointment as Managing Director, Eli Lilly Sweden AB. Mr. Pucci earned an M.S. in economics and accounting from Università degli Study di Napoli Federico II and an M.B.A. in marketing and finance from the University of Chicago. Within the past five years, Mr. Pucci previously served on the boards of directors of Algeta ASA, until its acquisition by Bayer AG, and Dyax Inc., until its acquisition by Shire Plc (which was subsequently acquired by Takeda Pharmaceutical Company Ltd.), New Link Genetics Inc, ArQule Inc., until its acquisition by Merck Inc., and Trillium Therapeutics Inc., until its acquisition by Pfizer Inc. He currently serves on the boards of directors of publicly held life sciences companies West Pharmaceuticals Services, Inc., and Replimmune Group Inc. We believe that Mr. Pucci is qualified to serve on our board of directors due to his leadership, international business and biotechnology experience in large multinational pharmaceutical corporations as well as his tenure as CEO and independent director in several publicly held life science companies, and breadth of knowledge about our business.

VOTE REQUIRED

The proposal to re-appoint Mr. Pucci as non-executive director is based on a binding nomination proposed by the board of directors. Consequently, Mr. Pucci shall be re-appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the re-appointment of Paolo Pucci as non-executive director.

PROPOSAL 6

Appointment of Jason Haddock as non-executive director

The board of directors has made a binding nomination to appoint Jason Haddock as non-executive director of the Company for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2028.

Jason Haddock, age 54, has more than 20 years of financial and operational experience in the biopharmaceutical industry and currently serves as a board of director of PYC Therapeutics since May 2021 and formerly served on the board of directors of Codiak Biosciences from August 2020 to June 2023. Mr. Haddock also served as CFO at Archer Dx from May to August 2020 until it was acquired by Invitae Corporation. Prior to that, Mr. Haddock served as CFO of Array BioPharma, Inc., from 2016 to 2019, where he was responsible for execution of an oncology-focused research, development and commercialization strategy. Prior to that, from 2015 to 2016, he served as CFO and COO of BERG, an artificial intelligence-based analytics biopharma company, and from 2001to 2015, at Bristol-Myers Squibb in a variety of finance, strategic, commercial and business development capacities, including CFO and COO roles for business units in Asia Pacific, Europe and the United States. He holds a BS in accounting from Illinois State University and an Executive MBA from Washington University in St. Louis. We believe that Mr. Haddock is qualified to serve on our board of directors due to his leadership, international business and biotechnology experience as well as his operational, financial planning and accounting experience and expertise.

VOTE REQUIRED

The proposal to appoint Jason Haddock as non-executive director is based on a binding nomination proposed by the board of directors. Consequently, Jason Haddock shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the appointment of Jason Haddock as non-executive director.

OUR BOARD OF DIRECTORS

We currently have seven (7) directors on our board of directors, including one executive director, and six (6) non-executive directors. Our current executive director is Sven (Bill) Ante Lundberg, M.D., who has served on our board of directors since June 2019 and as an executive director since December 31, 2019. Our current non-executive directors are Mark Iwicki, who has served on our board of directors since June 2015, Len Kanavy, who has served on our board of directors since July 2018, Anand Mehra, M.D., who has served on our board of directors since August 2015, Paolo Pucci, who has served on our board of directors since June 2020, Victor Sandor, M.D.C.M., who has served on our board of directors since June 2019, and Maxine Gowen, Ph.D., who has served on our board of directors since May 2021. If Mr. Iwicki and Mr. Pucci are re-appointed and Mr. Haddock is appointed at the Annual General Meeting, the board of directors will consist of eight directors, consisting of one executive director and seven non-executive directors.

Each board member is appointed for an initial term of up to four years. A non-executive director may be re-appointed for one subsequent term of up to four years followed by up to two subsequent terms of up to two years. An executive director may serve for an unlimited number of consecutive terms of up to four years. The expiration of the current terms of the members of our board of directors and the period each member has served in that term are as follows:

Name	Year Current Term Began	Year Current Term Expires
Mark Iwicki	2020	2024
Len Kanavy	2022	2026
Sven (Bill) Ante Lundberg, M.D.	2023	2027
Anand Mehra, M.D.	2023	2025
Paolo Pucci	2020	2024
Victor Sandor, M.D.C.M.	2023	2027
Maxine Gowen, Ph.D.	2021	2025

Our articles of association provide that the number of executive and non-executive directors may only be determined by our board of directors. Our directors are appointed on the basis of a binding nomination prepared by our board of directors. Our general meeting of shareholders may overrule the binding nomination by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, in which case our board of directors shall be allowed to make a new binding nomination. Our directors may be dismissed only by a resolution at a general meeting of shareholders. Dismissal of a director by our general meeting of shareholders requires a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, unless the dismissal is proposed by the board of directors, in which case a simple majority of votes cast will suffice to pass the resolution.

There are no family relationships among any of our executive officers or directors.

Continuing Members of the Board of Directors

In addition to Mark Iwicki and Paolo Pucci, all of the persons whose names and biographies appear below are currently serving as our directors.

NON-EXECUTIVE DIRECTORS (TERM TO EXPIRE AT THE 2025 ANNUAL GENERAL MEETING)

The current members of the board of directors whose term will expire at the 2025 annual general meeting of shareholders and who will continue on the board of directors following the Annual General Meeting are as follows:

Name	Age	Served as a Director Since	Position(s) with Merus
Anand Mehra, M.D.	48	2015	Non-Executive Director
Maxine Gowen, Ph.D.	66	2021	Non-Executive Director

The principal occupations and business experience, for at least the past five years, of the continuing directors whose term will expire at the 2025 annual general meeting of shareholders are as follows:

ANAND MEHRA	Age 48

Anand Mehra, M.D. has served as a non-executive director since August 2015 and as Chairperson of our board of directors effective since June 2020. Dr. Mehra held various positions at Sofinnova Investments (f.k.a. Sofinnova Ventures) from 2007 to January 2020, most recently holding the position of a managing general partner, where he focused on working with entrepreneurs to build drug development companies. He led the firm’s investments in Vicept Therapeutics (acquired by Allergan), Aerie Pharmaceuticals, Inc., Aclaris Therapeutics, Inc. (Aclaris), and Spark Therapeutics. Prior to joining Sofinnova, Dr. Mehra worked in J.P. Morgan’s private equity and venture capital group and as a consultant at McKinsey & Company. He currently serves as a member of the board of directors of the publicly held life science company Aclaris. Within the past five years, he also served on the boards of directors of the publicly held life science companies Marinus Pharmaceuticals, Inc., Spark Therapeutics, Inc. and Aerie Pharmaceuticals. Dr. Mehra received a B.A. degree in political philosophy from the University of Virginia and an M.D. degree from Columbia University’s College of Physicians and Surgeons. We believe that Dr. Mehra’s extensive experience in the life science industry, his service on the board of directors of other publicly held life science companies and his extensive leadership experience qualify him to serve on our board of directors.

MAXINE GOWEN	Age 66

Maxine Gowen, Ph.D., has served as a non-executive director of our board of directors since May 2021. Dr. Gowen was the founding President and Chief Executive Officer of Trevena, Inc. (Trevena), from 2007 to October 2018. Prior to this position, Dr. Gowen held a variety of leadership roles at GlaxoSmithKline (GSK) over a period of 15 years. As Senior Vice President for the company’s Center of Excellence for Drug Discovery, she developed an innovative new approach to externalizing drug discovery. Dr. Gowen was previously President and Managing Partner at SR One, the venture capital subsidiary of GSK, where she led its investments in and served on the boards of directors of numerous companies. Dr. Gowen also previously served as Vice President, Drug Discovery, Musculoskeletal Diseases at GSK, where she was responsible for drug discovery and early development for osteoporosis, arthritis and metastatic bone disease. Dr. Gowen currently serves on the boards of directors of publicly held life science companies Aclaris, and Passage Bio, and served on the boards of directors of publicly held life science companies Aceragen, Inc., Akebia Therapeutics (Akebia), Idera Therapeutics, and Trevena. Dr. Gowen holds a B.Sc. in biochemistry from the University of Bristol, U.K., received a Ph.D. in cell biology from the University of Sheffield, U.K., and received an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Dr. Gowen is qualified to serve on our board of directors due to her leadership, experience in the biotechnology industry and in the field of clinical drug development, her scientific experience and her tenure as CEO and independent director at several publicly held life science companies

NON-EXECUTIVE DIRECTOR (TERM TO EXPIRE AT THE 2026 ANNUAL GENERAL MEETING)

The current member of the board of directors whose term will expire at the 2026 annual general meeting of shareholders and who will continue on the board of directors following the Annual General Meeting is as follows:

Name	Age	Served as a Director Since	Position(s) with Merus
Len Kanavy	63	2018	Non-Executive Director

The principal occupations and business experience, for at least the past five years, of the continuing director whose term will expire at the 2026 annual general meeting of shareholders are as follows:

LEN KANAVY	Age 63

Len Kanavy has served as a non-executive director of our board of directors since July 2018. Mr. Kanavy most recently served as Senior Vice President, Commercial Business Operations at Genentech, a biotechnology company, from September 2006 to September 2016, where he was responsible for strategic decisions for the U.S. commercial business, including product launches, valuation of business development opportunities, clinical development plan options and pricing. From 2014 to 2016, he was a board member of the Genentech Access to Care Foundation. Prior to joining Genentech, Mr. Kanavy was Vice President, Commercial Operations at Novartis Pharmaceuticals, where he led teams in business analytics, strategy, and product launches. Mr. Kanavy holds a B.S. in Business Administration and an M.B.A.

with a specialization in Finance from the University of Scranton. We believe that Mr. Kanavy is qualified to serve on our board of directors due to his leadership, business development and commercial experience in the biotechnology industry.

EXECUTIVE AND NON-EXECUTIVE DIRECTOR (TERM TO EXPIRE AT THE 2027 ANNUAL GENERAL MEETING)

The current members of the board of directors whose term will expire at the 2027 annual general meeting of shareholders and who will continue on the board of directors following the Annual General Meeting are as follows:

Name	Age	Served as a Director Since	Position(s) with Merus
Sven (Bill) Ante Lundberg, M.D.	60	2019	Executive Director
Victor Sandor, M.D.C.M.	57	2019	Non-Executive Director

The principal occupations and business experience, for at least the past five years, of the continuing directors whose term will expire at the 2027 annual general meeting of shareholders are as follows:

SVEN (BILL) ANTE LUNDBERG	Age 60

Bill Lundberg, M.D. served as a non-executive director of our board of directors from June 2019 to December 2019, and has served as an executive director since December 2019. Since December 2019, Dr. Lundberg has served as our President, Chief Executive Officer, and served as our Principal Financial Officer from December 2019 until June 2023. From January 2015 to February 2018, Dr. Lundberg was Chief Scientific Officer of CRISPR Therapeutics AG (CRISPR), a biotechnology company, where he was responsible for establishing and growing research and development in the United States and oversaw CRISPR’s first CRISPR-based product from inception to regulatory filing for clinical trials. From February 2011 to January 2015, Dr. Lundberg was Vice President and Head of Translational Medicine at Alexion Pharmaceuticals, Inc. (Alexion), where he oversaw research and development from discovery through early-stage development, and prior to that, he was Director and Chief Medical Officer of Taligen Therapeutics, Inc. (Taligen), a biotechnology company, which was acquired by Alexion in 2011. Prior to Taligen, he held roles of increasing responsibility in clinical drug development and medical affairs at Xanthus/Antisoma, Wyeth (now Pfizer), and Genzyme. Dr. Lundberg currently serves on the board of directors of the publicly traded life science company Vor Biopharma. Dr. Lundberg received an M.D. from Stanford University and M.B.A. from the University of Massachusetts. He completed post-doctoral training at the Whitehead Institute/M.I.T., and clinical training in Medicine and Medical Oncology from Harvard and the Dana-Farber Cancer Institute. We believe that Dr. Lundberg is qualified to serve on our board of directors due to his experience in the field of medicine, clinical drug development, scientific experience, leadership, business experience and breadth of knowledge about our business.

VICTOR SANDOR	Age 57

Victor Sandor, M.D.C.M. has served as a non-executive director of our board of directors since June 2019. From September 2014 to December 2019, Dr. Sandor was the Chief Medical Officer at Array BioPharma (Array), a pharmaceutical company, where he oversaw clinical development through regulatory approval of Braftovi® and Mektovi® for the treatment of BRAFV600E/K mutant melanoma and Braftovi for the treatment of BRAFV600E mutant colorectal cancer. Prior to joining Array, from February 2010 to September 2014, he was Senior Vice President for Global Clinical Development at Incyte Corporation (Incyte), a pharmaceutical company, where he oversaw clinical development through regulatory approval of Jakafi® for the treatment of myelofibrosis and polycythemia vera. Prior to joining Incyte, Dr. Sandor was Vice President and Chief Medical Officer for oncology at Biogen Idec and, prior to that held positions of increasing responsibility in oncology product development at AstraZeneca, where he played a lead role in the registration of Arimidex® (anastrozole) for adjuvant use and the development of early stage programs through proof-of-concept. Dr. Sandor received his M.D.C.M. from McGill University in Montreal, Canada, and completed his Fellowship in Medical Oncology at the National Institutes of Health in Bethesda, Maryland. He currently serves on the boards of directors of publicly held life sciences companies ADC Therapeutics, Istari Oncology, Prelude Therapeutics and Kymera Therapeutics. We believe that Dr. Sandor is qualified to serve on our board of directors due to his experience in the field of medicine, clinical drug development and scientific experience and breadth of knowledge about our business.

BOARD DIVERSITY MATRIX

Board Diversity Matrix (As of April 10, 2024)

Country of Principal Executive Offices	The Netherlands

Foreign Private Issuer	No

Disclosure Prohibited under Home Country Law	No

Total Number of Directors	7

	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	1	4	0	2

Part II: Demographic Background

Underrepresented Individual in Home Country Jurisdiction	1

LGBTQ+	0

Did Not Disclose Demographic Background	3

PROPOSAL 7

Articles Amendment A – Approval of the amendment of the Articles of Association to increase the authorized share capital to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares and authorization to implement such amendment

Our board of directors adopted a resolution to propose to the general meeting to amend the Company’s articles of association, by increasing our authorized share capital from the amount of EUR 12,150,000 and divided into 67,500,000 common shares and 67,500,000 preferred shares to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares (the “Share Capital Increase Amendment”). At the Annual General Meeting, our shareholders will be asked to approve the Share Capital Increase Amendment.

Under Dutch law, the number of shares that may be issued in the share capital of a public limited liability company is limited by such company’s authorized share capital as included in its articles of association. Our current authorized share capital, in the amount of EUR 12,150,000 and divided into 67,500,000 common shares and 67,500,000 preferred shares as included in articles 4.1 and 4.2 of our articles of association may limit our ability to obtain further equity investments as currently approximately 98 % of the common shares comprised in our authorized share capital has been issued or is reserved for future issuance.

The purpose of the Share Capital Increase Amendment is to increase our flexibility to expand our business and obtain equity investments in the future by allowing the Company to issue additional common shares in connection with acquisitions of other companies or technologies, future financings, joint ventures, stock splits, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s shareholders to approve an increase in the authorized share capital as contained in our articles of association each time such action is contemplated. From 2017 to 2024, the Company has issued shares, including at premiums of up to approximately 100% of the then trading price in conjunction with collaboration and license agreements, and has also issued share capital in follow-on offerings to use the net proceeds for advancing the clinical development of our product candidates, for preclinical research and technology development and for working capital and general corporate purposes. We expect the Share Capital Increase Amendment to serve similar purposes. The proposed Share Capital Increase Amendment only increases the maximum number of shares that may be issued under our articles of association and does not result in actual issuances of such shares. Except pursuant to our Open Market Sale AgreementSM, dated February 28, 2024, by and between the Company and Jefferies LLC, and employee and director incentive plans, we presently have no plan, commitment, arrangement, understanding or agreement regarding the issuance of our common shares. While it may be deemed to have potential anti-takeover effects, the Share Capital Increase Amendment is not prompted by any specific effort or takeover threat currently perceived by management. However, as discussed above, if the increase of the authorized share capital is approved by our shareholders, we may in the future issue additional common shares to pursue acquisition and joint venture opportunities and in connection with future financings, including for advancing the clinical development of our product candidates, potential commercialization of our product candidates, if approved, for preclinical research and technology development and for working capital and general corporate purposes.

Language of the Proposed Amendment

In connection with the Share Capital Increase Amendment, our board of directors proposed and we are therefore requesting our shareholders to resolve that articles 4.1 and 4.2 of our articles of association be amended to read as follows:

“4.1 The Company’s authorised share capital amounts to eighteen million nine hundred thousand euro (EUR 18,900,000).

4.2 The authorised share capital is divided into:

a. one hundred five million (105,000,000) common shares; and

b. one hundred five million (105,000,000) preferred shares,

each having a nominal value of nine eurocents (EUR 0.09).”

In Dutch:

“4.1 Het maatschappelijk kapitaal van de Vennootschap bedraagt achttien miljoen negenhonderdduizend euro (EUR 18.900.000).

4.2 Het maatschappelijk kapitaal is verdeeld in:

a. honderd en vijf miljoen (105.000.000) gewone aandelen; en

b. honderd en vijf miljoen (105.000.000) preferente aandelen,

elk met een nominaal bedrag van negen eurocent (EUR 0,09).”

A copy of the above proposal to amend our articles of association is available free of charge at our registered office in the Netherlands at Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands.

Effect of the Proposed Amendment

The approval and implementation of the Share Capital Increase Amendment will result in the increase of our authorized share capital from the amount of EUR 12,150,000 and divided into 67,500,000 common shares and 67,500,000 preferred shares to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares. If shareholders approve the Share Capital Increase Amendment, such resolution shall include the granting of authorization to each civil law notary, candidate civil law notary and lawyer working with NautaDutilh N.V., our Dutch legal counsel, to execute the Dutch notarial deed of amendment to our articles of association in order to implement such resolution.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶

The board of directors unanimously recommends a vote FOR the approval of the amendment of the Articles of Association to increase the authorized share capital as described above (including the authorization of NautaDutilh N.V. to effect such amendment as described above).

PROPOSAL 8

Articles Amendment B – Approval of the amendment of the Articles of Association to reflect Large Company Regime and authorization to implement such amendment

Our board of directors is proposing to the general meeting to amend the Company’s articles of association to reflect the Dutch large company regime (structuurregime) in our articles of association (the “Large Company Regime Adaptation”). At the Annual General Meeting, our shareholders will be asked to approve the Large Company Regime Adaptation.

The Company will become subject to the Dutch large company regime (structuurregime) by operation of Dutch law on July 28, 2024. The main consequences of the application of this large company regime include the following matters:

•	our executive directors will be appointed, and can be suspended or dismissed, by the group of non-executive directors;

•

our non-executive directors will be appointed by our general meeting based on a nomination to be prepared by the group of non-executive directors, taking into account recommendation rights for our general meeting and our works council;

•

for one third of our non-executive directors (rounded town to the nearest whole number), our works council will have a so-called enhanced right of recommendation, meaning that such a recommendation must be followed, unless our non-executive directors believe that the person so recommended would be unfit to serve or that the composition of the group of non-executive directors would become improper;

•	at least one non-executive director who was appointed based on the works council’s enhanced right of recommendation must serve on our compensation committee;

•

our general meeting will be able to reject nominees for appointment as non-executive directors by simple majority of votes cast, with these votes representing at least one-third of our issued share capital;

•

our general meeting will only be able to dismiss our non-executive directors as a collective, which will require a simple majority of votes cast, with these votes representing at least one-third of our issued share capital;

•	our board of directors will have to consist of at least three non-executive directors (which is presently already the case);

•	certain additional director qualification rules will apply to our non-executive directors; and

•	certain resolutions of our board of directors will be subject to the approval of the group of non-executive directors.

The purpose of the Large Company Regime Adaptation is mostly intended to reflect the regime that will become applicable to the Company by operation of Dutch law. In addition, as part of the Large Company Regime Adaptation, our articles of association will be updated to reflect (i) the potential replacement of the EURIBOR interest rate by the Euro short-term rate (€STR), (ii) revisions in Dutch law and (iii) pending legislation which – when enacted in its current form – would allow us to hold fully virtual general meetings. The Large Company Regime Adaptation will be effected on July 28, 2024.

Language of the Proposed Amendment

In connection with the Large Company Regime Adaptation, our board of directors proposed and we are therefore requesting our shareholders to resolve that our articles of association be amended.

The text of these proposed amendments, marked with the proposed changes (additions underscored and deletions ~~struck through~~), is attached as Annex A to this Proxy Statement.

A copy of the above proposal to amend our articles of association is available free of charge at our registered office in the Netherlands at Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands.

Effect of the Proposed Amendment

The approval and implementation of the Large Company Regime Adaptation will ensure that our articles of association will continue to reflect Dutch law as it will become applicable to us on July 28, 2024, such resolution shall include the granting of authorization to each civil law notary, candidate civil law notary and lawyer working with NautaDutilh N.V., our Dutch legal counsel, to execute the Dutch notarial deed of amendment to our articles of association in order to implement such resolution.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶

The board of directors unanimously recommends a vote FOR the approval of an amendment of our Articles of Association to reflect the large company regime (and other minor updates) as described above (including the authorization of NautaDutilh N.V. to effect such amendment as described above).

PROPOSAL 9

Granting authorization to the Company’s board of directors to acquire shares (or depository receipts for such shares) in the Company’s capital

The board of directors has been authorized, for a period ending on November 26, 2024, to resolve for the Company to acquire fully paid-up shares in the Company’s capital (or depository receipts for such shares) by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price per share which is higher than nil and no higher than 110% of the average closing price of the Company’s common shares on the Nasdaq Global Market (“Nasdaq”) (such average closing price being calculated over the five trading days preceding the date the acquisition is agreed upon by the Company), up to 10% of the Company’s issued share capital.

It is now proposed to renew the authorization of the board of directors, for a period of 18 months following the date of the Annual General Meeting, to resolve for the Company to acquire fully paid-up shares in the Company’s capital (or depository receipts for such shares) by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price per share which is higher than nil and no higher than 110% of the average closing price of the Company’s common shares on the Nasdaq (such average closing price being calculated over the five trading days preceding the date the acquisition is agreed upon by the Company), up to 10% of the Company’s issued share capital (determined as at the close of business on the date of the Annual General Meeting). If this proposal is passed, the proposed authorization shall replace the existing authorization referred to in the previous paragraph.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the granting authorization to acquire shares (or depository receipts for such shares) in the Company’s capital.

PROPOSAL 10

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our shareholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their support of our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the Company’s shareholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual General Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

We believe that our compensation programs and policies for the year ended December 31, 2023 are worthy of shareholder support because they were an effective incentive for the achievement of our business goals, were well-designed to attract and retain highly qualified executives, and aligned with shareholder interest.

This vote is merely advisory and will not be binding upon us, our board of directors or our compensation committee, nor will it create or imply any change in the duties of us, our board of directors or our compensation committee. The compensation committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The board of directors values constructive dialogue on executive compensation and other significant governance topics with our shareholders and encourages all shareholders to vote their shares on this important matter.

At our 2022 annual general meeting of shareholders held on May 31, 2022, our shareholders recommended, on an advisory basis, that the shareholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our board of directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual General Meeting) is expected to occur at our 2025 annual general meeting of shareholders.

VOTE REQUIRED

This proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 11

Approval of the amendment of the Company’s Non-Executive Director Compensation Program (“NED Program”) to allow the board of directors to determine the number of common shares that may be awarded to a non-executive director for initial and annual awards under the NED Program to more closely align with the 50th percentile of the Company’s peer group.

Pursuant to, and subject to the terms of, the Company’s NED Program, upon a non-executive director’s initial appointment to our board of directors, a director receives an option to purchase the number of common shares of the Company having an aggregate grant date fair value as set forth in the NED Program, which for 2023 was $493,538 (“Initial Award”), which value is determined using a Black-Scholes option pricing model and the valuation assumptions used by the Company in accounting for options as of such date; provided, that the fair market value of the common shares of the Company used in such calculation is based on the average trading price of the common shares of the Company over the preceding thirty day period. If a director has served on our board (including as an observer) for at least six months, and will continue to serve as a non-executive director immediately following any annual general meeting of shareholders, the director is granted an option to purchase the number of common shares of the Company having an aggregate grant date fair value as set forth in the NED Program, which for 2023 was $246,769 (“Annual Award”) which value is determined using a Black-Scholes option pricing model and the same assumptions described above. The aggregate grant date fair value of each Initial Award and Annual Award under the NED Program shall, subject to approval by the board of directors, increase on the first day of each calendar year by an amount of up to 5% of the grant date fair value applicable to Initial Awards and Annual Awards in effect as of the end of the immediately preceding calendar year.

The Company wishes to amend the terms of the NED Program by removing the fixed limitations on the number of Initial Awards and Annual Awards set out above and, instead, allowing our board of directors to evaluate annually and, if deemed necessary, revise the amount of Initial Awards and Annual Awards under the NED Program such that the Company’s compensation practices for its non-executive directors continue to more closely align with the 50th percentile of our peer group (as selected by our board of directors). The proposed change to the NED Program would permit the Company to issue options that ensure its compensation packages remain competitive irrespective of share price.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶

The board of directors unanimously recommends a vote FOR the approval of the amendment of the NED Program to allow the board of directors to determine the number of common shares that may be awarded to a non-executive director for initial and annual awards under the NED Program to more closely align with the 50th percentile of the Company’s peer group.

PROPOSAL 12

Approval of the amendment and restatement of the Company’s 2016 Incentive Award Plan (the “2016 Plan”) to extend the term of the 2016 Plan to December 31, 2031, which includes a corresponding extension to the annual “evergreen” feature from and including January 1, 2026 to January 1, 2029, along with other minor amendments updated for best practices

Overview

We are requesting shareholders approve the amendment and restatement of the Merus N.V. 2016 Incentive Award Plan, or the “2016 Plan”, to extend the term of the 2016 Plan to December 31, 2031, which includes a corresponding extension to the annual “evergreen” feature.

The board of directors approved the amendment and restatement of the 2016 Plan on March 27, 2024, subject to and effective upon shareholder approval at the Annual General Meeting. The 2016 Plan, as amended and restated if this Proposal 12 is approved, is described in more detail below. If this Proposal 12 is not approved by our shareholders, the amendment and restatement of the 2016 Plan will not become effective, and the 2016 Plan will remain in effect in accordance with its present terms. However, we may need to consider alternative compensation structures to achieve the objectives for which the 2016 Plan was designed.

The 2016 Plan is currently scheduled to expire in 2026. The purpose of the amendment and restatement is to permit the Company to continue using the 2016 Plan to achieve the Company’s performance, recruiting, retention and incentive goals. We believe that the continued use of the 2016 Plan is essential to our success. Providing long-term incentive compensation opportunities in the form of equity awards aligns the interests of the Company’s employees, directors and consultants with the long-term interests of our shareholders, linking compensation to Company performance. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.

Accordingly, the board of directors believes that approval of the amendment and restatement of the 2016 Plan is in the best interests of the Company, and the board of directors recommends that shareholders vote for approval of this Proposal 12.

Shares Available under the 2016 Plan

The total number of shares reserved for issuance under the 2016 Plan before giving effect to the amendment and restatement equals the sum of (i) 1,277,778 shares, and (ii) an annual increase on the first day of each calendar year beginning January 1, 2017 and ending on and including January 1, 2026, equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the board of directors. Pursuant to the annual increase in shares, an aggregate of 10,345,902 shares have been added to the 2016 Plan since 2017.

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2016 Plan as of March 12, 2024. The closing price of our common shares on the Nasdaq Global Market on that date was $45.95 per share.

Shares subject to outstanding options (1)	7,331,979
Shares subject to outstanding restricted stock units (2)	20,000
Shares available for issuance pursuant to future awards (3)	461,304

(1)	As of March 12, 2024, options outstanding under the 2016 Plan had a weighted average per share exercise price of $20.21 and a weighted average remaining term of 1.2 years.

(2)	As of March 12, 2024, the weighted average remaining vesting term for restricted stock units was 0.8 years.

(3)

This number does not include the number of shares that may be added to the 2016 Plan pursuant to the annual “evergreen” feature that permits an automatic annual increase in the number of shares available for issuance under the 2016 Plan.

If this Proposal 12 is approved, the amendment and restatement of the 2016 Plan will extend the evergreen feature through January 1, 2029, which we expect to result in an aggregate of approximately 8,100,000 shares being added to the 2016 Plan through the remaining term based on our current outstanding shares.

2016 Plan Contains Equity Compensation Best Practices

The 2016 Plan contains a number of provisions that we believe reflect a broad range of compensation and governance best practices. These include:

•

Continued broad-based eligibility for equity awards. We grant equity awards to a large number of our employees and all of our non-employee directors. By doing so, we link employee and director interests with shareholder interests throughout the organization and motivate these individuals to act as owners of the business.

•

No repricing of awards without shareholder approval. Other than in connection with certain corporate transactions, we may not reduce the exercise price of an option or stock appreciation rights, or SAR, or cancel an option or SAR in exchange for cash, another award under the 2016 Plan or an option or SAR with an exercise price that is less than the exercise price of the original option or SAR, unless such action is approved by the shareholders.

•	No single-trigger vesting of awards. The 2016 Plan does not have a single-trigger accelerated vesting provision for a change in control.

•	No automatic grants. The 2016 Plan does not provide for automatic grants to any individual.

•	No tax gross-ups. The 2016 Plan does not provide for any tax gross-ups.

Summary of the 2016 Plan

This section summarizes certain principal features of the 2016 Plan, as amended and restated subject to shareholder approval. The summary is qualified in its entirety by reference to the complete text of the amended and restated 2016 Plan, which is attached to this Proxy Statement as Annex B.

Eligibility and Administration

Our employees, consultants, board members, and employees and consultants of our subsidiaries, if any, are eligible to receive awards under the 2016 Plan. As of March 25, 2024, approximately 250 employees, 6 non-employee directors and approximately 3 consultants were eligible to receive awards under the 2016 Plan. The 2016 Plan is administered by our compensation committee, although the board of directors may exercise any powers and responsibilities assigned to the compensation committee at any time. The board of directors may also delegate its duties and responsibilities under the 2016 Plan to one or more committees of the board of directors and/or officers, subject to the limitations imposed under the 2016 Plan, our Articles of Association and applicable laws. The actual administrator of the 2016 Plan is referred to as the “plan administrator” in this Proposal. The plan administrator has the authority to take all actions and make all determinations under the 2016 Plan, to interpret the 2016 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2016 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2016 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2016 Plan. Notwithstanding the foregoing, all actions taken by the board of directors under the 2016 Plan shall be subject to the conditions and limitations set forth in the rules of procedures for the board of directors.

Shares Available for Awards

If the amendment and restatement of the 2016 Plan is approved, the number of shares reserved for issuance under the 2016 Plan will be equal to 1,277,778 shares. Additionally, the number of shares available for issuance under the 2016 Plan will be increased on January 1 of each calendar year until and including 2029 by an amount equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the board of directors. No more than 1,277,778 shares may be issued under the 2016 Plan upon the exercise of incentive stock options. Shares issued under the 2016 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the 2016 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the 2016 Plan.

Awards

The 2016 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, stock appreciation rights, or SARs, restricted stock, dividend equivalents, restricted stock units, or RSUs, and other stock or cash based awards. Certain awards under the 2016 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2016 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

•

Stock Options and SARs. Stock options provide for the purchase of common shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. Unless otherwise determined by the plan administrator, the exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders).

•

Restricted Stock and RSUs. Restricted stock is an award of nontransferable common shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver common shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on common shares prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted stock and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2016 Plan.

•

Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested common shares and other awards valued wholly or partially by referring to, or otherwise based on, common shares or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2016 Plan may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Certain Transactions

In connection with any spin-off, change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the

2016 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2016 Plan and replacing or terminating awards under the 2016 Plan. In addition, in the event of certain non-reciprocal transactions with our shareholders, the plan administrator will make equitable adjustments to the 2016 Plan and outstanding awards as it deems appropriate to reflect the transaction.

Plan Amendment, Term and Termination

Our board of directors may amend or terminate the 2016 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2016 Plan, may materially and adversely affect an award outstanding under the 2016 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with our Articles of Association or applicable laws.

The 2016 Plan will remain in effect until December 31, 2031, unless earlier terminated by the board. No awards may be granted under the 2016 Plan after its termination.

No Repricings without Shareholder Approval

The plan administrator cannot, without the approval of our shareholders, amend any outstanding stock option or SAR to reduce its price per share or cancel any outstanding stock option or SAR in exchange for cash or another award under the 2016 Plan with an exercise price per share that is less than the exercise price per share of the original stock option or SAR.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are employed outside the Netherlands or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to the company’s Policy for Recovery of Erroneously Awarded Compensation and any other company claw-back, recoupment or forfeiture policy. Except as the plan administrator may determine or provide in an award agreement, awards under the 2016 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2016 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2016 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, common shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Interests of Certain Persons in the Amendment and Restatement of the 2016 Plan

In considering the recommendation of the Board with respect to the approval of the amendment and restatement of the 2016 Plan, shareholders should be aware that, as discussed above, non-employee directors and executive officers are eligible to receive awards under the amended and restated 2016 Plan. The board of directors recognizes that approval of this proposal may benefit our non-employee directors and executive officers and their successors.

Federal Income Tax Consequences

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2016 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-Qualified Options. The grant of a non-qualified option under the 2016 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant or exercise of an ISO under the 2016 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.

Stock Appreciation Rights. The grant of a SAR under the 2016 Plan is not expected to result in any federal income tax consequences to either the participant or the Company. Generally, upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the participant realized as ordinary income.

Restricted Stock. A participant generally will not have taxable income on the grant of restricted stock under the 2016 Plan, nor will the Company then be entitled to a deduction,

unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price for the restricted stock.

Restricted Stock Units. A participant generally will not realize taxable income at the time of the grant of RSUs under the 2016 Plan, and the Company will not be entitled to a deduction at that time. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Awards. If a participant receives a stock award under the 2016 Plan in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Dividend Equivalents. A participant generally will not realize taxable income at the time of the grant of dividend equivalents under the 2016 Plan, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified options and SARs if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2016 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A to the extent the awards granted under the 2016 Plan are not exempt from Section 409A. However, if the 2016 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

Limitations on the Company’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million.

Plan Benefits

Other than with respect to awards that will be made automatically under our NED Program as described in the footnote to the New Plan Benefits Table below, the benefits or amounts that may be received or allocated to participants under the 2016 Plan are subject to the discretion of the compensation committee or the board of directors and are not currently determinable. The following table sets forth, with respect to the individuals and groups identified therein, the option awards to be granted under our NED Program. Such awards will be granted irrespective of whether the amendment and restatement of the 2016 Plan is approved by the shareholders.

New Plan Benefits

Merus N.V. 2016 Incentive Award Plan
Name and Position	Dollar Value ($)	Number of Shares Subject to Options (#)
Named Executive Officers:
Sven (Bill) Ante Lundberg, M.D., President and Chief Executive Officer	—	—
Hui Liu, Ph.D., Chief Business Officer and Head of Merus US	—	—
Peter Silverman, J.D., Chief Operating Officer and General Counsel	—	—
Andrew Joe, Chief Medical Officer	—	—
Gregory Perry, Chief Financial Officer	—	—
All Current Executive Officers as a Group (4 persons)	—	—
All Current Non-Executive Directors as a Group (6 persons)	—	44,850	(1)
All Current Non-Executive Officer Employees as a group (229 persons)	—	—

(1)

The number of shares represents annual option awards for our non-employee directors to be granted under our NED Program. Under the current NED Program, not accounting for Proposal 11, each current non-employee director will be eligible to receive an annual option grant on the date of the Annual General Meeting, or as soon as practicable thereafter, having an aggregate grant date fair value of $259,107. The actual number of shares subject to the option awards to be granted to our non-employee directors will be determined using the Black-Scholes option pricing model and the valuation assumptions used by the Company in accounting for options as of such date; provided, that the fair market value of the common shares of the Company used in such calculation is based on the average trading price of the common shares of the Company over the preceding thirty day period. The number of shares shown in the table for these awards are estimated amounts and were calculated based on the Black-Scholes option pricing model described above and using the closing price of our common shares on the Nasdaq Global Market of $45.95 on March 12, 2024. For additional information regarding the annual option awards for our non-employee directors, see the section of this Proxy Statement entitled “Director Compensation”.

Additional Prior Award Information

The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to options and restricted stock units that have been granted to such individuals and groups under the 2016 Plan through March 12, 2024:

Name and Position	Shares Subject to Options (1)	Shares Subject to Restricted Stock Units (1)
Named Executive Officers
Sven (Bill) Ante Lundberg, M.D., President and Chief Executive Officer	1,474,917	0
Hui Liu, Ph.D., Chief Business Officer and Head of Merus US	552,655	32,932
Peter Silverman, J.D., Chief Operating Officer and General Counsel	428,114	0
Andrew Joe, Chief Medical Officer	369,000	0
Gregory Perry, Chief Financial Officer	454,826	0
All Current Executive Officers as a Group (4 persons)	2,726,857	0
All Current Non-Executive Directors as a Group (6 persons)	391,275	0
Director Nominees:
Mark Iwicki	64,902	0
Paolo Pucci	54,400	0
Jason Haddock	0	0
Each associate of any such directors, executive officers or nominees	0	0
Each other person who received or is to receive 5 percent of such options, warrants or rights	0	0
All Non-Executive Officer Employees as a Group (331 persons)	4,690,706	15,000

(1)

Share numbers shown do not take into account shares subject to awards that have been cancelled, forfeited or expired unexercised. The closing price per common share on the Nasdaq Global Select Market on March 12, 2024 was $45.95.

VOTE REQUIRED

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

▶	The board of directors unanimously recommends a vote FOR the approval of an amendment and restatement of the 2016 Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed the Company’s audited financial statements for the financial year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The audit committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the audit committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In addition, the audit committee discussed with the independent registered public accounting firm its independence from the Company. The audit committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the financial year ended December 31, 2023.

Paolo Pucci (Chair)

Maxine Gowen, Ph.D.

Anand Mehra, M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of KPMG Accountants N.V., our independent registered public accounting firm, billed to us for each of the last two financial years for audit services and billed to us in each of the last two financial years for other services:

Fee Category	2023	2022
Audit Fees	$1,406,730	$1,289,012
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$1,406,730	$1,289,012

AUDIT FEES

Audit fees for the financial years 2023 and 2022 consist of fees billed for the audit of our annual consolidated financial statements for our Dutch statutory annual report, which includes the Company’s annual accounts prepared under Dutch law, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements. Audit fees for the financial year 2023 also included the provision of audit services associated with the Company’s follow-on offering in August 2023, and audit services associated with the Company’s “at the market” equity offering program. Audit fees for the financial year 2022 also included the provision of audit services associated with the Company’s “at the market” equity offering program in June and August 2022.

AUDIT-RELATED FEES

There were no such fees incurred in 2023 or 2022.

TAX FEES

There were no such fees incurred in 2023 or 2022.

ALL OTHER FEES

There were no such fees incurred in 2023 or 2022.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Pursuant to the charter of the audit committee, the audit committee pre-approves audit and non-audit services, provided that de minimis non-audit services may instead be approved in accordance with the available exceptions under the rules of the SEC. The audit committee delegated its authority to pre-approve services to the Chairperson of the audit committee on September 19, 2017, and the Chairperson must present any such approvals to the full audit committee at the next audit committee meeting.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Sven (Bill) Ante Lundberg, M.D.(1)	60	President, Chief Executive Officer
Peter B. Silverman, J.D. (2)	46	Chief Operating Officer and General Counsel
Andrew Joe (3)	58	Chief Medical Officer
Greg D. Perry (4)	63	Chief Financial Officer & Principal Financial Officer

[1]	See biography on page 18 of this proxy statement.

2   Peter B. Silverman, J.D. has served the Company since 2014, first as outside counsel, as Chief Operating Officer since January 2023, as Head of Utrecht from April 2020 to January 1, 2023, as General Counsel since February 2018 and Chief Intellectual Property Officer and Head of US Legal from February 2017. His responsibilities include management of the Company’s legal and intellectual property, company operations, information technology, facilities and human resource matters, and management and operations of the headquarters in Utrecht. Prior to joining the Company, Mr. Silverman was a Partner at Kirkland & Ellis LLP, where he represented numerous life sciences companies concerning an array of legal matters and technologies. Previously, Mr. Silverman was an associate at Kaye Scholer LLP (now Arnold & Porter Kaye Scholer LLP), and prior to that Mr. Silverman also served as judicial law clerk to U.S. District Court Judge Anne E. Thompson of the District of New Jersey. He holds a J.D. from Fordham University School of Law, graduating magna cum laude and Order of the Coif. He is admitted to practice law in New York. Mr. Silverman also holds a B.A. in biology from the University of Rochester.

3   Andrew Joe, M.D., has served as our Chief Medical Officer since July 2020. His responsibilities include overseeing clinical and regulatory strategy and activities at Merus. He brings over 20 years of experience in clinical drug development and translational research within industry and academic medicine. Dr. Joe served as Vice President, Oncology Department at Sanofi from 2018 to 2020, where he most recently led the immuno-oncology program, which included co-development of LIBTAYO® (cemiplimab-rwlc) with Regeneron in skin, lung and other cancers. Previously, he served as Executive Medical Director, Global Clinical Development, Oncology at Merck Sharp & Dohme Corp., from 2015 to 2018, where he led the KEYTRUDA® (pembrolizumab) New Indications Development Team in obtaining the first tumor/histology-agnostic drug approval in Microsatellite Instability-High (MSI-H) cancer, and the first immune-oncology drug approval in a gynecological malignancy (cervical cancer). Dr. Joe also played key roles at Novartis in the global approval of Zykadia® (ceritinib) in ALK-positive lung cancer and at Roche in the global approval of ZELBORAF® (vemurafenib) in BRAF-mutant metastatic melanoma. Dr. Joe is an Assistant Professor of Medicine at Columbia University Irving Medical Center. He received B.S. degrees in chemistry and biology from the Massachusetts Institute of Technology and an M.D. from the

Mount Sinai School of Medicine.

4   Greg D. Perry, served as a non-executive director of our board of directors from May 2016 and Vice Chairman of our board of directors from August 2018 until starting his position as our Chief Financial Officer (CFO) in June 2023. His CFO responsibilities include serving as the Principal Financial Officer and overseeing the finance and quality functions of our organization. From May 2018 until his retirement in April 2022, Mr. Perry served as the Chief Financial Officer at Finch Therapeutics Group. Mr. Perry served as the Chief Financial and Administrative Officer of Novelion Therapeutics Inc. from November 2016 to December 2017. Prior to Novelion, Mr. Perry was Chief Financial Officer of Aegerion Pharmaceuticals Inc. from July 2015 until its merger with Novelion in November 2016. He has also served as CFO of several additional biotechnology companies, and earlier in his career he held various financial leadership roles within ImmunoGen, Domantis Ltd., Transkaryotic Therapeutics, Honeywell and General Electric. Mr. Perry currently serves on the board of directors of Kala Pharmaceuticals. Mr. Perry received a B.A. in Economics and Political Science from Amherst College.

CORPORATE GOVERNANCE

GENERAL

Our board of directors has adopted, among other policies, board rules, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics, an Anti-Corruption Policy and charters for our nomination and corporate governance committee, audit committee, and compensation committee to assist the board of directors in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our board rules in the “Corporate Governance” section, under “Governance Documents” of the “Investors & Media” page of our website located at www.merus.nl.

BOARD COMPOSITION

Our board of directors currently consists of seven members: Sven (Bill) Ante Lundberg, M.D., Maxine Gowen, Ph.D., Mark Iwicki, Len Kanavy, Anand Mehra, M.D., Paolo Pucci and Victor Sandor, M.D.C.M. On March 27, 2024, our board of directors nominated Mr. Iwicki for re-appointment at the Annual General Meeting as non-executive director for a term ending immediately after the annual general meeting of shareholders to be held in 2026, and Mr. Pucci for re-appointment at the Annual General Meeting as non-executive director for a term ending immediately after the annual general meeting of shareholders to be held in 2028. Each board member is appointed for an initial term of up to four years. A non-executive director may be re-appointed for one subsequent term of up to four years followed by up to two subsequent terms of up to two years. An executive director may serve for an unlimited number of terms of up to four years. Our articles of association provide that the number of executive and non-executive directors may only be determined by our board of directors. Our directors are appointed on the basis of a binding nomination prepared by our board of directors. Our general meeting of shareholders may overrule the binding nomination by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, in which case our board of directors shall be allowed to make a new binding nomination. Our directors may be dismissed only by a resolution at a general meeting of shareholders. Dismissal of a director by our general meeting of shareholders requires a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, unless the dismissal is proposed by the board of directors, in which latter case a simple majority of votes cast will suffice to pass the resolution.

DIRECTOR INDEPENDENCE

All of our directors and director nominee, other than Sven (Bill) Ante Lundberg, M.D., qualify as “independent” in accordance with Nasdaq listing requirements. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Dr. Lundberg is not independent because he is the President and Chief Executive Officer of our Company. The board of directors previously determined that Mr. Perry qualified as an independent director prior to his resignation on June 14, 2023, in connection with his appointment as our Chief Financial Officer.

DIRECTOR CANDIDATES

The nomination and corporate governance committee is responsible for drawing up selection criteria and appointment procedures for the directors. In searching for qualified director candidates for appointment to the board of directors and filling vacancies on the board of directors, the nomination and corporate governance committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The nomination and corporate governance committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. Once potential candidates are identified, the nomination and corporate governance committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the nomination and corporate governance committee for candidates for appointment as a director. Jason Haddock, a nominee for appointment to our board of directors, was recommended as a potential candidate to serve on our board of directors by a director of the Company.

In evaluating the suitability of individual candidates (both new candidates and current board members), the nomination and corporate governance committee, in recommending candidates for appointment, and the board of directors, in approving (and, in the case of vacancies, appointing), may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; experience relevant to an international company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, ethnicity, and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The board of directors evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the long-term success and sustainability of the business and further the interests of our stakeholders, including shareholders, through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-appointment, the nomination and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors.

Shareholders may recommend individuals to our nomination and corporate governance committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to our nomination and corporate governance committee, c/o Company Secretary, Merus N.V., Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM SHAREHOLDERS

The board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Our Secretary and General Counsel are primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as they consider appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Company Secretary or General Counsel and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Shareholders who wish to send communications on any topic to the board of directors should address such communications to the board of directors in writing: c/o Company Secretary, Merus N.V., Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our board is comprised of individuals with extensive experience within the biotechnology and pharmaceutical industries. Our board rules provide that the Chairperson and the Vice Chairperson of the Board must each be a non-executive director. Our executive director is charged primarily with the Company’s day-to-day business and operations and the implementation of the Company’s strategy. Our non-executive directors are charged primarily with the supervision of the performance of the duties of our board of directors. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Risk assessment and oversight are an integral part of our governance and management processes.

Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including with respect to business continuity risks such as risks relating to market volatility, and our audit committee is charged with overseeing the responsibilities of our board of directors with respect to the application of information and communication technology by the Company, including risks relating to cybersecurity. Throughout 2023, the board of directors met on five occasions wherein they reviewed the corporate strategy, enterprise risk management, evaluated impact on operations and supervised the Company enacting risk mitigation planning, business continuity planning, emergency succession planning, the volatility of biopharmaceutical companies’ stock as a result of disruptions and extreme volatility in the global economy, including rising inflation and interest rates, declines in economic growth, the conflict between Russia and Ukraine and additional measures related to protecting the health and safety of employees. The audit committee also periodically reviews our policies and procedures for investments in view of the prevailing market conditions as well as reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including our related person transaction policy, and recommends any changes to our board of directors, and in accordance with our related person transaction policy and the Nasdaq rules, our audit committee conducts appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis. Our compensation committee is charged with submitting clear and understandable proposals to our board of directors concerning changes to our compensation policies. The board of directors does not believe that its role in the oversight of our risks adversely affects the board of directors’ leadership.

ANNUAL BOARD EVALUATION

Our board rules require an annual assessment of the board of directors and its committees and the nomination and corporate governance committee charter requires the nomination and corporate governance committee to oversee such annual assessment.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and others temporarily assigned to perform work or services for us. We have posted a current copy of the

Code of Business Conduct and Ethics on our website, www.merus.nl. Our board of directors is responsible for administering the Code of Business Conduct and Ethics. The board of directors is allowed to amend, alter or terminate the Code of Business Conduct and Ethics. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

ANTI-HEDGING POLICY

Our board of directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other shareholders.

CLAWBACK POLICY

We believe in maintaining best practices for our executive compensation program. We have adopted a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of Nasdaq. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were five meetings of the board of directors during the financial year ended December 31, 2023. During the financial year ended December 31, 2023, each director attended at least 75% of the aggregate of all meetings of the board of directors and meetings of the committees on which the director served during the period in which he served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual General Meeting; however, due to the location of our Annual General Meetings in the Netherlands, the residence of some of our directors in the United States and the fact that regular board meetings do not take place at or around the time of the annual general meetings of shareholders, we do not require directors to attend annual general meetings of shareholders. One of our then-serving directors attended our 2023 Annual General Meeting held on May 26, 2023.

COMMITTEES OF THE BOARD

Our board of directors has established an audit committee, compensation committee, and nomination and corporate governance committee, each of which operates under a written charter that has been approved by our board of directors and that are available in the Investors & Media section of our website at www.merus.nl. All of the members of each of these committees are independent as defined under the Nasdaq rules. Our board of directors has determined that Paolo Pucci, Maxine Gowen, Ph.D. and Anand Mehra, M.D. meet the independence requirements of Rule 10A-3 under Exchange Act for participation on the audit committee. All members of the compensation committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the nomination and corporate governance committee are independent under the Nasdaq rules.

The members of each of the audit, compensation, nomination and corporate governance committees and the committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nomination and Corporate Governance
Mark Iwicki		Chair	X
Len Kanavy		X	X
Sven (Bill) Lundberg, M.D.
Anand Mehra, M.D.	X		Chair
Paolo Pucci	Chair	X
Victor Sandor, M.D.C.M.
Maxine Gowen, Ph.D..	X

AUDIT COMMITTEE

Our audit committee’s responsibilities include:

•

overseeing the responsibilities of the board of directors with respect to: our relationship with, and compliance with recommendations and follow-up of comments made by, our internal auditor, independent auditor, and, if relevant, other parties involved in the audit of the company’s sustainability reporting; our funding, the application of information and communication technology by us, including risks relating to cybersecurity, operation of our Code of Business Conduct and Ethics and other internal policies, and our tax policy;

•	preparing our internal audit plan in consultation with and for approval by the board of directors;

•	reviewing and discussing our independent auditor’s audit plan with our internal auditor and independent auditor;

•	issuing recommendations concerning the appointment and the dismissal of the senior internal auditor and reviewing and discussing the performance of the internal auditor;

•

reviewing and discussing our internal audit results, including with the internal auditor and the independent auditor, including: (i) any material weaknesses, significant deficiencies or other deficiencies in our internal controls, (ii) any findings and observations with a material impact on our risk profile; and (iii) any failings in the follow-up of recommendations made previously;

•

at least annually, reviewing and discussing with our independent auditor the scope and materiality of the independent auditor’s audit plan and the principal risks of our financial reporting and sustainability reporting identified by the independent auditor in the audit plan and the findings and outcome of our independent auditor’s audit of our financial statements and our management letter;

•	determining whether and, if so, how our independent auditor should be involved in the content and publication of financial reports other than our financial statements;

•

reviewing and discussing the effectiveness of the design and operation of our internal controls over financial reporting with the board of directors, including (i) any identified material failings in the internal controls; and (ii) any material changes made to, and any material improvements planned for, the internal controls;

•

taking, or recommending that the board of directors take, appropriate action to oversee the independence of our independent auditor, including obtaining and reviewing a formal statement from the independent auditor delineating all relationships between the auditor and us, including written disclosures and the letter from the independent auditor required by the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and actively engaging in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor;

•	advising the board of directors regarding nominating for appointment or reappointment the independent auditor and preparing the selection of the independent auditor for such purpose;

•

recommending the compensation for further approval by our board of directors, retention for further approval by our board of directors and oversight of the independent auditor to audit our financial statements, to prepare or issue an audit report, or to perform other audit, review or attest services, including the scope of the audit, the materiality standard to be applied, resolution of disagreements between management and the independent auditor regarding financial and sustainability reporting, and causing us, without further action by our board of directors, to pay the compensation of our independent auditor as approved by the audit committee, and, when necessary, recommending the termination of the engagement of the independent auditor to our board of directors;

•

reviewing and discussing with our management and the independent auditor our audited financial statements, including the matters required to be discussed by applicable PCAOB standards and SEC rules, and receiving and considering the reports and other communications required to be made by the independent auditor;

•	requesting the independent auditor to provide relevant information about any inspections of the firm by the PCAOB;

•	considering whether it will recommend to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K;

•	preparing an annual committee report for inclusion where necessary in our proxy statement relating to our annual general meeting of shareholders;

•

directing the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by us of such information and to discuss promptly with the audit committee and our principal financial officer any matters identified in connection with the independent auditor’s review of interim financial information, which are required to be discussed by applicable auditing standards, and directing management to advise the audit committee in the event that we propose to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information;

•

establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•

periodically reviewing our policies and procedures for reviewing and approving or ratifying related person transactions (defined as transactions required to be disclosed pursuant to Item 404 of Regulations S-K), including our Related Person Transaction Policy, and recommending any changes to the board of directors, and in accordance with our Related Person Transaction Policy and the Nasdaq rules, conducting appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis;

•

engagement of such independent legal, accounting and other advisors as the audit committee deems necessary or appropriate to carry out its responsibilities, including causing us, without further action by the board of directors, to pay the compensation of such advisors as approved by the audit committee; and causing us to pay, without further action by the board of directors, the ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties; and

•

conducting or authorizing investigations into any matters within the scope of the audit committee’s responsibilities as it shall deem appropriate, including the authority to request any of our officers, employees or advisors to meet with the audit committee or any advisors engaged by the audit committee.

The members of the audit committee are Paolo Pucci, Maxine Gowen, Ph.D. and Anand Mehra, M.D. Mr. Pucci serves as the Chairperson of the committee. The members of our audit committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our board of directors has determined that Mr. Pucci is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The audit committee meets as often as one or more members of the audit committee deem necessary, but in any event, meets at least four times per year. The audit committee meets at least once per year with our independent accountant, without our management being present. The audit committee met five times in 2023.

COMPENSATION COMMITTEE

Our compensation committee is responsible for assisting the board of directors in the discharge of its responsibilities relating to the compensation of our senior management, including our executive officers. In fulfilling its purpose, our compensation committee has the following principal duties:

•	submitting clear and understandable proposals to the board of directors concerning changes to our compensation policy;

•

submitting proposals to the board of directors concerning the compensation of individual directors and our Chief Executive Officer and senior management, including our executive officers at least covering: the compensation structure; the amount of the fixed and variable compensation components; the applicable performance criteria, if any; the scenario analyses that have been carried out; the pay ratios within our group; and with respect to a director, the relevant director’s views with regard to the amount and structure of his or her own compensation;

•	preparing of our compensation report for the board of directors;

•

reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) included in our proxy statement and considering whether it will recommend to the board of directors that the CD&A be included in the proxy statement; and

•	preparing the annual compensation committee report pursuant to the rules of the Exchange Act.

The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities, including being directly responsible for the appointment, oversight and compensation of such consultant, counsel or advisor and the ability to cause us, without further action by the board of directors, to pay the compensation of such consultant, counsel or advisor as approved by the compensation committee, provided, however, that in retaining or obtaining the advice of such consultant, counsel or advisor, other than in-house legal counsel, the compensation committee shall take into consideration the factors affecting independence required by applicable SEC rules and Nasdaq rules. The compensation committee also has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of us to meet with the compensation committee or any advisors engaged by the compensation committee. During 2023, the compensation committee engaged Pearl Meyer & Partners, LLC, and Latham & Watkins LLP as external advisors. The compensation committee reviewed compensation assessments provided by Pearl Meyer comparing our compensation to that of a group of peer companies within our industry and met with Pearl Meyer to discuss compensation of our executive officers and management team and to receive input and advice. The compensation committee reviewed legal matters addressed by Latham & Watkins LLP related to the form of compensation of our executive officers, management team members and the employment contracts associated with these officers, employees, and our past and current executive directors, receiving their input and advice. The compensation committee has considered the independence of their advisors, and found them to be so according to the adviser independence factors required under SEC rules as they relate to (i) additional services, (ii) total fees as a percentage of total revenue, (iii) conflict of interest policies, (iv) business or personal relationships with members of the compensation committee, (v) stock ownership by compensation advisors, and (vi) business or personal relationships with executives of the company.

The members of our compensation committee are Mark Iwicki, Len Kanavy and Paolo Pucci. Mr. Iwicki serves as the Chairperson of the compensation committee.

The compensation committee met five times during 2023.

NOMINATION AND CORPORATE GOVERNANCE COMMITTEE

Our nomination and corporate governance committee’s responsibilities include:

•	drawing up selection criteria and appointment procedures for the directors;

•	reviewing the size and composition of the board of directors and submitting proposals for the composition profile of the board of directors;

•	reviewing the functioning of individual directors and reporting on such review to the board of directors;

•	overseeing the process on annual self-evaluation of the board of directors to determine whether it and its committees are functioning effectively;

•	drawing up a plan for the succession of directors;

•

working with our Chief Executive Officer to evaluate our succession plans for our Chief Executive Officer and other executive officers, including an emergency succession plan for our Chief Executive Officer;

•	submitting proposals for the appointment or reappointment of directors;

•	supervising the policy of the board of directors regarding the selection criteria and appointment procedures for our senior management;

•

reviewing the Company’s practices, goals and risk management regarding sustainability, climate-related, environmental, social and governance matters, and the Company’s public reporting concerning such matters; and

•

conducting or authorizing investigations into any matters within the scope of its the responsibilities as it shall deem appropriate, including the authority to request any of our officers, employees or advisors to meet with the nomination and corporate governance committee or any advisors engaged by the nomination and corporate governance committee.

The members of our nomination and corporate governance committee are Anand Mehra, M.D., Mark Iwicki and Len Kanavy. Dr. Mehra serves as the Chairperson of the nomination and corporate governance committee.

The members of the nomination and corporate governance committee met three times during 2023.

COMPENSATION DISCUSSION AND ANALYSIS

GENERAL

In this CD&A, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2023, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2023 and the material factors considered in making those decisions. In 2023, our “named executive officers” and their positions were as follows:

•	Sven (Bill) Ante Lundberg, M.D., President, Chief Executive Officer;

•	Hui Liu, Ph.D., Chief Business Officer, Head of Merus US;

•	Peter B. Silverman, J.D., Chief Operating Officer and General Counsel;

•	Andrew Joe, Chief Medical Officer; and

•	Greg D. Perry, Chief Financial Officer and Principal Financial Officer.

EXECUTIVE SUMMARY

2023 Performance Highlights and Pay for Performance

Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2023 was aligned with the Company’s performance during 2023. Highlights of that performance include:

•	Advancement of the Company’s clinical development pipeline, which included:

○

achieving significant enrollment in the phase 2 trial investigating monotherapy petosemtamab in previously treated head and neck squamous cell carcinoma (HNSCC), presenting at the American Association of Clinical Research 2023 on this cohort, obtaining of Fast Track Designation (FTD) for the treatment of patients with recurrent or metastatic HNSCC, achieving initiation of and significant enrollment in petosemtamab monotherapy at the 1100 or 1500 mg dose levels in previously treated HNSCC, as well as initiation and significant enrollment in the phase 2 investigation of petosemtamab in combination with pembrolizumab as front-line therapy for HNSCC;

○

achieving significant enrollment in the eNRGy trial to support a potential registration path for zenocutuzumab in patients with NRG1 fusion (“NRG1+”) cancer, presenting at the European Society of Medical

Oncology (ESMO) 2023, obtaining Breakthrough Therapy Designation (BTD) for zenocutuzumab (Zeno) for the treatment of patients with advanced unresectable or metastatic NRG1+ non-small cell lung cancer (NSCLC), following progression with prior systemic therapy, and BTD for the treatment of patients with NRG1+ pancreatic cancer, following progression with prior systemic therapy or in patients who have no satisfactory alternative treatment options; and

○	achieving significant enrollment in the Phase 2 trial investigating MCLA-129 in solid tumors, including in combination with Osimertinib in mutant NSCLC, presenting at ESMO Asia 2023.

•	Advancement of the Company’s pre-clinical development pipeline, which included:

○

developing multiple internal, wholly-owned programs planned for potential candidate nomination in 2024, including the development of new capabilities and modalities for the generation of preclinical multispecific antibodies;

○

through the Company’s collaborations, achieving a candidate nomination milestone under the terms of the collaboration and license agreement between Merus and Incyte (“Incyte Collaboration”), with two assets entering the clinic in 2023, and multiple programs in various stages of preclinical development under the Incyte Collaboration, and three active programs under the collaboration and license agreement (the “Lilly Collaboration Agreement”) with Eli Lilly and Company, an Indiana corporation (“Eli Lilly”); and

○	significant advancement in the Company’s intellectual property portfolio with over 20 new issuances covering the Company’s preclinical and clinical candidates and platform technologies.

•	Execution of Commercial Strategy

○	Establishing a high-level commercial strategy for petosemtamab and MCLA-129; and

○	Performing disease state awareness campaigns and brand preparation activities for zenocutuzumab in NRG1+ cancer, while exploring potential collaborations and license opportunities.

•	Execution of the Company’s general and administrative goals including:

○

Effectively managed the organization, achieving the Company’s hiring plan and development and maturation of a variety of functions, including clinical operations, information technology, human resources, medical affairs, and regulatory; and

○

maintenance of financial discipline and strong balance sheet, including use of an Open Market Sale Agreement (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) executed in 2021, under which Jefferies acted as the sales agent to sell common shares pursuant to an “at-the-market” offering in 2023, and successfully completing a public offering of common shares, resulting in aggregate net proceeds from fiscal year 2023 of more than $200 million during a period of significant market volatility.

In order to align pay with performance, a significant portion of our NEOs’ compensation is delivered in the form of equity awards and annual cash incentives, which are variable compensation elements tied to our actual performance.

2023 Compensation Highlights

Consistent with our compensation philosophy, key compensation decisions for 2023 included the following:

•

Base Salaries. The 2023 base salaries for our NEOs were increased in order to position base salaries at or near the median of market, based on the market analysis of our independent compensation consultant, as described further below.

•

Annual Cash Incentives. For 2023, target annual cash incentive opportunities remained level and were aligned at or near the median of the market. Our compensation committee selected performance goals for our performance-based annual bonus program that were intended to promote our business plan and short-term goals, including with respect to advancement of our clinical and preclinical development pipeline, business development and commercial preparedness goals, and general and administrative goals, as described in more detail below. In light of our achievement of each of the corporate performance goals for 2023, the compensation committee determined we achieved 110% of target performance for the corporate performance objectives of our annual bonus plan. With respect to individual performance for each of our NEOs, other than our CEO who did not have an individual performance component under the annual bonus plan for 2023, the NEOs out-performed their individual performance goals for 2023.

•

Equity-Based Long Term Incentives. In 2023, we granted equity-based compensation in the form of options. We believe that options effectively align the interests of our executives with those of our shareholders by directly linking compensation to the value of our common shares. Options require an increase in shareholder value in order for our NEOs to realize any value.

Our employees are key to achieving our goals and our compensation programs are specifically designed to attract, retain and reward our critical talent, and provide a strong link between pay and performance. We target the 50th percentile of the peer group, with variations as appropriate based on a unique combination of factors such as experience, performance, tenure, and criticality of role, among other relevant factors, with actual compensation received designed to reflect the combination of corporate and individual performance.

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide significant perquisites.
✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Do not provide any compensation-related tax gross-ups.
✓	Engage an independent compensation consultant to advise our compensation committee.	X	Do not reprice our option awards and our equity incentive plan expressly forbids repricing or exchanging underwater options for cash, other awards or options with an exercise price per share that is less than the exercise price of the original option without shareholder approval.
✓	Require double trigger for change in control benefits such that no severance payment or equity acceleration occurs solely as a result of a change in control event.	X	Do not include single-trigger acceleration of unvested options.
✓	Maintain an independent compensation committee.	X	Do not permit our directors, officers and employees to engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other shareholders.
✓	Maintain a claw back policy consistent with Section 10D of the Exchange Act of 1934, as amended, Rule 10D-1	X	Do not sponsor any defined benefit pension plans or supplemental retirement plans specifically for executives.

At our 2023 annual general meeting of shareholders, our shareholders voted to approve on a non-binding advisory basis, the compensation of our NEOs with the support of greater than 98% of the votes cast. Given the level of support received from our shareholders and the compensation committee’s assessment that our programs continue to effectively support our business objectives, we did not make any material changes to our executive compensation program as a result of this vote. The compensation committee will review the outcome of future say-on-pay votes as part of its decision making for our executive compensation programs.

DETERMINING EXECUTIVE COMPENSATION

Role of Compensation Consultant

Under its charter, our compensation committee has the authority to engage the services of a consulting firm to assist the compensation committee in fulfilling its duties. During 2023, our compensation committee retained Pearl Meyer as an independent compensation consultant to provide executive compensation advisory services. The compensation committee has evaluated Pearl Meyer’s independence pursuant to the requirements of Nasdaq and SEC rules and has determined that Pearl Meyer does not have any conflicts of interest in advising the compensation committee. Pearl Meyer did not provide any other services to the Company in 2023 for which the amount of fees exceeded $120,000.

Use of Market Data

In designing pay programs and setting pay levels, our compensation committee reviews market data from comparable biotechnology companies. There are two primary sources of information: public peer company disclosures and published market compensation survey data. The survey data is used to obtain a general understanding of current compensation practices and not as a basis from which to justify or provide a framework for compensation decisions. Our independent outside compensation consultant assists in determining the peer group companies and provides all relevant peer group compensation data. Separately, we participate in and purchase access to Aon Radford’s Global Compensation Database, which our compensation committee may use as a supplemental data point. Our compensation committee uses the market data to help structure a competitive executive compensation program and make individual compensation decisions based on comparable positions at companies with which we compete for talent. While our compensation committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

In September 2022, our compensation committee approved two peer groups for use in setting target pay opportunities for 2023. The U.S. peer group served as the primary frame of reference and the companies were selected to be comparable to Merus in terms of industry, valuation, stage, and size. In consultation with Pearl Meyer, our compensation committee selected the peer group generally using the following criteria:

•	Industry: biotechnology or pharmaceuticals;
•	Valuation: $300M - $3.0B market capitalization;
•	Stage: clinical phase 2 or 3;
•	Size: 50 – 500 employees; and
•	Operating expense: <$400M.

Preference was given, where possible, to companies focused on oncology in phase 2 or 3. The resulting peer group, which we refer to as the 2022 U.S. Peer Group consisted of the following companies:

Arcturus Therapeutics Holdings Inc.	EQRx, Inc.	iTeos Therapeutics, Inc.	Replimune Group, Inc.
Arcus Biosciences, Inc.	Erasca, Inc.	Kura Oncology, Inc.	Revolution Medicines, Inc.
Celldex Therapeutics, Inc.	ImmunoGen, Inc.	Mersana Therapeutics, Inc.	Scholar Roch Holdings Corp.
Crinetics Pharmaceuticals, Inc.	Inhibrx, Inc.	NGM Biopharmaceuticals, Inc.	Syndax Pharmaceuticals, Inc.
Day One Biopharmaceuticals, Inc.	Iovance Biotherapeutics, Inc.	REGENXBIO Inc.	Zymeworks Inc.

In order to understand the pay practices of comparable European biotech companies, or those with substantial operations in both Europe and the U.S., our compensation committee also approved a secondary peer group to be used for reference. This peer group, which we refer to as the 2022 European Peer Group was selected based on the same set of criteria used to select the 2022 U.S. Peer Group companies, except that in certain instances Pearl Meyer relaxed the ranges to ensure a sufficient sample size given the limited number of companies from Europe reporting compensation information. The 2022 European Peer Group consisted of the following companies:

Adaptimmune Therapeutics plc	COMPASS Pathways plc	Immunocore Holdings plc	Valneva SE
ADC Therapeutics SA	Exscientia plc	Molecular Partners AG	Zealand Pharma A/S
Affimed N.V.	Formycon AG	Silence Therapeutics plc
Bicycle Therapeutics plc	Immatics N.V.	uniQure N.V.

Subsequently, in September 2023, our compensation committee updated the peer groups to reflect our progress and profile. In consultation with Pearl Meyer our compensation committee updated the U.S. peer group generally using the following criteria:

•	Industry: biotechnology or pharmaceuticals;
•	Valuation: $300M - $3.0B market capitalization, on a trailing 6-months average basis;
•	Stage: clinical-stage;
•	Size: 50 – 500 employees at the last fiscal year end; and
•	<$400M in trailing 12 months operating expense.

Preference was given, where possible, to companies in phase 2 or 3 and/or those focused on oncology. As a result, our compensation committee determined to make the following changes on the basis of either valuation, stage or size:

•	Removals: EQRX, Inc., ImmunoGen, Inc., iTeos Therapeutics, Inc., Mersana Therapeutics, Inc., NGM Biopharmaceuticals, Inc.,
•	Additions: Cogent Biosciences Inc., IDEAYA Biosciences, Inc., Morphic Holdings, Inc., and Zentalis Pharmaceuticals, Inc.

The resulting peer group, which we refer to as the 2023 U.S. Peer Group consisted of the following companies:

Arcturus Therapeutics Holdings Inc.	Day One Biopharmaceuticals, Inc.	Kura Oncology, Inc.	Scholar Rock Holding Corporation
Arcus Biosciences, Inc.	Erasca, Inc.	Morphic Holdings, Inc.	Syndax Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	IDEAYA Biosciences, Inc.	REGENXBIO Inc.
Zentalis Pharmaceuticals, Inc.
Cogent Biosciences Inc.	Inhibrx, Inc.	Replimune Group, Inc.
Crinetics Pharmaceuticals, Inc.	Iovance Biotherapeutics, Inc.	Revolution Medicines, Inc.	Zymeworks Inc.

Given the lack of meaningful peer group of European biotech companies, the compensation committee in consultation with our compensation advisor elected not to use a European peer group in 2023 for purposes of establishing 2024 compensation levels.

ELEMENTS OF COMPENSATION

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;

•	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives;

•

Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of options during 2023, aligns executives’ interests with our shareholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs, our 401(k) plan for those in the US, and our retirement pension scheme for those in the Netherlands, in each case, on the same basis as our other employees. Merus US, Inc. has also entered into employment agreements with each of our NEOs, which provide for severance payments and benefits upon certain terminations without cause or resignation for good reason. Our compensation committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. Each of these elements of compensation for 2023 is described further below.

Base Salaries

We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s level of responsibility and performance. We annually review market data for base salaries with Pearl Meyer, the compensation committee’s independent compensation consultant, and adjust base salaries periodically based on several factors, including changes in market data, individual performance and experience, or changes in responsibilities.

In February 2023, the board of directors, based on the recommendation of the compensation committee, approved increases to the base salaries of Dr. Lundberg, Dr. Liu, Mr. Silverman and Dr. Joe to $650,000, $437,750, $495,000, and $473,800 respectively, effective as of January 1, 2023. The 2023 base salary increases were provided based on a number of factors considered by the compensation committee, including individual performance, and competitive positioning of these executives with the 50th percentile of our U.S. peer group companies for similar positions. Mr. Perry’s base salary was set at $470,000 in connection with his appointment as Chief Financial Officer in June 2023.

Annual Performance-Based Incentive Plan

We maintain an annual performance-based incentive plan pursuant to which we may grant our employees, including our named executive officers, incentive cash bonuses based upon corporate and individual performance. We generally pay annual cash bonuses based upon the achievement of set corporate level and personal goals for the period. Achievement of the targets is measured following year-end and the actual bonus amounts paid to our named executive officers are determined by our board of directors, based on the recommendation of the compensation committee.

Each named executive officer has an annual target bonus that is expressed as a percentage of base salary. The 2023 target bonus amount for each named executive officer, expressed as a percentage of base salary, was 55% for Dr. Lundberg and 40% for each of our other NEOs.

At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate and individual goals and objectives for the year. The corporate objectives for our 2023 performance-based incentive plan accounted for 100% of the bonus opportunity for Dr. Lundberg, and 70% of the bonus opportunity for our other NEOs and generally related to factors such as the advancement of lead pre-clinical and clinical candidates, identification and execution of preparatory commercial development and business development activities, and achievement of certain general and administrative goals. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of corporate goals for each year. There is no bonus earned for a particular corporate performance goal if performance is below 40% of target performance and achievements under the corporate performance goals are capped at 200% of target performance. Individual objectives are established annually and, in 2023, accounted for 0% of Dr. Lundberg and 30% of each of our other NEO’s bonus opportunity.

For each NEO other than Dr. Lundberg, the individual component of the bonus award for 2023 was based on the achievement of individual objectives related to the NEO’s area of responsibility within our company; however, the board of directors retains discretion to increase or decrease annual bonus achievement levels based on a subjective assessment of the NEO’s overall performance of his duties. There is no bonus earned for the individual performance goals if performance is below 40% of target performance and achievements under the individual performance goals are capped at 200% of target performance for each NEO.

Based on the maximum achievement levels under the corporate performance objectives and the relative individual performance weighting for each NEO, each NEO is eligible for a maximum performance bonus equal to 200% of each NEO’s respective target bonus.

All final bonus payments to our NEOs are determined by our board of directors, based upon the recommendation of our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the board of directors.

2023 Corporate Performance Objectives and Achievement Levels

The 2023 corporate performance objectives were aggressive and set at challenging levels such that the attainment of target performance was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The compensation committee believes that each of these goals is strongly aligned to the creation of long-term value for our shareholders and our other stakeholders.

The table below provides additional details regarding our 2023 corporate performance objectives, including a description of such objectives, the relative weighting, and the board of director’s assessment of our actual performance against these objectives:

Objective	Weighting	Actual Performance	Performance Achievement Level	Weighted Performance
Clinical Development- Advancing each of our clinical assets.	45%	The Company achieved substantial advancement of its clinical development pipeline, including: • Advancement of the development of MCLA-158, supporting a planned disclosure at a medical conference in the first half of 2023; • Significant enrollment in the eNRGy trial to support a potential registration path for zenocutuzumab in patients with NRG1+ cancer in NSCLC and pancreatic cancer, and a clinical presentation in the second half of 2023; and • Significant enrollment for each MCLA-129 cohort, a clinical presentation at a medical conference in the second half of 2023 for three or more cohorts.	122%	55%

Pre-Clinical Development, Discovery and preclinical research advancement to candidate nomination for internal and collaboration programs; advancement of the Company’s Multiclonics® platforms with new innovations enhancing multispecific antibody generation.	15%	The Company achieved advancement of its pre-clinical development pipeline including: • Development of multiple internal, wholly-owned programs planned for future potential candidate nomination; • Development of new modalities and methods for the generation of multispecific antibodies;	100%	15%

Objective	Weighting	Actual Performance	Performance Achievement Level	Weighted Performance

•  Advancement of multiple programs through the Company’s collaborations, including achieving a candidate nomination milestone under the terms of the Incyte Collaboration, with two assets entering the clinic in 2023; and

•  Three active programs under the Lilly Collaboration Agreement with Eli Lilly.

Business development and commercial preparation goals	30%

The Company made substantial advancement in the preparation of its business development and commercial preparation goals, including:

•  Building operations and infrastructure for a commercial department in preparation for late stage clinical development and potential approval;

•  Establishing a high-level commercial strategy for petosemtamab and MCLA-129;

•  Performing disease state awareness campaign and brand preparation activities for zenocutuzumab in NRG1+ cancer, while exploring potential collaborations and license opportunities; and

•  Advancing business development activities, including engaging with multiple potential partners on matters

			67%	20%

Objective	Weighting	Actual Performance	Performance Achievement Level	Weighted Performance
		relating to the Company’s clinical assets as well as its platform technologies.

General and administrative goals.	10%

The Company achieved its general and administrative goals including,

•  Effectively managed the organization, achieving the Company’s hiring plan including development and maturation of a variety of functions, including clinical operations, information technology, human resources, medical affairs, regulatory;

•  Maintenance of financial discipline and strong balance sheet, including use of the Sales Agreement with Jefferies executed in 2021, under which Jefferies acted as the sales agent to sell common stock by an “at-the-market” offering in 2023, and successfully completing a public offering of common shares, resulting in an aggregate net proceeds from fiscal 2023 of more than $200 million during a period of significant market volatility; and

•  Advancement in the Company’s intellectual property portfolio with over twenty issuances covering the Company’s preclinical and clinical candidates and platform technologies.

			200%	20%

TOTAL:	100%

2023 Individual Performance Goals and Achievement Levels

The table below provides additional details regarding the individual performance goals for our NEOs for 2023, including a description of such goals, the relative weighting, and the board of director’s assessment of the NEO’s actual performance against these goals:

NEO	Objective and Weighting	Actual Performance and Performance Achievement Level	Weighted Performance
Hui Liu

Advance business development activities, including engaging with multiple potential partners on matters relating to the Company’s clinical assets as well as its platform technologies. (55%)

Overseeing alliances of Company collaboration, supporting financial planning and analysis, and corporate reporting, and continued growth in the organization. (10%)

Provide leadership to Merus US, Inc. and US office integrating new hires and organizational growth/complexity while maintaining culture. (15%)

Through the above goals, provide leadership, strategic insight and planning, judgment and excellent negotiation to execute on common goals while generating consensus and solution-oriented alignment. (20%)

		115%	34.5%
Andrew Joe	Achieve significant advancement in the development of zenocutuzumab in a potentially registrational-directed study; presentation at a scientific conference; obtaining regulatory milestones, including BTDs in NRG1+ NSCLC and pancreatic cancer; significant progress on petosemtamab to support next stage of development; disclosure at a scientific conference; significant progress on MCLA-129 to support next stage of development, and disclosure at a scientific conference. (75%) Development organization, including regulatory, biometric, clinical	115%	34.5%

NEO	Objective and Weighting	Actual Performance and Performance Achievement Level	Weighted Performance

pharmacology, bioanalytical sciences and medical affairs function, and having effective governance meetings. (15%)

Leading department across functions with excellent planning, organization and team dynamics, including leadership and mentorship of the product development teams. (10%)

Peter Silverman

Enhance compliance consistent with market cap and maturity of clinical pipeline, provision of cross departmental support across general and administrative functions for execution of established objectives and support for the advancement of the clinical and preclinical pipeline and technology enhancement, including through intellectual property capture. (25%).

Ensure that appropriate systems and processes are maintained to protect assets and maintain effective control of operations, being finance-ready throughout the year. (25%)

Meet key objectives for departments within reporting line, as tied to the corporate goals, including enrollment across clinical programs, executing on information technology projects, and protection against cybersecurity threats while maintaining an adequate internal control environment, and meeting the company’s needs on legal, contracting, compliance and intellectual property demands. (25%)

Provide leadership and vision to company objectives and strategic planning, facilitating cross-functional teams to enhance enterprise value, improve execution, competitive advantage and manage risk, and implementing and updating applicable board policies and policies for board consideration. (25%)

		175%	52.5%

NEO	Objective and Weighting	Actual Performance and Performance Achievement Level	Weighted Performance
Greg Perry	Ensure that financial reporting, internal controls and compliance and quality metrics are effective and at a high standard, being finance-ready throughout the year. (25%) Developing strategic analyses and planning for value creation events on short, middle and long term. (25%) Provide leadership and vision to company objectives for finance accounting, financial planning and quality teams, improve execution, competitive advantage and manage risk. (50%)	115%	34.5%

2023 Annual Incentive Compensation Determination

NEO	Base Salary	Target Bonus (as % of Base Salary)	Corporate Performance Weighting	Corporate Performance Achievement	Individual Performance Weighting	Individual Performance Achievement	2023 Incentive Compensation Plan Award
Bill Lundberg*	$650,000	55%	100%	110%	0%	(discretionary addition) 10%	$429,000
Hui Liu	$437,750	40%	70%	110%	30%	115%	$195,237
Andrew Joe	$473,800	40%	70%	110%	30%	115%	$211,315
Peter Silverman	$495,000	40%	70%	110%	30%	175%	$256,410
Greg Perry**	$470,000	40%	70%	110%	30%	115%	$122,208

*While Dr. Lundberg did not have a pre-established individual performance metric for his 2023 annual bonus, the Board awarded him a discretionary 10% bonus for exceptional performance in execution and maintenance of a strong balance sheet, and outperformance against industry peers.

**Mr. Perry’s bonus was applied with a proration factor of 58.3% to reflect his partial year of employment with the Company.

The amounts paid to our named executive officers under our performance-based incentive compensation plan for 2023 are set forth below in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Plan

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our shareholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to our NEOs.

Our compensation committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our shareholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. We grant options to our named executive officers as the long-term incentive component of their compensation. Our options have an exercise price at least equal to the fair market value of a common share on the date of grant and typically vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and in 36 substantially equal monthly installments thereafter, subject to the holder’s continued employment with us and potential accelerated vesting in certain circumstances as described below under “Employment Agreements.” However the compensation committee may grant different equity awards or awards with different vesting schedules from time to time.

During 2023, the named executive officers were granted equity awards as set forth in the following table. See the Outstanding Equity Awards at 2023 Financial Year End table below for additional information on these awards.

Named Executive Officer	Number of Shares subject to 2023 Options		Number of Shares subject to 2023 RSUs
Sven (Bill) Ante Lundberg, M.D.	380,000		—
Hui Liu, Ph.D.	104,000		5,000
Peter Silverman, J.D.	124,000		—
Andrew Joe, M.D.	104,000		—
Gregory Perry	372,924	(1)	—

(1) Mr. Perry was also granted an option to purchase 14,414 common shares in June 2023 under our NED Program.

Retirement, Health, Welfare and Additional Benefits

We maintain a 401(k) retirement savings plan for employees of Merus US, Inc. employed in the United States who satisfy certain eligibility requirements. Our named executive officers in the United States are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match 50% of contributions made by participants in the 401(k) plan up to 3% of the employee’s contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

For our employees employed in the Netherlands, we offer a retirement pension scheme for employees as of 21 years old. At the day that the employee retires, the employee receives a monthly pension for life. We use the career average pay plan. Under this plan the employee will accrue pension benefits based on the employee’s salary minus the AOW offset, which for 2023 was €16,322. The AOW pension is a basic state pension provided by the Dutch government to people who have reached AOW pension age. AOW is short for Algemene Ouderdomswet, the National Old Age Pensions Act. The employee accrues 1.875% of this base amount each year. The employee can accrue pension benefits up to a maximum salary amount of €114,866 per year. The employee pays 3% contribution on the employee’s pension based salary. If an employee dies before the employee’s retirement date, leaving behind a partner and/or child(ren), the partner will receive a partners pension, ANW gap pension, and the child(ren) will receive an orphans’ benefit. Our costs for this benefit depend on the price and the interest rates and varies each year due to variable return correction.

Our named executive officers are eligible to participate in our employee benefit plans and programs, including health and welfare plans, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans and programs.

During 2023 we provided a housing allowance to Dr. Lundberg and Mr. Silverman in the amount of $25,627 for Dr. Lundberg and $23,071 for Mr. Silverman to cover costs associated with housing in the Netherlands, which amounts are reflected in the “All Other Compensation” column of the 2023 Summary Compensation Table below. We did not provide any other perquisites to our named executive officers in 2023.

Employment Agreements

Merus US, Inc. has entered into employment agreements with each of our named executive officers, which provide for severance payments and benefits upon certain terminations without cause or resignation for good reason. Our compensation committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under the employment agreements are designed to be competitive with market practices. A description of these agreements is provided below. For information on the estimated payments and benefits that our NEOs would have been eligible to receive upon certain terminations of employment as of December 31, 2023, see “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Dr. Lundberg

In December 2019, Merus US, Inc. entered into an employment agreement with Dr. Lundberg.

If Dr. Lundberg’s employment is terminated by Merus US, Inc. without cause or due to Dr. Lundberg’s resignation for good reason, then subject to his executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Lundberg will be entitled to receive (i) base salary continuation payments for 12 months; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months.

If Dr. Lundberg’s employment is terminated by Merus US, Inc. without cause or due to Dr. Lundberg’s resignation for good reason, in either case, within 12 months following a change in control, then subject to his executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Lundberg will be entitled to receive, in lieu of the severance payments and benefits described above, (i) a lump sum payment equal to 1.5 times the sum of his base salary and target annual bonus; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 18 months; and (iv) accelerated vesting of any portion of his time-based equity awards that is unvested as of the date of such termination.

The proprietary information agreement and the release of claims contain restrictive covenants which restrict Dr. Lundberg’s ability to compete with the Company for a period of 12 months following his termination of employment or solicit the Company’s employees, consultants, independent contractors, customers or suppliers for a period of 12 months following termination, subject to Merus US, Inc.’s obligation to pay Dr. Lundberg 50% of his highest annualized base salary for the two year period prior to his termination (or the severance described above) if Merus US, Inc. decides to enforce the non-competition restriction.

Employment Agreement with Dr. Liu

In February 2023, Dr. Liu entered into a new employment agreement with Merus US, Inc., superseding his prior employment agreement with Merus B.V., pursuant to which, if Dr. Liu’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Liu will be entitled to receive (i) base salary continuation payments for 12 months; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months.

If Dr. Liu’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, in either case, within 12 months following a change in control, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Liu will be entitled to receive, in lieu of the severance payments described above, (i) a lump sum payment equal to one times the sum of his base salary and target annual bonus; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months; and

(iv) accelerated vesting of any portion of his time-based equity awards that is unvested as of the date of such termination.

The proprietary information agreement and the release of claims contain restrictive covenants which restrict Dr. Liu’s ability to compete with the Company for a period of 12 months following his termination of employment or solicit the Company’s employees, consultants, independent contractors, customers or suppliers for a period of 12 months following termination, subject to Merus US, Inc.’s obligation to pay Dr. Liu 50% of his highest annualized base salary for the two year period prior to his termination (or the severance described above) if Merus US, Inc. decides to enforce the non-competition restriction.

Employment Agreement with Mr. Silverman

In January 2023, Merus US, Inc. entered into an employment agreement with Mr. Silverman replacing his employment agreement with Merus N.V., pursuant to which, if Mr. Silverman’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Mr. Silverman will be entitled to receive (i) base salary continuation payments for 12 months; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months.

If Mr. Silverman’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, in either case, within 12 months following a change in control, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Mr. Silverman will be entitled to receive, in lieu of the severance payments described above, (i) a lump sum payment equal to one times his base salary and target annual bonus (and not less than 40% of his base salary); (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months; and (iv) accelerated vesting of any portion of his time-based equity awards that is unvested as of the date of such termination.

The proprietary information agreement and the release of claims contain restrictive covenants which, subject to certain professional responsibility rules, restrict Mr. Silverman’s ability to compete with the Company for a period of 12 months following his termination of employment or solicit the Company’s employees, consultants, independent contractors, customers or suppliers for a period of 12 months following termination, subject to Merus US, Inc.’s obligation to pay Mr. Silverman 50% of his highest annualized base salary for the two year period prior to his termination (or the severance described above) if Merus US, Inc. decides to enforce the non-competition restriction.

Employment Agreement with Dr. Joe

In July 2020, Dr. Joe entered into an employment agreement with Merus US, Inc., pursuant to which, if Dr. Joe’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Joe will be entitled to receive (i) base salary continuation payments for 12 months; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months.

If Dr. Joe’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, in either case, within 12 months following a change in control, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Dr. Joe will be entitled to receive, in lieu of the severance payments described above, (i) a lump sum payment equal to one times his base salary and target annual bonus; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months; and (iv) accelerated vesting of any portion of his time-based equity awards that is unvested as of the date of such termination.

The proprietary information agreement and the release of claims contain restrictive covenants which restrict Dr. Joe’s ability to compete with the Company for a period of 12 months following his termination of employment or solicit the Company’s employees, consultants, independent contractors, customers or suppliers for a period of 12 months following termination, subject to Merus US, Inc.’s obligation to pay Dr. Joe 50% of his highest annualized base salary for the two year period prior to his termination (or the severance described above) if Merus US, Inc. decides to enforce the non-competition restriction.

Employment Agreement with Mr. Perry

In June 2023, Mr. Perry entered into an employment agreement with Merus US, Inc., pursuant to which, if Mr. Perry’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Mr. Perry will be entitled to receive (i) base salary continuation payments for 12 months, (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months.

If Mr. Perry’s employment is terminated by Merus US, Inc. without cause or due to his resignation for good reason, in either case, within 12 months following a change in control of the Company, then subject to him executing a general release of claims and continuing compliance with a proprietary information agreement, Mr. Perry will be entitled to receive, in lieu of the severance payments described above, (i) a lump sum payment equal to one times his base salary and target annual bonus, (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination, (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months, and (iv) provided that the date of termination occurs more than 12 months following the date of Mr. Perry’s initial service to Merus US, Inc. or the Company (including service on the Board), accelerated vesting of any portion of his time-based equity awards in the Company that is unvested as of the date of such termination, with any awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.

The proprietary information agreement and the release of claims contain restrictive covenants which restrict Mr. Perry’s ability to compete with the Company for a period of 12 months following his termination of employment or solicit the Company’s employees, consultants, independent contractors, customers or suppliers for a period of 12 months following termination, subject to Merus US, Inc.’s obligation to pay Mr. Perry 50% of his highest annualized base salary for the two year period prior to his termination (or the severance described above) if Merus US, Inc. decides to enforce the non-competition restriction.

Tax Considerations

Section 409A. The compensation committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the compensation committee may take the deductibility of compensation into account when making compensation decisions, the compensation committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed the “Compensation Discussion and Analysis” and discussed the analysis with management. Based on its review and discussions with management, the compensation committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024.

Mark Iwicki (Chair)

Len Kanavy

Paolo Pucci

EXECUTIVE COMPENSATION TABLES

2023 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Sven (Bill) Ante Lundberg, M.D President, Chief Executive Officer	2023 2022 2021	650,000 599,254 581,847	35,750		3,556,800 4,791,732 6,550,400	393,250 319,702 399,988	35,527 34,106 8,700	4,671,327 5,744,794 7,540,935

Hui Liu, Ph.D. Chief Business Officer, Head of Merus US	2023 2022 2021	437,750 424,453 414,138	—	74,300	973,440 1,367,010 1,335,000	195,237 165,410 190,486	7,151 7,837 1,309	1,687,878 1,964,710 1,940,933

Peter Silverman, J.D. Chief Operating Officer and General Counsel	2023 2022 2021	495,000 412,196 452,144	—		1,166,640 1,367,010 1,443,936	256,410 181,620 225,215	30,432 7,371 600	1,948,482 1,968,197 2,121,895

Greg Perry Chief Financial Officer	2023	258,143			5,788,420	122,208	38,751	6,207,522

Andrew Joe Chief Medical Officer	2023 2022	473,800 460,307	53,400		973,440 1,367,010	211,315 179,032	—	1,658,555 2,059,749

(1) Amounts reflect the full grant date fair value of option awards and restricted stock units calculated in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of these awards in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the financial year ended December 31, 2023 filed with SEC on February 28, 2024. The amount shown for Mr. Perry includes $246,769, which is the grant date fair value of the option granted to him on June 8, 2023 under our NED program for service on the board of directors.

(2) Amounts shown reflect annual bonuses earned under our performance-based incentive plan for 2023. For additional information see “Elements of Compensation -Annual Performance-Based Incentive Plan” above.

(3) The amounts shown in the “All Other Compensation” column include matching contributions under our 401(k) retirement savings plan for Dr. Lundberg, Dr. Liu, Mr. Silverman and Mr. Perry. The amounts shown for Dr. Lundberg and Mr. Silverman also include payments for housing allowance during 2023 in the amount of $25,627 for Dr. Lundberg and $23,071 for Mr. Silverman. The amount shown for Mr. Perry includes $33,464 for directors fees paid as compensation for his service on the board of directors in 2023.

(4)  The amount represents additional discretionary bonus for Dr. Lundberg. For additional information see “Elements of Compensation – Annual Performance-Based Incentive Plan” above.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold($)	Target($)	Maximum($)
Sven (Bill) Ante Lundberg, M.D.	2/2/2023	143,000	357,500	715,000	—	380,000	16.07	3,556,800
Hui Liu, Ph.D.	2/2/2023	70,040	175,100	350,200		104,000	16.07	973,440
	10/10/2023				5,000			74,300
Peter Silverman, J.D.	1/4/2023					20,000	15.87	193,200
	2/2/2023	79,200	198,000	396,000	—	104,000	16.07	973,440
Andrew Joe	2/2/2023	75,808	189,520	379,040	—	104,000	16.07	973,440

Greg Perry	6/14/2023	43,482	109,604	219,208	—	372,924	26.50	5,541,651
	6/8/2023					14,414	23.29	246,769
(1)	Amounts reflect potential payouts under our 2023 annual bonus program. Please see the description of the annual bonus program under “Annual Performance-Based Incentive Compensation” in the CD&A above.

(2)

The options vest as to 25% of the shares on January 1, 2024 and in 36 substantially equal monthly installments thereafter, subject to the holder’s continued service and potential accelerated vesting in certain circumstances as described above under “Employment Agreements.” The option granted to Mr. Perry on June 8, 2023 vests in 12 equal monthly installments. The restricted stock units granted to Dr. Liu vest in full on January 1, 2025.

(3)

Amounts reflect the grant-date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 13 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2023.

OUTSTANDING EQUITY AWARDS AT 2023 FINANCIAL YEAR END

The following table summarizes the number of common shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)(1)
Sven (Bill) Ante Lundberg, M.D	3/19/2019	3,797	—	12.54	3/18/2029
	01/01/2020 (3)	330,475	8,645	13.52	1/3/2030
	01/01/2021(3)	268,333	99,667	24.43	1/1/2031
	01/01/2022(3)	141,354	153,646	24.61	1/1/2032
	01/01/2023(3)	380,000	—	16.07	2/2/2033
Hui Liu, Ph.D.	01/01/2017 (3)	85,156	—	21.11	1/1/2027
	01/01/2018 (3)	29,000	—	17.94	2/21/2028
	01/01/2018 (3)	14,000	—	18.25	4/4/2028
	01/01/2019 (3)	70,000	—	11.16	2/20/2029
	07/01/2019 (3)	33,125	1,875	15.77	7/30/2029
	01/01/2020 (3)	56,302	1,198	18.61	2/14/2030
	01/01/2021(3)	54,687	20,313	24.43	1/1/2031
	01/01/2022(3)	39,770	43,230	24.61	1/1/2032
	01/01/2023(3)	—	104,000	16.07	2/2/2033
	10/10/2023(1)		—			5,000	137,500
Peter Silverman, J.D.	01/01/2017 (3)	50,000	—	25.9	2/15/2027
	01/01/2018 (3)	22,000	—	17.94	2/21/2028
	01/01/2019 (3)	3,900	—	11.16	1/1/2029
	01/01/2020 (3)	56,302	1,198	18.61	2/14/2030
	04/16/2020 (3)
	04/16/2020 (3)	12,833	1,167	12.37	4/16/2030
	01/01/2021(3)	54,687	20,313	24.43	1/1/2031
	01/01/2022(3)	39,770	43,230	24.61	1/1/2032
	01/01/2023(3)	—	104,000	16.07	2/2/2033
	01/04/2023(3)	—	20,000	15.87	1/4/2033
Greg Perry	5/18/2016(2)	17,000	0	10.04	5/18/2026
	5/24/2017(2)	5,650	0	19.12	5/24/2027
	7/20/2018(2)	4,983	0	23.3	7/20/2028
	6/12/2019(2)	8,500	0	13.35	6/12/2029
	6/30/2020(2)	8,631	0	16.09	6/30/2030
	5/28/2021(2)	6,120	0	21.15	5/28/2031
	5/31/2022(2)	16,604	0	18.56	5/31/2032
	6/8/2023(2)	7,207	7,207	23.29	6/8/2033
	6/14/2023(3)	0	372,924	26.50	6/14/2033

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)(1)
Andrew Joe	08/03/2020(3) 01/01/2021(3) 01/01/2022(3) 01/01/2023(3)	91,395 54,687 39,770 —	15,605 20,313 43,230 104,000	13.77 24.43 24.61 16.07	8/3/2030 1/1/2031 1/1/2032 2/2/2033
(1)	The restricted stock units vest 100% on 1/1/2025, subject to the holder’s continued service.
(2)	The option vests in 12 equal monthly installments subject to the holder’s continued service.
(3)

The option vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and in 36 substantially equal monthly installments thereafter, subject to the holder’s continued service and potential accelerated vesting in certain circumstances as described above under “Employment Agreements.”

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2023

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)($)
Sven (Bill) Ante Lundberg, M.D	0	0
Hui Liu, Ph.D.	98,085	1,797,898
Peter Silverman, J.D	22,386	565,022
Greg Perry	0	0
Andrew Joe	0	0

(1) Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net the exercise price.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

See “Employment Agreements” above for a description of the employment agreements with each of our NEOs in place during 2023.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2023. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason (no Change in Control) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Sven (Bill) Ante Lundberg, M.D.	Cash Compensation	$ 650,000	$ 1,511,250
	Equity Acceleration (1)	-	$ 5,214,272
	Continued Healthcare	$ 32,315	$ 48,473
	Total	$ 682,315	$ 6,773,995
Hui Liu, Ph.D.	Cash Compensation	$ 437,750	$ 612,850
	Equity Acceleration (1)	-	$ 1,440,160
	Continued Healthcare	$ 32,315	$ 32,315
	Total	$ 470,065	$ 2,085,325
Peter Silverman, J.D.	Cash Compensation	$495,000	$693,000
	Equity Acceleration (1)	-	$1,636,923
	Continued Healthcare	$32,315	$32,315
	Total	$527,315	$2,362,238
Andrew Joe	Cash Compensation	$473,800	$663,320
	Equity Acceleration (1)	-	$1,590,272
	Continued Healthcare	$11,339	$11,339
	Total	$485,139	$2,264,931
Greg Perry	Cash Compensation	$470,000	$658,000
	Equity Acceleration (1)	0	$403,265
	Continued Healthcare	$22,677	$22,677
	Total	$492,677	$1,083,942

(1) With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated common shares underlying the options by $27.50, the closing trading price of a common share on December 31, 2023 and (ii) subtracting the exercise price for the options.

DIRECTOR COMPENSATION

We maintain a compensation program for our non-executive directors, the Non-Executive Director Compensation Program, under which each non-executive director was eligible to receive the following amounts for their services on our board of directors during 2023. Of note, during 2023, the board of directors made adjustments to the annual cash compensation to more closely align with the market 50th percentile of the peer group:

•	Upon the director’s initial appointment to our board of directors, an option to purchase the number of common shares of the Company having an aggregate grant date fair value of $493,538;

•

If the director has served on our board of directors for at least six months as of the date of an annual meeting of shareholders, and will continue to serve as a non-executive director immediately following such meeting, an option to purchase the number of common shares of the Company having an aggregate grant date fair value of $246,769;

•	An annual cash retainer of $41,791

•	If the director serves on a committee of our board of directors or in the other capacities stated below, an additional annual cash retainer as follows:

o	Chairperson of the Board, $99,754;

o	Chairperson of the audit committee, $18,000;

o	Audit committee member other than the chairperson, $9,000;

o	Chairperson of the compensation committee, $15,000;

o	Compensation committee member other than the chairperson, $7,500;

o	Chairperson of the nomination and corporate governance committee, $15,000;

o	Nomination and corporate governance committee member other than the chairperson, $7,500;

o	Chairperson of the research and development committee, $15,000; and

o	Research and development committee member other than the chairperson, $7,500.

Retainers under the program are payable in arrears in four equal quarterly installments within 15 days following the end of each calendar quarter, provided, that the amount of each payment is prorated for any portion of a quarter that a board member is not serving on our board of directors. The program further provides for an automatic increase of the annual retainers on the first day of each calendar year by an amount equal to 3% of the value of such annual retainer in effect as of the end of the immediately preceding calendar year.

Options granted to our board members under the program have an exercise price equal to the fair market value of our common shares on the date of grant and expire not later than ten years after the date of grant. The options granted upon a director’s initial appointment vest as to 33% of the shares subject to the award on the first anniversary of the date of grant and in 24 substantially equal monthly installments thereafter. The options granted annually to directors vest in 12 substantially equal monthly installments following the date of grant. In addition, all unvested options vest in full upon the occurrence of a change in control. The grant date fair value of the Initial Award and Annual Award increases by an amount up to 5% each year, subject to approval by our board.

Each board member is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which he or she serves. The board of directors may appoint observers to the board of directors, pending their formal appointment as a board member.

Following Dr. Lundberg’s appointment as our President, Chief Executive Officer and Principal Financial Officer, he receives no additional compensation for his service on our board of directors.

2023 DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation earned by our non-executive directors for their service on our board of directors during 2023:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Mark Iwicki	64,291	246,769	311,060
Maxine Gowen, Ph.D.	58,291	246,769	305,060
Len Kanavy	56,791	246,769	303,560
Anand Mehra, M.D.	170,795	246,769	417,564
Paolo Pucci	62,791	246,769	309,560
Victor Sandor, M.D.C.M.	56,791	246,769	303,560

(1)

Amounts reflect the full grant-date fair value of options granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the financial year ended December 31, 2023, filed with the SEC on February 28, 2024.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2023 by each non-employee director.

Name	Options Outstanding at Financial Year End
Maxine Gowen, Ph.D.	51,215
Mark Iwicki	64,902
Len Kanavy	76,087
Anand Mehra, M.D.	81,902
Paolo Pucci	54,400
Victor Sandor, M.D.C.M.	62,769

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.

The total compensation for 2023 for our Chief Executive Officer was $4,671,327, as reported in the Summary Compensation Table. The annual total compensation for 2023 for our median employee, identified as discussed below, was $108,480, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2023, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 43 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

We chose December 31, 2023 as the date for establishing the employee population used in identifying the median employee and used calendar year 2023 as the measurement period. We identified the median employee using the consistently applied compensation measure of salary and annual performance bonus for each employee employed as of December 31, 2023 (other than our Chief Executive Officer). We annualized the compensation measure for permanent employees who joined in 2023. We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 222 individuals.

The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

					Year-end value of $100 invested on 12/31/2019 in:
Year	Summary Compensation Table Total for PEO (1) $	Compensation Actually Paid to the PEO (1)(2)(3) $	Average Summary Compensation Table Total for Non-PEO NEOs (4) $	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)(4) $	MRUS $	NASDAQ Biotech Index $	Net Income (in millions) $
2023	4,671,327	11,843,191	2,875,609	4,616,893	195.31	118.87	-154.9
2022	5,744,794	-2,256,931	1,997,552	-53,411	109.87	113.65	-131.2
2021	7,540,935	11,523,096	2,031,414	3,116,021	225.85	126.45	-66.8
2020	5,049,022	5,589,212	1,453,520	1,380,032	124.50	126.42	-85.5

(1) The PEO for all four fiscal years is Sven (Bill) Ante Lundberg.
(2) Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2023		2022		2021		2020
	PEO	Average Non-CEO NEOs	PEO	Average Non-CEO NEOs	PEO	Average Non-CEO NEOs	PEO	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$4,671,327	$2,875,609	$5,744,794	$1,997,552	$7,540,935	$2,031,414	$5,049,022	$1,453,520
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(3,556,800)	$(2,244,060)	$(4,791,732)	$(1,367,010)	$(6,550,400)	$(1,389,468)	$(4,062,203)	$(840,427)
Year-end fair value of unvested awards granted in the current year	$7,479,906	$3,359,964	$2,381,092	$669,935	$7,516,254	$1,531,846	$4,598,303	$654,243
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$2,154,165	$439,173	$(4,187,745)	$(949,302)	$2,568,931	$739,590	$14,919	$129,725
Difference in fair values between prior year-end fair values and vest	$1,094,592	$186,206	$(1,403,339)	$(404,586)	$447,375	$202,639	$(10,829)	$(17,029)

Total Adjustments for Equity Awards	$7,171,864	$1,741,284	$(8,001,725)	$(2,050,963)	$3,982,161	$1,084,607	$540,190	$(73,488)
Compensation Actually Paid (as calculated)	$11,843,191	$4,616,893	$(2,256,931)	$(53,411)	$11,523,096	$3,116,021	$5,589,212	$1,380,032

(3a) The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:

•	Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/FYE date.

•	Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.

•	Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.

•	Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

•	Represents annual dividend yield on each vest/FYE date.
(3b) The following table illustrates the valuation assumptions as of the vesting date for awards that vested in each of 2023, 2022, 2021, 2020:

	For Stock Options Vesting in					For Restricted Share and Restricted Stock Units Vesting in
	2023	2022	2021	2020		2021	2020
Expected volatility	67.42% - 76.20%	68.94% - 76.55%	66.41% - 74.18%	66.60% - 73.37%
Expected dividend yield	0%	0%	0%	0%	Weighted Average Fair Value at vesting	$17.53	$14.14
Expected term, in years	2.8 - 4.5 years	3.1 - 4.6 years	3.0 - 4.6 years	3.0 - 4.8 years
Risk-free interest rate	3.48% - 5.01%	0.97% - 4.56%	0.17% - 1.27%	0.11% - 1.69%

(4)
Non-PEO
NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2023: Hui Liu, Peter Silverman, Andrew Joe, Greg Perry
2022: Hui Liu, Peter Silverman, Andrew Joe
2021: Hui Liu, Peter Silverman
2020: Hui Liu, Peter Silverman
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	Merus’ cumulative TSR and Peer Group (NASDAQ Biotechnology Index) cumulative TSR; and

•	Merus’ Net Loss.

TSR amounts reported in the graph assume an initial fixed investment of $100.

Pay Versus Performance Tabular List
As a clinical-oncology company, we do not rely on financial performance measures in determining executive compensation but rely on non-financial
performance measures such as the attainment of clinical milestones. Accordingly, the Company-Selected Measure and the Pay Versus Performance Tabular List have been excluded on this basis.
EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2023 regarding common shares that may be issued under our equity compensation plans, consisting of the Merus N.V. 2010 Employee Option Plan, as amended, and the Merus N.V. 2016 Incentive Award Plan, as amended (the “2016 Plan”). We do not have any non-shareholder approved
equity compensation plans.

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	7,669,008	$19.99(1)	2,002,663(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	7,669,008	$19.99	2,002,663

(1)	Represents the weighted average exercise price of outstanding options.
(2)
Under the terms of our 2016 Plan, the number of common shares that may be issued under the 2016 Plan will automatically increase on January 1st of each year, for a period of ten years, from January 1, 2017 continuing through January 1, 2026, by 4% of the total number of common shares outstanding on December 31st of the preceding calendar year, or a lesser number of shares as may be determined by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON SHARES

The following table sets forth information with respect to the beneficial ownership of our common shares, as of March 15, 2024 by:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of common shares;

•	each of our named executive officers and directors (which includes our director nominee); and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 58,650,279 common shares outstanding as of March 15, 2024. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, common shares subject to options, restricted share units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of March 15, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of all listed shareholders is c/o Merus N.V., Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares beneficially owned
Name of beneficial owner	Number	Percent
5% or greater shareholders:
Entities affiliated with Commodore Capital LP (1)	4,747,373	8.01%
Incyte Corporation. (2)	4,004,544	6.83%
Entities affiliated with Samlyn (3)	3,412,410	5.82%
Entities affiliated with Deerfield LP(4)	3,019,901	5.15%
Named Executive Officers Directors and Director Nominees:
Sven (Bill) Ante Lundberg, M.D. (5)	1,100,403	1.85%
Hui Liu, Ph.D. (6)	609,629	1.03%
Gregory D. Perry (7)	80,700	*
Peter B. Silverman, J.D. (8)	298,362	*
Andrew Joe (9)	245,894	*
Jason Haddock	—	*

	Shares beneficially owned
Name of beneficial owner	Number	Percent
Mark Iwicki (10)	137,276	*
Len Kanavy (11)	74,885	*
Maxine Gowen, Ph.D. (12)	49,673	*
Anand Mehra, M.D. (13)	80,700	*
Paolo Pucci (14)	53,198	*
Victor Sandor, M.D.C.M. (15)	61,567	*
All directors and executive officers as group (11 persons) (16)	2,792,287	4.57%

*	Indicates beneficial ownership of less than 1% of the total outstanding common shares.

(1)

This beneficial ownership information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2024. Commodore Capital LP is the investment manager to Commodore Master LP. Commodore Capital LP and Commodore Master LP have shared voting and dispositive power. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Master LP and exercise investment discretion with respect to these securities. The business address of each of Commodore Capital LP and Commodore Master LP is 444 Madison Avenue, Floor 35, New York, NY 10022.

(2)	This beneficial ownership information is based solely on a Schedule 13G/A filed with the SEC on March 25, 2024. The address of Incyte Corporation is 1801 Augustine Cut-off, Wilmington, Delaware 19803.

(3)

This beneficial ownership information is based solely on a Schedule 13G filed with the SEC on February 14, 2024. All shares are directly owned by advisory clients of Samlyn Capital, LLC. Robert Pohly is the managing member of Samlyn GP, LLC. Samlyn GP, LLC is the general partner of Samlyn, LP, which is the sole member of Samlyn Capital LLC. The address of the entities affiliated with Samlyn is c/o Samlyn Capital, LLC, 500 Park Avenue, 2nd Floor, New York, NY 10022.

(4)

This beneficial ownership information is based solely on a Schedule 13G/A filed with the SEC on February 12, 2024. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners. Deerfield Management Company, L.P. (“Deerfield Management”) is the investment manager of Deerfield Partners. James E. Flynn is the sole member of the general partner of each of Deerfield Management and Deerfield Mgmt, L.P. Deerfield Mgmt, L.P.’s address is 345 Park Avenue South, 12th Floor, New York, NY 10010.

(5)

Consists of (a) 40,576 held directly and (b) 111,495 common shares held by three trusts and (c) 948,332 options to purchase common shares held by Dr. Lundberg that are or will be exercisable within 60 days following March 15, 2024.

(6)	Consists of (a) 156,016 common shares and (b) 453,613 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(7)	Consists of 80,700 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(8)	Consists of 298,362 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(9)	Consists of 245,894 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(10)	Consists of (a) 73,576 common shares and (b) 63,700 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(11)	Consists of 74,885 options to purchase common shares that are or will be exercisable within 60 days following March 15,2024.

(12)	Consists of 49,673 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(13)	Consists of 80,700 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(14)	Consists of 53,198 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(15)	Consists of 61,567 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

(16)	Consists of (a) 381,663 common shares and (b) 2,410,624 options to purchase common shares that are or will be exercisable within 60 days following March 15, 2024.

CERTAIN RELATIONSHIPS

In addition to the transactions, arrangements and relationships discussed elsewhere in this Proxy Statement, the following are certain transactions, arrangements and relationships with persons who are, or were during the period beginning January 1, 2023, our directors, executive officers or shareholders owning 5% or more of our outstanding common shares, other than equity and other compensation, termination, change in control and other arrangements for our directors and named executive officers, which are described under “Executive and Director Compensation.”

COLLABORATION AGREEMENT WITH INCYTE

We entered into a collaboration and license agreement (the “Collaboration Agreement”) with Incyte Corporation (“Incyte”). Under the terms of the Collaboration Agreement, we and Incyte agreed to collaborate with respect to the research, discovery and development of bispecific or monospecific antibodies utilizing our proprietary Biclonics® technology platform. The collaboration currently encompasses up to 10 independent programs. We have the option to co-fund development of products, if any, arising from one specified program, and subject to certain conditions, to a second specified program, in each case in exchange for a share of profits in the United States, as well as the right to participate in a specified proportion of detailing activities in the United States for one of such programs. If we exercise our co-funding option for a program, we would be responsible for funding 35% of the associated future global development costs and, for certain of such programs, would be responsible for reimbursing Incyte for certain development costs incurred prior to the option exercise. All products as to which we have exercised our option to co-fund development, if any, would be subject to joint development plans and overseen by a joint development committee, with Incyte having final determination as to such plans in cases of dispute.

For each program, where we have not elected to co-fund development or where we do not have such a co-funding option, Incyte is solely responsible for all costs of global development and commercialization activities. We retain the rights to our Biclonics® technology platform as well as clinical and pre-clinical candidates and future programs emerging from our platform that are outside the scope of the Collaboration Agreement.

For one of the then current preclinical programs referred to as Program 1, at the inception of the collaboration, we retained the exclusive right to develop and commercialize products and product candidates in the United States, while Incyte had the exclusive right to develop and commercialize products and product candidates arising from such program outside the United States. For Program 1, later designated as MCLA-145, we and Incyte conducted and shared equally the costs of mutually agreed global development activities. In January 2022, the Company announced that Incyte elected to opt-out of its ex-U.S. development of MCLA-145. Incyte’s opt-out of ex-U.S. rights to MCLA-145 provides us the exclusive right to develop and commercialize potential MCLA-145 products globally. Under the collaboration, Incyte supported the program for a limited time while ex-U.S. activities transitioned to us, and Incyte will also retain a right to a residual royalty of up to 4% on sales of future commercialization of MCLA-145, if approved.

In January 2017, upon the Collaboration Agreement becoming effective, Incyte made an upfront non-refundable payment to us of $120 million for the rights granted under the Collaboration Agreement. For each program as to which we do not have commercialization or co-development rights, we are eligible to receive up to $100 million in future contingent development and regulatory milestones and up to $250 million in commercialization milestones, as well as tiered royalties ranging from 6% to 10% of global net sales. For each program as to which we have exercised our option to co-fund development, we are eligible to receive a 50% share of profits (or sustain 50% of any losses) in the United States and tiered royalties ranging from 6% to 10% of net sales of products outside of the United States, if any. If we opt to cease co-funding a program as to which we exercised our co-development option, then we will no longer receive a share of profits in the United States, but will be eligible to receive the same milestones from the co-funding termination date and the same tiered royalties described above with respect to non-co-developed programs and, depending on the stage at which we choose to cease co-funding development costs, additional royalties ranging up to 4% of net sales in the United States.

The Collaboration Agreement will continue on a program-by-program basis until neither party has any royalty payment obligations with respect to such program or, if earlier, the termination of the Collaboration Agreement or any program in accordance with the terms of the Collaboration Agreement. The Collaboration Agreement may be terminated in its entirety, or on a program-by-program basis, by Incyte for convenience. The Collaboration Agreement may also be terminated by either party under certain other circumstances, including material breach, or on a program-by-program basis for patent challenges of patents under the applicable program, in each case as set forth in the Collaboration Agreement. If the Collaboration Agreement is terminated in its entirety or with respect to one or more programs, all rights in the terminated programs revert to us, and, depending on the stage of research or development of the terminated program, subject to payment to Incyte of a reverse royalty of up to 4% on sales of future products, if we elect to pursue and are successful in development and commercialization of products arising from the terminated programs.

AUGUST 2023 FOLLOW-ON OFFERING

On August 9, 2023, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies, BofA Securities, Inc., Guggenheim Securities, LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the issuance and sale by us in a public offering of 6,818,182 common shares of the Company, nominal value €0.09 per share, at a public offering price of $22.00 per share, less underwriting discounts and commissions, pursuant to an effective shelf registration statement on Form S-3 and accompanying prospectus (Registration No. 333-255903), which became effective upon filing on May 7, 2021, and a prospectus supplement thereunder. Under the terms of the Underwriting Agreement, we also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1,022,727 common shares at the public offering price, less underwriting discounts and commissions. On August 10, 2023, the Underwriters exercised this option in full. The offering closed on August 14, 2023, and we received net proceeds of $162.2 million, after deducting underwriting discounts and fees. The following table sets forth the number of common shares purchased in the offering by holders of more than 5% of our common shares:

Name (1)	Shares of Common Stock Purchased	Total Purchase Price
Commodore Capital LP	1,050,000	$23,100,000
Deerfield Management Company, L.P.	651,000	$14,322,000

(1)	Additional details regarding these shareholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

INDEMNIFICATION AGREEMENTS

We have entered into agreements with our board of directors and our executive officers to indemnify them against expenses and liabilities to the fullest extent permitted by law. These agreements provide, subject to certain exceptions, for indemnification for related expenses including, among other expenses, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees incurred by any of these individuals in any action or proceeding. In addition to such indemnification, we provide our board of directors and executive officers with directors’ and officers’ liability insurance.

SHAREHOLDERS’ PROPOSALS

Rule 14a-8 Proposals—Pursuant to Rule 14a-8 under the Exchange Act, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual General Meeting must submit the proposal to our Company Secretary at our offices at Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands in writing not later than December 16, 2024 unless the date of the 2025 Annual General Meeting is changed by more than 30 days from the date of the 2024 Annual General Meeting, and must satisfy the requirements of the proxy rules promulgated by the SEC.

Other Proposals—Shareholders intending to include a proposal on the agenda for the 2025 Annual General Meeting, irrespective of whether they intend to have the proposal included in our proxy statement, must comply with the requirements under our articles of association and Dutch law. Under Dutch law and our articles of association, only shareholders representing at least 3% of our issued share capital are authorized to make such a proposal, provided that they do so at least 60 days prior to our 2025 Annual General Meeting.

In addition to satisfying the foregoing requirements under Dutch law and our articles of association, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025.

Proposals and nominations that are not received by the dates specified above, or otherwise do not meet all relevant requirements, will be considered untimely or improper, as applicable.

You may contact Peter B. Silverman, Interim Company Secretary, at Uppsalalaan 17, 3rd & 4th floor, 3584 CT Utrecht, the Netherlands, for a copy of the relevant provisions of our articles of association regarding the requirements for making shareholder proposals.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

No business shall be voted on at the Annual General Meeting, except such items as included in the agenda for the Annual General Meeting.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our board of directors, whose Notice of Annual General Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

In connection with our solicitation of proxies for our 2025 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

MERUS’ ANNUAL REPORT ON FORM 10-K

A copy of Merus’ Annual Report on Form 10-K for the financial year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of the close of business on April 9, 2024 without charge upon written request addressed to:

Merus N.V.

Attention: Company Secretary

Uppsalalaan 17

3rd & 4th floor

3584 CT Utrecht

The Netherlands

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2023 at www.merus.nl.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, WE URGE YOU TO VOTE YOUR SHARES PRIOR TO THE ANNUAL GENERAL MEETING VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE OR EMILING THE SIGNED AND DATED PROXY CARD TO AGM2024@MERUS.NL. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL GENERAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the board of directors

/s/ Peter B. Silverman

Peter B. Silverman

Interim Company Secretary

Utrecht, the Netherlands

April 10, 2024

Annex A

ARTICLES OF ASSOCIATION

DEFINITIONS AND INTERPRETATION

Article 1

1.1	In these articles of association the following definitions shall apply:

€STR	The Euro short-term rate published by the European Central Bank (or such other reference rate designated as replacement for such Euro short-term rate by the European Central Bank or the Dutch Central Bank).

Article	An article of these articles of association.

Board of Directors	The Company’s board of directors.

Board Rules	The internal rules applicable to the Board of Directors, as drawn up by the Board of Directors.

CEO	The Company’s chief executive officer.

Chairman	The chairman of the Board of Directors.

Class Meeting	The meeting of holders of shares of a certain class.

Company	The company to which these articles of association pertain.

DCC	The Dutch Civil Code.

Dependent Company	A dependent company of the Company within the meaning of Section 2:152 DCC.

Director	A member of the Board of Directors.

Enterprise Chamber	The Enterprise Chamber of the Amsterdam Court of Appeals.

EURIBOR	The EURIBOR interest rate, as published by Thomson Reuters or another institution chosen by the Board of Directors, for loans with a maturity of three, six, nine or twelve months, whichever has had the highest mathematical average over the financial year (or the relevant part thereof) in respect of which the relevant distribution is made, but in any event no less than zero percent.

Executive Director	An executive Director.

General Meeting	The Company’s general meeting of shareholders.

Group Company	An entity or partnership which is organisationally connected with the Company in an economic unit within the meaning of Section 2:24b DCC.

Indemnified Officer	A current or former Director and such other current or former officer or employee of the Company or its Group Companies as designated by the Board of Directors.

Meeting Rights	With respect to the Company, the rights attributed by law to the holders of depository receipts issued for shares with a company’s cooperation, including the right to attend and address a General Meeting.

Non-Executive Director	A non-executive Director.

Person with Meeting Rights	A shareholder, a usufructuary or pledgee with voting rights or a holder of depository receipts for shares issued with the Company’s cooperation.

Preferred Distribution

A distribution on the preferred shares for an amount equal to the Preferred Interest Rate calculated over the aggregate amount paid up on those preferred shares, whereby:

a.  any amount paid up on those preferred shares (including as a result of an issue of preferred shares) during the financial year (or the relevant part thereof) in respect of which the distribution is made shall only be taken into account proportionate to the number of days that elapsed during that financial year (or the relevant part thereof) after the payment was made on those preferred shares;

b.  any reduction of the aggregate amount paid up on preferred shares during the financial year (or the relevant part thereof) in respect of which the distribution is made shall be taken into account proportionate to the number of days that elapsed during that financial year (or the relevant part thereof) until such reduction was effected; and

c.   if the distribution is made in respect of part of a financial year, the amount of the distribution shall be proportionate to the number of days that elapsed during that part of the financial year.

Preferred Interest Rate	The mathematical average, calculated over the financial year (or the relevant part thereof) in respect of which a distribution is made on preferred shares, of the relevant EURIBOR interest rate or the €STR (as selected by the Board of Directors), in each case plus a margin not exceeding five hundred basis points (500bps) to be determined by the Board of Directors each time when, or before, preferred shares are issued without preferred shares already forming part of the Company’s issued share capital.

Registration Date	The date of registration for a General Meeting as provided by law.

Simple Majority	More than half of the votes cast.

Subsidiary

A subsidiary of the Company within the meaning of Section 2:24a DCC, including:

a.  an entity in whose general meeting the Company or one or more of its Subsidiaries can exercise, whether or not by virtue of an agreement with other parties with voting rights, individually or collectively, more than half of the voting rights; and

b.  an entity of which the Company or one or more of its Subsidiaries are members or shareholders and can appoint or dismiss, whether or not by virtue of an agreement with other parties with voting rights, individually or collectively, more than half of the managing directors or of the supervisory directors, even if all parties with voting rights cast their votes.

Works Council

The works council of the Company’s business or of the business of a Dependent Company, provided that:

a.  if there is more than one works council, the powers of the Works Council under these articles of association shall be exercised by those councils separately, except that in case of a nomination as referred to in Article 16.4 the powers of the Works Council under that provision shall be exercised by those works councils jointly;

b.  if a central works council has been established for the relevant business or businesses, the powers of the Works Council under these articles of association vest in the central works council.

1.2	Unless the context requires otherwise, references to “shares” or “shareholders” without further specification are to any class of shares or to the holders thereof, respectively.

1.3	References to statutory provisions are to those provisions as they are in force from time to time.

1.4	Terms that are defined in the singular have a corresponding meaning in the plural.

1.5	Words denoting a gender include each other gender.

1.6	Except as otherwise required by law, the terms “written” and “in writing” include the use of electronic means of communication.

1.7	References to shares being “outstanding” are to shares that form part of the Company’s issued share capital which are not held by the Company itself or by a Subsidiary.

NAME ~~AND~~, OFFICIAL SEAT AND LARGE COMPANY REGIME

Article 2

2.1	The Company is a limited liability company (naamloze vennootschap) and its name is Merus N.V.

2.2	The Company has its official seat in Utrecht.

2.3	The Company is subject to Sections 2:158 through 2:162 DCC and Section 2:164 DCC of the Dutch large company regime.

OBJECTS

Article 3

The Company’s objects are:

a.	to develop products and services in the area of biotechnology;

b.	to finance Group Companies or other parties;

c.

to borrow, to lend to raise funds, including the issue of bonds, promissory notes or other financial instruments or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned;

d.	to supply advice and to render services to Group Companies or other parties;

e.

to render guarantees, to bind the Company, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of Group Companies or other parties;

f.	to incorporate, to participate in any way whatsoever in, to manage, to supervise and to hold any other interest in other entities, companies, partnerships and businesses;

g.	to obtain, alienate, encumber, manage and exploit registered property and items of property in general;

h.	to trade in currencies, securities and items of property in general;

i.	to develop and trade in patent, trademarks, licenses, know-how and other industrial property rights; and

j.

to perform any and all activity of industrial, financial or commercial nature and to do anything which, in the widest sense of the word, is connected with or may be conducive to the objects described above.

SHARES - AUTHORISED SHARE CAPITAL AND DEPOSITORY RECEIPTS

Article 4

4.1	The Company’s authorised share capital amounts to twelve million one hundred fifty thousand euro (EUR 12,150,000).

[Drafting note: If Proposal 7 (Articles Amendment A - Approval of amendment of Articles of Association to increase our authorized share capital and authorization to implement such amendment) is adopted, then this Article 4.1 shall be revised to reflect that proposal.]

4.2	The authorised share capital is divided into:

a.	sixty-seven million and five hundred thousand (67,500,000) common shares; and

b.	sixty-seven million and five hundred thousand (67,500,000) preferred shares,

each having a nominal value of nine eurocents (EUR 0.09).

[Drafting note: If Proposal 7 (Articles Amendment A - Approval of amendment of Articles of Association to increase our authorized share capital and authorization to implement such amendment) is adopted, then this Article 4.2 shall be revised to reflect that proposal.]

4.3

The Board of Directors may resolve that one or more shares are divided into such number of fractional shares as may be determined by the Board of Directors. Unless specified differently, the provisions of these articles of association concerning shares and shareholders apply mutatis mutandis to fractional shares and the holders thereof, respectively.

4.4	The Company may cooperate with the issue of depository receipts for shares in its capital.

SHARES - FORM OF SHARES AND SHARE REGISTER

Article 5

5.1

All shares are registered shares and shall be numbered consecutively, starting from 1 for each class of shares. The Company may issue share certificates for registered shares in such form as may be approved by the Board of Directors. Each Director is authorised to sign any such share certificate on behalf of the Company.

5.2

The Board of Directors shall keep a register setting out the names and addresses of all holders of shares and all holders of a usufruct or pledge in respect of such shares. The register shall also set out any other particulars that must be included in the register pursuant to applicable law. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

5.3

Shareholders, usufructuaries and pledgees shall provide the Board of Directors with the necessary particulars in a timely fashion. Any consequences of not, or incorrectly, notifying such particulars shall be borne by the party concerned.

5.4	All notifications may be sent to shareholders, usufructuaries and pledgees at their respective addresses as set out in the register.

SHARES - ISSUE

Article 6

6.1

Shares can be issued pursuant to a resolution of the General Meeting or of another body authorised by the General Meeting for this purpose for a specified period not exceeding five years. When granting such authorisation, the number of shares that may be issued must be specified. The authorisation may be extended, in each case for a period not exceeding five years. Unless stipulated differently when granting the authorisation, the authorisation cannot be revoked. For as long as and to the extent that another body has been authorised to resolve to issue shares, the General Meeting shall not have this authority.

6.2

Article 6.1 applies mutatis mutandis to the granting of rights to subscribe for shares, but does not apply in respect of issuing shares to a party exercising a previously acquired right to subscribe for shares.

6.3	The Company may not subscribe for shares in its own capital.

SHARES - PRE-EMPTION RIGHTS

Article 7

7.1

Upon an issue of shares, each holder of common shares shall have a pre-emption right in proportion to the aggregate nominal value of his common shares. No pre-emption rights are attached to preferred shares.

7.2	In deviation of Article 7.1, holders of common shares do not have pre-emption rights in respect of:

a.	preferred shares;

b.	shares issued against non-cash contribution; or

c.	shares issued to employees of the Company or of a Group Company.

7.3

The Company shall announce an issue with pre-emption rights and the period during which those rights can be exercised in the State Gazette and in a daily newspaper with national distribution, unless the announcement is sent in writing to all shareholders at the addresses submitted by them.

7.4	Pre-emption rights may be exercised for a period of at least two weeks after the date of announcement in the State Gazette or after the announcement was sent to the shareholders.

7.5

Pre-emption rights may be limited or excluded by a resolution of the General Meeting or of the body authorised as referred to in Article 6.1, if that body was authorised by the General Meeting for this purpose for a specified period not exceeding five years. The authorisation may be extended, in each case for a period not exceeding five years. Unless stipulated differently when granting the authorisation, the authorisation cannot be revoked. For as long as and to the extent that another body has been authorised to resolve to limit or exclude pre-emption rights, the General Meeting shall not have this authority.

7.6

A resolution of the General Meeting to limit or exclude pre-emption rights, or to grant an authorisation as referred to in Article 7.5, shall require a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at the General Meeting.

7.7

The preceding provisions of this Article 7 apply mutatis mutandis to the granting of rights to subscribe for shares, but do not apply in respect of issuing shares to a party exercising a previously acquired right to subscribe for shares.

SHARES - PAYMENT

Article 8

8.1

Without prejudice to Article 8.2, the nominal value of a share and, if the share is subscribed for at a higher price, the difference between these amounts must be paid up upon subscription for that share. However, it may be stipulated that part of the nominal value of a preferred share, not exceeding three quarters thereof, need not be paid up until the Company has called for payment. The Company shall observe a reasonable notice period of at least one month with respect to any such call for payment.

8.2

Parties who professionally place shares for their own account may be allowed by virtue of an agreement to pay up less than the nominal value of the shares subscribed for by them, provided that at least ninety-four percent (94%) of this amount is paid up in cash ultimately upon subscription for those shares.

8.3	Shares must be paid up in cash, except to the extent that payment by means of a contribution in another form has been agreed.

8.4

Payment in a currency other than the euro may only be made with the Company’s consent. Where such a payment is made, the payment obligation is satisfied for the amount in euro for which the paid amount can be freely exchanged. Without prejudice to the last sentence of Section 2:80a(3) DCC, the date of the payment determines the exchange rate.

SHARES - FINANCIAL ASSISTANCE

Article 9

9.1

The Company may not provide security, give a price guarantee, warrant performance in any other way or commit itself jointly and severally or otherwise with or for others with a view to the subscription for or acquisition of shares or depository receipts for shares in its capital by others. This prohibition applies equally to Subsidiaries.

9.2

The Company and its Subsidiaries may not provide loans with a view to the subscription for or acquisition of shares or depository receipts for shares in the Company’s capital by others, unless the Board of Directors resolves to do so and Section 2:98c DCC is observed.

9.3	The preceding provisions of this Article 9 do not apply if shares or depository receipts for shares are subscribed for or acquired by or for employees of the Company or of a Group Company.

SHARES - ACQUISITION OF OWN SHARES

Article 10

10.1	The acquisition by the Company of shares in its own capital which have not been fully paid up shall be null and void.

10.2

The Company may only acquire fully paid up shares in its own capital for no consideration or if and to the extent that the General Meeting has authorised the Board of Directors for this purpose and all other relevant statutory requirements of Section 2:98 DCC are observed.

10.3

An authorisation as referred to in Article 10.2 remains valid for no longer than eighteen months. When granting such authorisation, the General Meeting shall determine the number of shares that may be acquired, how they may be acquired and within which range the acquisition price must be. An authorisation shall not be required for the Company to acquire common shares in its own capital in order to transfer them to employees of the Company or of a Group Company pursuant to an arrangement applicable to them, provided that these common shares are included on the price list of a stock exchange.

10.4

Without prejudice to Articles 10.1 through 10.3, the Company may acquire shares in its own capital for cash consideration or for consideration satisfied in the form of assets. In the case of a consideration being satisfied in the form of assets, the value thereof, as determined by the Board of Directors, must be within the range stipulated by the General Meeting as referred to in Article 10.3.

10.5	The previous provisions of this Article 10 do not apply to shares acquired by the Company under universal title of succession.

10.6	In this Article 10, references to shares include depository receipts for shares.

SHARES - REDUCTION OF ISSUED SHARE CAPITAL

Article 11

11.1

The General Meeting can resolve to reduce the Company’s issued share capital by cancelling shares or by reducing the nominal value of shares by virtue of an amendment to these articles of association. The resolution must designate the shares to which the resolution relates and it must provide for the implementation of the resolution.

11.2	A resolution to cancel shares may only relate to:

a.	shares held by the Company itself or in respect of which the Company holds the depository receipts; and

b.

all preferred shares, with repayment of the amounts paid up in respect thereof and provided that, to the extent allowed under Articles 30.1 and 30.2, a distribution is made on those preferred shares, in proportion to the amounts paid up on those preferred shares, immediately prior to such cancellation becoming effective, for an aggregate amount of:

i.

the total of all Preferred Distributions (or parts thereof) in relation to financial years prior to the financial year in which the cancellation occurs, to the extent that these should have been distributed but have not yet been distributed as described in Article 32.1; and

ii.	the Preferred Distribution calculated in respect of the part of the financial year in which the cancellation occurs, for the number of days that have elapsed during such part of the financial year.

11.3

A resolution of the General Meeting to reduce the Company’s issued share capital shall require a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at the General Meeting.

11.4

If a resolution of the General Meeting to reduce the Company’s issued share capital relates to preferred shares, such resolution shall always require the prior or simultaneous approval of the Class Meeting of preferred shares.

SHARES - ISSUE AND TRANSFER REQUIREMENTS

Article 12

12.1

Except as otherwise provided or allowed by Dutch law, the issue or transfer of a share shall require a deed to that effect and, in the case of a transfer and unless the Company itself is a party to the transaction, acknowledgement of the transfer by the Company.

12.2	The acknowledgement shall be set out in the deed or shall be made in such other manner as prescribed by law.

12.3

For as long as common shares are admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the common shares reflected in the register administered by the relevant transfer agent.

SHARES - USUFRUCT AND PLEDGE

Article 13

13.1	Shares can be encumbered with a usufruct or pledge. The creation of a pledge on preferred shares shall require the prior approval of the Board of Directors.

13.2	The voting rights attached to a share which is subject to a usufruct or pledge vest in the shareholder concerned.

13.3	In deviation of Article 13.2:

a.	the holder of a usufruct or pledge on common shares shall have the voting rights attached thereto if this was provided when the usufruct or pledge was created; and

b.

the holder of a usufruct or pledge on preferred shares shall have the voting rights attached thereto if this was provided when the usufruct or pledge was created and this was approved by the Board of Directors.

13.4	Shareholders without voting rights and usufructuaries and pledgees with voting rights will have Meeting Rights. Usufructuaries and pledgees without voting rights shall not have Meeting Rights.

SHARES - TRANSFER RESTRICTIONS

Article 14

14.1

A transfer of preferred shares shall require the prior approval of the Board of Directors. A shareholder wishing to transfer preferred shares must first request the Board of Directors to grant such approval. A transfer of common shares is not subject to transfer restrictions under these articles of association.

14.2

A transfer of the preferred shares to which the request for approval relates must take place within three months after the approval of the Board of Directors has been granted or is deemed to have been granted pursuant to Article 14.3.

14.3	The approval of the Board of Directors shall be deemed to have been granted:

a.	if no resolution granting or denying the approval has been passed by the Board of Directors within three months after the Company has received the request for approval; or

b.	if the Board of Directors, when denying the approval, does not notify the requesting shareholder of the identity of one or more interested parties willing to purchase the relevant preferred shares.

14.4

If the Board of Directors denies the approval and notifies the requesting shareholder of the identity of one or more interested parties, the requesting shareholder shall notify the Board of Directors within two weeks after having received such notice whether:

a.	he withdraws his request for approval, in which case the requesting shareholder cannot transfer the relevant preferred shares; or

b.

he accepts the interested party(ies), in which case the requesting shareholder shall promptly enter into negotiations with the interested party(ies) regarding the price to be paid for the relevant preferred shares.

If the requesting shareholder does not notify the Board of Directors of his choice in a timely fashion, he shall be deemed to have withdrawn his request for approval, in which case he cannot transfer the relevant preferred shares.

14.5

If an agreement is reached in the negotiations referred to in Article 14.4 paragraph b. within two weeks after the end of the period referred to in Article 14.4, the relevant preferred shares shall be transferred for the agreed price within three months after such agreement having been reached. If no agreement is reached in these negotiations in a timely fashion:

a.	the requesting shareholder shall promptly notify the Board of Directors thereof; and

b.

the price to be paid for the relevant preferred shares shall be equal to the value thereof, as determined by one or more independent experts to be appointed by the requesting shareholder and the interested party(ies) by mutual agreement.

14.6	If no agreement is reached on the appointment of the independent expert(s) as referred to in Article 14.5 paragraph b. within two weeks after the end of the period referred to in Article 14.5:

a.	the requesting shareholder shall promptly notify the Board of Directors thereof; and

b.

the requesting shareholder shall promptly request the president of the district court in whose district the Company has its official seat to appoint three independent experts to determine the value of the relevant preferred shares.

14.7

If and when the value of the relevant preferred shares has been determined by the independent expert(s), irrespective of whether he/they was/were appointed by mutual agreement or by the president of the relevant district court, the requesting shareholder shall promptly notify the Board of Directors of the value so determined. The Board of Directors shall then promptly inform the interested party(ies) of such value, following which the/each interested party may withdraw from the sale procedure by giving notice thereof the Board of Directors within two weeks.

14.8	If any interested party withdraws from the sale procedure in accordance with Article 14.7, the Board of Directors:

a.	shall promptly inform the requesting shareholder and the other interested party(ies), if any, thereof; and

b.

shall give the opportunity to the/each other interested party, if any, to declare to the Board of Directors and the requesting shareholder, within two weeks, his willingness to acquire the preferred shares having become available as a result of the withdrawal, for the price determined by the independent expert(s) (with the Board of Directors being entitled to determine the allocation of such preferred shares among any such willing interested party(ies) at its absolute discretion).

14.9

If it becomes apparent to the Board of Directors that all relevant preferred shares can be transferred to one or more interested parties for the price determined by the independent expert(s), the Board of Directors shall promptly notify the requesting shareholder and such interested party(ies) thereof. Within three months after sending such notice the relevant preferred shares shall be transferred.

14.10	If it becomes apparent to the Board of Directors that not all relevant preferred shares can be transferred to one or more interested parties for the price determined by the independent expert(s):

a.	the Board of Directors shall promptly notify the requesting shareholder thereof; and

b.

the requesting shareholder shall be free to transfer all relevant preferred shares, provided that the transfer takes place within three months after having received the notice referred to in paragraph a.

14.11	The Company may only be an interested party under this Article 14 with the consent of the requesting shareholder.

14.12	All notices given pursuant to this Article 14 shall be provided in writing.

14.13	The preceding provisions of this Article 14 do not apply:

a.	to the extent that a shareholder is under a statutory obligation to transfer preferred shares to a previous holder thereof;

b.	if it concerns a transfer in connection with an enforcement of a pledge pursuant to Section 3:248 DCC in conjunction with Section 3:250 or 3:251 DCC; or

c.	if it concerns a transfer to the Company, except in the case that the Company acts as an interested party pursuant to Article 14.11.

14.14	This Article 14 applies mutatis mutandis in case of a transfer of rights to subscribe for preferred shares.

BOARD OF DIRECTORS - COMPOSITION

Article 15

15.1	The Company has a Board of Directors consisting of:

a.	one or more Executive Directors, being primarily charged with the Company’s day-to-day operations; and

b.	~~one~~three or more Non-Executive Directors, being primarily charged with the supervision of the performance of the duties of the Directors.

The Board of Directors shall be composed of individuals.

15.2

The Board of Directors shall determine the number of Executive Directors and the number of Non-Executive Directors subject to Article 15.1. If there are fewer than three Non-Executive Directors in office, the Board of Directors shall promptly take measures to increase the number of Non-Executive Directors.

15.3	The following individuals cannot be a Non-Executive Director:

a.	persons employed by the Company;

b.	persons employed by a Dependent Company;

c.	directors and employees of an employees’ organisation customarily involved in establishing the terms of employment of the persons referred to in paragraphs a. and b. above.

15.4

The Board of Directors shall adopt a profile of its size and composition, taking into account the nature of the business, its activities and the desired expertise and background of the Non-Executive Directors. The Board of Directors shall discuss the profile in the General Meeting and with the Works Council each time it is amended.

15.5

~~15.2~~ The Board of Directors shall elect an Executive Director to be the CEO. The Board of Directors may dismiss the CEO, provided that the CEO so dismissed shall subsequently continue his term of office as an Executive Director without having the title of CEO.

15.6

~~15.3~~ The Board of Directors shall elect a Non-Executive Director to be the Chairman. The Board of Directors may dismiss the Chairman, provided that the Chairman so dismissed shall subsequently continue his term of office as a Non-Executive Director without having the title of Chairman.

15.7

If a Director is absent or incapacitated, he may be replaced temporarily by a person whom the Board of Directors has designated for that purpose and, until then, the other Director(s) shall be charged with the management of the Company. If all Directors are absent or incapacitated, the management of the Company shall be attributed to the person who most recently ceased to hold office as the CEO. If such former CEO is unwilling or unable to accept that position, the management of the Company shall be attributed to the person who most recently ceased to hold office as the Chairman. If such former Chairman is also unwilling or unable to accept that position, the management of the Company shall be attributed to one or more persons whom the General Meeting has designated for that purpose. The person(s) charged with the management of the Company in this manner, may designate one or more persons to be charged with the management of the Company in addition to, or together with, such person(s). This Article 15.7 is subject to Articles 16.14 and 16.15.

15.8	~~15.4~~ A Director shall be considered to be unable to act within the meaning of Article ~~15.5~~15.7:

a.

in a period during which the Company has not been able to contact him (including as a result of illness), provided that such period lasted longer than five consecutive days (or such other period as determined by the Board of Directors on the basis of the facts and circumstances at hand);

b.	during his suspension; or

c.

in the deliberations and decision-making of the Board of Directors on matters in relation to which he has declared to have, or in relation to which the Board of Directors has established that he has, a conflict of interests as described in Article 18.7.

BOARD OF DIRECTORS - APPOINTMENT, SUSPENSION AND DISMISSAL

Article 16

16.1

The ~~General Meeting~~Non-Executive Directors shall appoint the Executive Directors and may at any time suspend or dismiss any Executive Director. ~~In addition, the Board of~~The Non-Executive Directors ~~may at any time suspend~~shall notify the General Meeting of a proposed appointment of an Executive Director. The Non-Executive Directors shall not dismiss an Executive Director until after the General Meeting has been consulted about the proposed dismissal.

16.2

Except as provided in Article 16.6, the Non-Executive Directors shall be appointed by the General Meeting based on a nomination by the Non-Executive Directors. The nomination must be presented to the General Meeting and the Works Council concurrently. The nomination must be supported with reasons. The nomination shall not be presented to the General Meeting until after the Works Council has been given the opportunity to determine its position on the matter in a timely fashion before the date of the convocation of the General Meeting. The chairperson of the Works Council or a member of the Works Council designated by the chairperson of the Works Council may explain the position of the Works Council in the General Meeting. The absence of that position shall not affect the decision-making on the proposed appointment.

16.3

~~16.2~~ The General Meeting ~~can only appoint~~and the Works Council may recommend persons to the Non-Executive Directors ~~upon a~~for their nomination ~~by the Board of Directors. The General Meeting may at any time resolve to render such nomination to be non-binding by a majority of at least two thirds of the votes cast representing more than half of the issued share capital. If a nomination is rendered non-binding, a new nomination shall be made by the Board of Directors. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is rendered non-binding. A second meeting as referred to in Section 2:120(3) DCC cannot be convened.~~of a Non-Executive Director. To this end, the Non-Executive Directors shall inform these bodies in a timely fashion when, why and in accordance with which profile a vacancy in their midst must be filled. If the enhanced right of recommendation set out in Article 16.4 applies to the vacancy, the Non-Executive Directors shall state this as well.

16.4

For one-third of the number of Non-Executive Directors, the Non-Executive Directors shall nominate a person recommended by the Works Council, unless the Non-Executive Directors object to such recommendation based on the expectation that the person recommended will be unfit to fulfil the duties of a Non-Executive Director or that the group of Non-Executive Directors will not be properly composed upon the appointment in accordance with the recommendation. If the number of Non-Executive Directors is not divisible by three, the closest lower number divisible by three shall be used to determine the number of Non-Executive Directors in respect of which the enhanced right of recommendation applies. At least one Non-Executive Director appointed pursuant to Article 16.4 shall be part of the compensation committee of the Board of Directors.

16.5

In case of an objection by the Non-Executive Directors pursuant to Article 16.4, they shall notify the Works Council of their objection, stating their reasons. The Non-Executive Directors shall promptly consult with the Works Council in an attempt to reach agreement on the nomination. If the Non-Executive Directors establish that agreement cannot be reached, a representative of the Non-Executive Directors designated for that purpose shall request the Enterprise Chamber to rule that the objection is well-founded. The application shall not be filed before four weeks have passed after the start of the consultation with the Works Council. If the Enterprise Chamber declares the objection unfounded, the Non-Executive Directors shall nominate the person recommended. If the Enterprise Chamber declares the objection well-founded, the Works Council may make a new recommendation in accordance with Article 16.4.

16.6

The General Meeting may reject a nomination made pursuant to Article 16.2 by Simple Majority representing at least one-third of the issued share capital. If the shareholders withhold their support for the candidate by Simple Majority without such majority representing at least one-third of the issued share capital, a new General Meeting may be convened where the nomination may be rejected by Simple Majority. In that case, the Non-Executive Directors shall prepare a new nomination. Articles 16.3 through 16.5 shall apply mutatis mutandis. If the General Meeting does not appoint the person nominated and does not pass a resolution rejecting the nomination, the Non-Executive Directors shall appoint the person nominated.

16.7

The General Meeting may delegate the right vested in it under Article 16.3 to a committee of shareholders designated by it, for a period set by it, in each case for a maximum of two consecutive years. In that case, the Non-Executive Directors shall make the notification under Article 16.3 to such committee. The General Meeting may revoke the delegation at any time.

16.8

A Non-Executive Director shall resign no later than on the day of the first General Meeting held after four years have passed from such Non-Executive Director’s most recent appointment. A resigning Non-Executive Director may be reappointed.

16.9

A Non-Executive Director may be suspended by the Non-Executive Directors. Such a suspension shall terminate by operation of law if, within one month after the start of the suspension, the Company has not requested the Enterprise Chamber to dismiss the relevant Non-Executive Director pursuant to Article 16.10.

16.10

Upon application, the Enterprise Chamber may dismiss a Non-Executive Director for dereliction of duties, for other important reasons or because of a material change in circumstances as a result of which the Company cannot reasonably be expected to retain such person as a Non-Executive Director. Such an application may be made by the Company, represented for this purpose by the Non-Executive Directors, or by a representative of the General Meeting or the Works Council designated for this purpose.

16.11

~~16.3~~ At a General Meeting, a resolution to appoint a Non-Executive Director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or the explanatory notes thereto.

~~16.4~~	~~Upon the appointment of a person as a Director, the General Meeting shall determine whether that person is appointed as Executive Director or as Non-Executive Director.~~

~~16.5~~

~~A resolution of the General Meeting to suspend or dismiss a Director shall require a majority of at least two thirds of the votes cast representing more than half of the issued share capital, unless the resolution is passed at the proposal of the Board of Directors. A second meeting as referred to in Section 2:120(3) DCC cannot be convened.~~

~~16.6~~	~~If a Director is suspended and the General Meeting does not resolve to dismiss him within three months from the date of such suspension, the suspension shall lapse.~~

16.12

By Simple Majority representing at least one-third of the issued share capital, the General Meeting may pass a resolution of no-confidence in the Non-Executive Directors. The resolution shall be supported with reasons. The resolution may not be passed in respect of Non-Executive Directors appointed by the Enterprise Chamber in accordance with Article 16.14.

16.13

A resolution as referred to in Article 16.12 may only be passed after the Board of Directors has notified the Works Council of the proposed resolution and the reasons for it. The notification shall be made at least thirty days prior to the General Meeting at which the proposal is to be considered. If the Works Council has determined its position on the proposal, the Board of Directors shall inform the Non-Executive Directors and the General Meeting of that position. The Works Council may have its position explained in the General Meeting.

16.14

The resolution referred to in Article 16.12 shall result in the immediate dismissal of all Non-Executive Directors. In that case, the Executive Directors shall promptly request the Enterprise Chamber to temporarily appoint one or more Non-Executive Directors. The Enterprise Chamber shall make arrangements in respect of the consequences of the appointment. The temporary Non-Executive Directors shall cause a new group of Non-Executive Directors to be appointed in accordance with this Article 16 within a period set by the Enterprise Chamber.

16.15

If there are no Non-Executive Directors in office, other than as a result of Article 16.12, appointments of Non-Executive Directors shall be made by the General Meeting in accordance with Section 2:159 DCC.

BOARD OF DIRECTORS - DUTIES AND ORGANISATION

Article 17

17.1

The Board of Directors is charged with the management of the Company, subject to the restrictions contained in these articles of association. ~~’~~This includes in any event setting the Company’s policy and strategy. In performing their duties, Directors shall be guided by the interests of the Company and of the business connected with it.

17.2

The Board of Directors shall draw up Board Rules concerning its organisation, decision-making and other internal matters, with due observance of these articles of association. In performing their duties, the Directors shall act in compliance with the Board Rules.

17.3	The Directors may allocate their duties amongst themselves in or pursuant to the Board Rules or otherwise pursuant to resolutions adopted by the Board of Directors, provided that:

a.	the Executive Directors shall be charged with the Company’s day-to-day operations;

b.	the task of supervising the performance of the duties of the Directors cannot be taken away from the Non-Executive Directors;

c.	the Chairman must be a Non-Executive Director; and

d.	the making of proposals for the appointment of a Director and the determination of the compensation of the Executive Directors cannot be allocated to an Executive Director.

17.4

The Board of Directors may determine in writing, in or pursuant to the Board Rules or otherwise pursuant to resolutions adopted by the Board of Directors, that one or more Directors can validly pass resolutions in respect of matters which fall under his/their duties.

17.5

The Board of Directors shall establish the committees which the Company is required to have and otherwise such committees as are deemed to be appropriate by the Board of Directors. The Board of Directors shall draw up (and/or include in the Board Rules) rules concerning the organisation, decision-making and other internal matters of its committees.

17.6	The Board of Directors may perform the legal acts referred to in Section 2:94(1) DCC without the prior approval of the General Meeting.

BOARD OF DIRECTORS - DECISION-MAKING

Article 18

18.1	Without prejudice to Article 18.5, each Director may cast one vote in the decision-making of the Board of Directors.

18.2	A Director can be represented by another Director holding a written proxy for the purpose of the deliberations and the decision-making of the Board of Directors.

18.3

Resolutions of the Board of Directors and resolutions of the group of Non-Executive Directors (including the resolutions of the Non-Executive Directors described in Article 16 and Article 18.10) shall be passed, irrespective of whether this occurs at a meeting or otherwise, by Simple Majority unless the Board Rules provide differently.

18.4	Invalid votes, blank votes and abstentions shall not be counted as votes cast.

18.5

Where there is a tie in any vote of the Board of Directors, the Chairman shall have a casting vote, provided that there are at least three Directors in office. Otherwise, the relevant resolution shall not have been passed.

18.6

The Executive Directors shall not participate in the decision-making concerning (i) the determination of the compensation of Executive Directors and (ii) the instruction of an auditor to audit the annual accounts if the General Meeting has not granted such instruction.

18.7

A Director shall not participate in the deliberations and decision-making of the Board of Directors on a matter in relation to which he has a direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it. If, as a result thereof, no resolution can be passed by the Board of Directors, the resolution may nevertheless be passed by the Board of Directors as if none of the Directors has a conflict of interests as described in the previous sentence.

18.8	Meetings of the Board of Directors can be held through audio-communication facilities, unless a Director objects thereto.

18.9

Resolutions of the Board of Directors may, instead of at a meeting, be passed in writing, provided that all Directors are familiar with the resolution to be passed and none of them objects to this decision-making process. Articles 18.1 through 18.7 apply mutatis mutandis.

18.10	The approval of the Non-Executive Directors is required for resolutions of the Board of Directors concerning the following matters:

a.	the issue and acquisition of shares in and debt instruments against the Company or debt instruments against a limited partnership or general partnership of which the Company is a fully liable partner;

b.	the cooperation with the issue of depository receipts for shares in the Company’s capital;

c.

applying for the admission of the securities referred to in paragraphs a. and b. for trading on a trading venue, as referred to in Section 1:1 of the Dutch Financial Supervision Act, or on a system comparable to a trading venue in a state which is not a Member State, or the application for a cancellation of such admission;

d.

entering into or terminating a long-lasting alliance of the Company or of a Dependent Company either with another entity or partnership, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for the Company;

e.

acquiring an interest in the capital of another company by the Company or by a Dependent Company with a value of at least one fourth of the amount of the issued share capital and the reserves, according to the Company’s balance sheet with explanatory notes, as well as increasing or decreasing such an interest significantly;

f.	investments which require an amount equal to at least one fourth of the amount of the issued share capital and the reserves of the Company, according to its balance sheet with explanatory notes;

g.	a proposal to amend these articles of association;

h.	a proposal to dissolve the Company;

i.	application for bankruptcy and requesting a suspension of payments;

j.	terminating the employment contracts of a considerable number of employees of the Company or of a Dependent Company at the same time or within a short period of time;

k.	a significant change in the working conditions of a considerable number of employees of the Company or of a Dependent Company;

l.	a proposal to reduce the Company’s issued share capital; and

m.	such other resolutions of the Board of Directors as the Board of Directors shall have specified in a resolution to that effect and notified to the Board of Directors.

18.11

~~18.9~~ The approval of the General Meeting is required for resolutions of the Board of Directors concerning a material change to the identity or the character of the Company or the business, including in any event:

a.	transferring the business or materially all of the business to a third party;

b.

entering into or terminating a long-lasting alliance of the Company or of a Subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for the Company; and

c.

acquiring or disposing of an interest in the capital of a company by the Company or by a Subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the Company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the Company’s most recently adopted annual accounts.

18.12

~~18.10~~ The absence of the approval of the Non-Executive Directors or the General Meeting of a resolution as referred to in Article 18.10 or ~~Article~~ 18.11, respectively, shall result in the relevant resolution being null and void pursuant to Section 2:14(1) DCC but shall not affect the powers of representation of the Board of Directors or of the Directors.

BOARD OF DIRECTORS - COMPENSATION

Article 19

19.1	The General Meeting shall determine the Company’s policy concerning the compensation of the Board of Directors with due observance of the relevant statutory requirements.

19.2	The compensation of Directors shall be determined by the Board of Directors with due observance of the policy referred to in Article 19.1.

19.3

The Board of Directors shall submit proposals concerning arrangements in the form of shares or rights to subscribe for shares to the General Meeting for approval. This proposal must at least include the number of shares or rights to subscribe for shares that may be awarded to the Board of Directors and which criteria apply for such awards or changes thereto. The absence of the approval of the General Meeting shall not affect the powers of representation.

BOARD OF DIRECTORS - REPRESENTATION

Article 20

20.1	The Board of Directors is entitled to represent the Company.

20.2	The power to represent the Company also vests in the CEO individually, as well as in any other two Executive Directors acting jointly.

20.3

The Company may grant powers of attorney to represent the Company and determine the scope of such powers of attorney. If a power of attorney is granted to an individual, the Board of Directors may grant an appropriate title to such person.

INDEMNITY

Article 21

21.1	The Company shall indemnify and hold harmless each of its Indemnified Officers against:

a.	any financial losses or damages incurred by such Indemnified Officer; and

b.

any expense reasonably paid or incurred by such Indemnified Officer in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative, investigative or other nature, formal or informal, in which he becomes involved, to the extent this relates to his current or former position with the Company and/or a Group Company and in each case to the fullest extent permitted by applicable law.

21.2	No indemnification shall be given to an Indemnified Officer:

a.

if a competent court or arbitral tribunal has established, without possibility for appeal, that the acts or omissions of such Indemnified Officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described in Article 21.1 result from either an improper performance of his duties as an officer of the Company or an unlawful or illegal act;

b.

to the extent that his financial losses, damages and expenses are covered under an insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so); or

c.

in relation to proceedings brought by such Indemnified Officer against the Company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to these articles of association or an agreement between such Indemnified Officer and the Company which has been approved by the Board of Directors.

21.3	The Board of Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification referred to in Article 21.1.

GENERAL MEETING - CONVENING AND HOLDING MEETINGS

Article 22

22.1	Annually, at least one General Meeting shall be held. This annual General Meeting shall be held within six months after the end of the Company’s financial year.

22.2	A General Meeting shall also be held:

a.

within three months after the Board of Directors has considered it to be likely that the Company’s equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required; and

b.	whenever the Board of Directors so decides.

22.3	Subject to Article 22.4, General Meetings must be held in the place where the Company has its official seat or in Amsterdam, The Hague, Rotterdam or Schiphol (Haarlemmermeer).

22.4

If and when allowed pursuant to applicable law, those who convene the General Meeting may also decide whether (and if so, under what conditions) the General Meeting shall also or exclusively be accessible through the use of electronic means. In that case, references in these articles of association to attendance of a General Meeting shall include attendance by electronic means and Article 24.2, with the exception of the first sentence of Article 24.2, shall apply mutatis mutandis in respect of attendance by electronic means.

22.5

~~22.3~~ If the Board of Directors has failed to ensure that a General Meeting as referred to in Articles 22.1 or 22.2 paragraph a. is held, each Person with Meeting Rights may be authorised by the court in preliminary relief proceedings to do so.

22.6

~~22.4~~ One or more Persons with Meeting Rights who collectively represent at least the part of the Company’s issued share capital prescribed by law for this purpose may request the Board of Directors in writing to convene a General Meeting, setting out in detail the matters to be discussed. If the Board of Directors has not taken the steps necessary to ensure that the General Meeting could be held within the relevant statutory period after the request, the requesting Person(s) with Meeting Rights may be authorised, at his/their request, by the court in preliminary relief proceedings to convene a General Meeting.

22.7

~~22.5~~ Any matter of which the discussion has been requested in writing by one or more Persons with Meeting Rights who, individually or collectively, represent at least the part of the Company’s issued share capital prescribed by law for this purpose shall be included in the convening notice or announced in the same manner, if the Company has received the substantiated request or a proposal for a resolution no later than on the sixtieth day prior to that of the General Meeting.

22.8	~~22.6~~ A General Meeting must be convened with due observance of the relevant statutory minimum convening period.

22.9

~~22.7~~ All Persons with Meeting Rights must be convened for the General Meeting in accordance with applicable law. The holders of shares may be convened for the General Meeting by means of convening letters sent to the addresses of those shareholders in accordance with Article 5.4. The previous sentence does not prejudice the possibility of sending a convening notice by electronic means in accordance with Section 2:113(4) DCC.

GENERAL MEETING - PROCEDURAL RULES

Article 23

23.1	The General Meeting shall be chaired by one of the following individuals, taking into account the following order of priority:

a.	by the Chairman, if there is a Chairman and he is present at the General Meeting;

b.	by the CEO, if there is a CEO and he is present at the General Meeting;

c.	by another Director who is chosen by the Directors present at the General Meeting from their midst; or

d.	by another person appointed by the General Meeting.

The person who should chair the General Meeting pursuant to paragraphs a. through d. may appoint another person to chair the General Meeting instead of him.

23.2

The chairman of the General Meeting shall appoint another person present at the General Meeting to act as secretary and to minute the proceedings at the General Meeting. The minutes of a General Meeting shall be adopted by the chairman of that General Meeting or by the Board of Directors. Where an official report of the proceedings is drawn up by a civil law notary, no minutes need to be prepared. Every Director may instruct a civil law notary to draw up such an official report at the Company’s expense.

23.3	The chairman of the General Meeting shall decide on the admittance to the General Meeting of persons other than:

a.	the persons who have Meeting Rights at that General Meeting, or their proxyholders; and

b.	those who have a statutory right to attend that General Meeting on other grounds.

23.4

The holder of a written proxy from a Person with Meeting Rights who is entitled to attend a General Meeting shall only be admitted to that General Meeting if the proxy is determined to be acceptable by the chairman of that General Meeting.

23.5

The Company may direct that any person, before being admitted to a General Meeting, identify himself by means of a valid passport or driver’s license and/or should be submitted to such security arrangements as the Company may consider to be appropriate under the given circumstances. Persons who do not comply with these requirements may be refused entry to the General Meeting.

23.6	The chairman of the General Meeting has the right to eject any person from the General Meeting if he considers that person to disrupt the orderly proceedings at the General Meeting.

23.7	The General Meeting may be conducted in a language other than the Dutch language, if so determined by the chairman of the General Meeting.

23.8

The chairman of the General Meeting may limit the amount of time that persons present at the General Meeting are allowed to take in addressing the General Meeting and the number of questions they are allowed to raise, with a view to safeguarding the orderly proceedings at the General Meeting. The chairman of the General Meeting may also adjourn the meeting if he considers that this shall safeguard the orderly proceedings at the General Meeting.

GENERAL MEETING - EXERCISE OF MEETING AND VOTING RIGHTS

Article 24

24.1

Each Person with Meeting Rights has the right to attend, address and, if applicable, vote at General Meetings, whether in person or represented by the holder of a written proxy. Holders of fractional shares together constituting the nominal value of a share of the relevant class shall exercise these rights collectively, whether through one of them or through the holder of a written proxy.

24.2

The Board of Directors may decide that each Person with Meeting Rights is entitled, whether in person or represented by the holder of a written proxy, to participate in, address and, if applicable, vote at the General Meeting by electronic means of communication. For the purpose of applying the preceding sentence it must be possible, by electronic means of communication, for the Person with Meeting Rights to be identified, to observe in real time the proceedings at the General Meeting and, if applicable, to vote. The Board of Directors may impose conditions on the use of the electronic means of communication, provided that these conditions are reasonable and necessary for the identification of the Person with Meeting Rights and the reliability and security of the communication. Such conditions must be announced in the convening notice.

24.3

The Board of Directors can also decide that votes cast through electronic means of communication or by means of a letter prior to the General Meeting are considered to be votes that are cast during the General Meeting. These votes shall not be cast prior to the Registration Date.

24.4

For the purpose of Articles 24.1 through 24.3, those who have voting rights and/or Meeting Rights on the Registration Date and are recorded as such in a register designated by the Board of Directors shall be considered to have those rights, irrespective of whoever is entitled to the shares or depository receipts at the time of the General Meeting. Unless Dutch law requires otherwise, the Board of Directors is free to determine, when convening a General Meeting, whether the previous sentence applies.

24.5

Each Person with Meeting Rights must notify the Company in writing of his identity and his intention to attend the General Meeting. This notice must be received by the Company ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such General Meeting is convened. Persons with Meeting Rights that have not complied with this requirement may be refused entry to the General Meeting. When a General Meeting is convened the Board of Directors may stipulate not to apply the previous provisions of this Article 24.5 in respect of the exercise of Meeting Rights and/or voting rights attached to preferred shares at such General Meeting.

GENERAL MEETING - DECISION-MAKING

Article 25

25.1

Each share, irrespective of which class it concerns, shall give the right to cast one vote at the General Meeting. Fractional shares of a certain class, if any, collectively constituting the nominal value of a share of that class shall be considered to be equivalent to such a share.

25.2

No vote may be cast at a General Meeting in respect of a share belonging to the Company or a Subsidiary or in respect of a share for which any of them holds the depository receipts. Usufructuaries and pledgees of shares belonging to the Company or its Subsidiaries are not, however, precluded from exercising their voting rights if the usufruct or pledge was created before the relevant share belonged to the Company or a Subsidiary. Neither the Company nor a Subsidiary may vote shares in respect of which it holds a usufruct or a pledge.

25.3

Unless a greater majority is required by law or by these articles of association, all resolutions of the General Meeting shall be passed by Simple Majority. Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by these articles of association, if and for as long as the Company is subject to the rules and requirements of a securities exchange and such securities exchange requires the Company to have a quorum for the General Meeting, then the General Meeting can only pass resolutions if at least one third of the issued and outstanding shares in the Company’s capital are present or represented at such General Meeting. A second meeting as referred to in Section 2:120(3) DCC cannot be convened.

25.4

Invalid votes, blank votes and abstentions shall not be counted as votes cast. Shares in respect of which an invalid or blank vote has been cast and shares in respect of which an abstention has been made shall be taken into account when determining the part of the issued share capital that is represented at a General Meeting.

25.5	Where there is a tie in any vote of the General Meeting, the relevant resolution shall not have been passed.

25.6	The chairman of the General Meeting shall decide on the method of voting and the voting procedure at the General Meeting.

25.7

The determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. If the accuracy of the chairman’s determination is contested immediately after it has been made, a new vote shall take place if the majority of the General Meeting so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights who is present so requires. The legal consequences of the original vote shall lapse as a result of the new vote.

25.8

The Board of Directors shall keep a record of the resolutions passed. The record shall be available at the Company’s office for inspection by Persons with Meeting Rights. Each of them shall, upon request, be provided with a copy of or extract from the record, at no more than the cost price.

25.9	The Directors shall, in that capacity, have an advisory vote at the General Meetings.

GENERAL MEETING - SPECIAL RESOLUTIONS

Article 26

26.1	The following resolutions can only be passed by the General Meeting at the proposal of the Board of Directors:

a.	the issue of shares or the granting of rights to subscribe for shares;

b.	the limitation or exclusion of pre-emption rights;

c.	the designation or granting of an authorisation as referred to in Articles 6.1, 7.5 and 10.2, respectively;

d.	the reduction of the Company’s issued share capital;

e.	the granting of an approval as referred to in Article 18.11;

f.	the making of a distribution from the Company’s profits or reserves on the common shares;

g.	the making of a distribution in the form of shares in the Company’s capital or in the form of assets, instead of in cash;

h.	the amendment of these articles of association;

i.	the entering into of a merger or demerger;

j.	the instruction of the Board of Directors to apply for the Company’s bankruptcy; and

k.	the Company’s dissolution.

26.2

For purposes of Article 26.1, a resolution shall not be considered to have been proposed by the Board of Directors if such resolution has been included in the convening notice or announced in the same manner by or at the request of one or more Persons with Meeting Rights pursuant to Articles ~~22.5~~22.6 and/or ~~22.6~~22.7, unless the Board of Directors has expressly indicated its support of such resolution in the agenda of the General Meeting concerned or in the explanatory notes thereto.

CLASS MEETINGS

Article 27

27.1	A Class Meeting shall be held whenever a resolution of that Class Meeting is required by Dutch law or under these articles of association and otherwise whenever the Board of Directors so decides.

27.2

Without prejudice to Article 27.1, for Class Meetings of common shares, the provisions concerning the convening of, drawing up of the agenda for, holding of and decision-making by the General Meeting apply mutatis mutandis.

27.3	For Class Meetings of preferred shares, the following shall apply:

a.	Articles 22.3, ~~22.8~~22.9, 23.3, 25.1, 25.2 through 25.9 apply mutatis mutandis;

b.	a Class Meeting must be convened no later than on the eighth day prior to that of the meeting;

c.	a Class Meeting shall appoint its own chairman; and

d.

where the rules laid down by these articles of association in relation to the convening, location of or drawing up of the agenda for a Class Meeting have not been complied with, legally valid resolutions may still be passed by that Class Meeting by a unanimous vote at a meeting at which all shares of the relevant class are represented.

27.4	Holders of preferred shares may pass resolutions in writing instead of at a meeting by a unanimous vote of all shareholders concerned. The votes may be cast electronically.

REPORTING - FINANCIAL YEAR, ANNUAL ACCOUNTS AND MANAGEMENT REPORT

Article 28

28.1	The Company’s financial year shall coincide with the calendar year.

28.2

Annually, within the relevant statutory period, the Board of Directors shall prepare the annual accounts and the management report and deposit them at the Company’s office for inspection by the shareholders. The Board of Directors shall also send the annual accounts to the Works Council.

28.3	The annual accounts shall be signed by the Directors. If any of their signatures is missing, this shall be mentioned, stating the reasons.

28.4

The Company shall ensure that the annual accounts, the management report and the particulars to be added pursuant to Section 2:392(1) DCC shall be available at its offices as from the convening of the General Meeting at which they are to be discussed. The Persons with Meeting Rights are entitled to inspect such documents at that location and to obtain a copy at no cost.

28.5	The annual accounts shall be adopted by the General Meeting.

REPORTING - AUDIT

Article 29

29.1	The General Meeting shall instruct an auditor as referred to in Section 2:393 DCC to audit the annual accounts. Where the General Meeting fails to do so, the Board of Directors shall be authorised.

29.2

The instruction may be revoked by the General Meeting and, if the Board of Directors has granted the instruction, by the Board of Directors. The instruction can only be revoked for well-founded reasons; a difference of opinion regarding the reporting or auditing methods shall not constitute such a reason.

DISTRIBUTIONS - GENERAL

Article 30

30.1	A distribution can only be made to the extent that the Company’s equity exceeds the amount of the paid up and called up part of its capital plus the reserves which must be maintained by law.

30.2	No entitlement to distributions is attached to preferred shares, other than as described in Articles 11.2, 32.1 and 33.3.

30.3

Distributions shall be made in proportion to the aggregate nominal value of the shares. In deviation of the previous sentence, distributions on preferred shares (or to the former holders of preferred shares) shall be made in proportion to the amounts paid up (or formerly paid up) on those preferred shares.

30.4

The parties entitled to a distribution shall be the relevant shareholders, usufructuaries and pledgees, as the case may be, at a date to be determined by the Board of Directors for that purpose. This date shall not be earlier than the date on which the distribution was announced.

30.5

The General Meeting may resolve, subject to Article 26, that all or part of such distribution, instead of being made in cash, shall be made in the form of shares in the Company’s capital or in the form of the Company’s assets.

30.6

The Board of Directors may resolve to make interim distributions, provided that it appears from interim accounts to be prepared in accordance with Section 2:105(4) DCC that the requirement referred to in Article 30.1 has been met and, if it concerns an interim distribution of profits, taking into account the order of priority described in Article 32.1.

30.7

A distribution shall be payable on such date and, if it concerns a distribution in cash, in such currency as determined by the Board of Directors. If it concerns a distribution in the form of the Company’s assets, the Board of Directors shall determine the value attributed to such distribution for purposes of recording the distribution in the Company’s accounts with due observance of applicable law (including the applicable accounting principles).

30.8	A claim for payment of a distribution shall lapse after five years have expired after the distribution became payable.

30.9

For the purpose of calculating the amount or allocation of any distribution, shares held by the Company in its own capital shall not be taken into account. No distribution shall be made to the Company in respect of shares held by it in its own capital.

DISTRIBUTIONS - RESERVES

Article 31

31.1	All reserves maintained by the Company shall be attached exclusively to the common shares.

31.2	Subject to Article 26, the General Meeting is authorised to resolve to make a distribution from the Company’s reserves.

31.3	Without prejudice to Articles 31.4 and 32.2, distributions from a reserve shall be made exclusively on the class of shares to which such reserve is attached.

31.4	The Board of Directors may resolve to charge amounts to be paid up on shares against the Company’s reserves, irrespective of whether those shares are issued to existing shareholders.

DISTRIBUTIONS - PROFITS

Article 32

32.1	Subject to Article 30.1, the profits shown in the Company’s annual accounts in respect of a financial year shall be appropriated as follows, and in the following order of priority:

a.

to the extent that any preferred shares have been cancelled without the distribution described in Article 11.2 paragraph b. having been paid in full and without any such deficit subsequently having been paid in full as described in this Article 32.1 or Article 32.2, an amount equal to any such (remaining) deficit shall be distributed to those who held those preferred shares at the moment of such cancellation becoming effective;

b.

to the extent that any Preferred Distribution (or part thereof) in relation to previous financial years has not yet been paid in full as described in this Article 32.1 or Article 32.2, an amount equal to any such (remaining) deficit shall be distributed on the preferred shares;

c.	the Preferred Distribution shall be distributed on the preferred shares in respect of the financial year to which the annual accounts pertain;

d.	the Board of Directors shall determine which part of the remaining profits shall be added to the Company’s reserves; and

e.	subject Article 26, the remaining profits shall be at the disposal of the General Meeting for distribution on the common shares.

32.2

To the extent that the distributions described in Article 32.1 paragraphs a. through c. (or any part thereof) cannot be paid out of the profits shown in the annual accounts, any such deficit shall be distributed from the Company’s reserves, subject to Articles 30.1 and 30.2.

32.3	Without prejudice to Article 30.1, a distribution of profits shall be made after the adoption of the annual accounts that show that such distribution is allowed.

DISSOLUTION AND LIQUIDATION

Article 33

33.1	In the event of the Company being dissolved, the liquidation shall be effected by the Board of Directors, unless the General Meeting decides otherwise.

33.2	To the extent possible, these articles of association shall remain in effect during the liquidation.

33.3	To the extent that any assets remain after payment of all of the Company’s debts, those assets shall be distributed as follows, and in the following order of priority:

a.	the amounts paid up on the preferred shares shall be repaid on such preferred shares;

b.

to the extent that any preferred shares have been cancelled without the distribution described in Article 11.2 paragraph b. having been paid in full and without any such deficit subsequently having been paid in full as described in Articles 32.1 and 32.2, an amount equal to any such (remaining) deficit shall be distributed to those who held those preferred shares at the moment of such cancellation becoming effective;

c.

to the extent that any Preferred Distribution (or part thereof) in relation to financial years prior to the financial year in which the distribution referred to in paragraph a. occurs has not yet been paid in full as described in Articles 32.1 and 32.2, an amount equal to any such (remaining) deficit shall be distributed on the preferred shares;

d.

the Preferred Distribution shall be paid on the preferred shares calculated in respect of the part of the financial year in which the distribution referred to in paragraph a. is made, for the number of days that have already elapsed during such part of the financial year; and

e.	any remaining assets shall be distributed to the holders of common shares.

33.4

After the Company has ceased to exist, its books, records and other information carriers shall be kept for the period prescribed by law by the person designated for that purpose in the resolution of the General Meeting to dissolve the Company. Where the General Meeting has not designated such a person, the liquidators shall do so.

FEDERAL FORUM PROVISION

Article 34

Except as otherwise consented to in writing by the Company, the sole and exclusive forum for any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America.

Annex B

MERUS N.V.

2016 INCENTIVE AWARD PLAN

(AS AMENDED AND RESTATED EFFECTIVE [   ], 2024)

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator.

3.2 Grant Authority. Subject to the conditions and limitations in the Plan and Applicable Laws, the Board of Directors has authority to grant Awards and set Award terms and conditions for Service Providers. The non-executive directors of the Board of Directors will be granted Awards in accordance with the Merus N.V. Non-Executive Directors Compensation Program.

3.3 Administrative Authority. The Administrator has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements on behalf of the Company and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion. Notwithstanding anything in the Plan to the contrary, all actions taken by the Board of Directors under the Plan shall be subject to the conditions and limitations set forth in the Articles and the Board Rules.

3.4 Appointment of Committees. To the extent the Articles and Applicable Laws permit, the Board of Directors may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board of Directors, may abolish any Committee it established or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

SHARES AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. ~~As of the Plan’s effective date under Section 10.3, the Company will cease granting awards under the Prior Plans; however, Prior Plan Awards will~~

~~remain subject to the terms of the applicable Prior Plan.~~ Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3 Substitute Awards. ~~With due observance of the division of authority described in Section 3.2 hereof, i~~In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or members of the Board of Directors prior to such acquisition or combination.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. ~~With due observance of the division of authority described in Section 3.2 hereof,~~ T~~t~~he Administrator (i) may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options, and (ii) will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.3 Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten (10) years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable current or former Service Provider due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right unless the exercise would violate an Applicable Law. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may, as determined by the Administrator, terminate immediately upon such violation. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the termination of his or her employment or other service relationship, or the employment or other service relationship is otherwise terminated for Cause, the right to exercise the Option or Stock Appreciation Right, as applicable, shall be suspended from the time of the delivery of such notice or, in the event of other termination, as of the initiation thereof, until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause or (ii) the effective date of the initiation of such termination of employment or other relationship (in which case the right to exercise the Option or Stock Appreciation Right, as applicable, shall terminate immediately upon the effective date of such termination of employment or other service relationship).

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.4 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.7, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing exercise methods if one or more of the exercise methods below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. ~~With due observance of the division of authority described in Section 3.2 hereof, t~~The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b) Share Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any share certificates issued in respect of shares of Restricted Stock, together with a share power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.

(b) Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. ~~With due observance of the division of authority described in Section 3.2 hereof and s~~Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, ~~and with due observance of the division of authority described in Section 3.2 hereof,~~ the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any spin-off, Change in Control or any change in any Applicable Laws or accounting principles, the Administrator, ~~with due observance of the division of authority described in Section 3.2 hereof and~~ on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Administrative Stand Still. In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator~~, with due observance of the division of authority described in Section 3.2 hereof,~~ may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the ~~minimum~~ maximum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.7 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing methods if one or more of the exercise methods below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.5 Amendment of Award; Repricing. ~~With due observance of the division of authority described in Section 3.2 hereof, the~~The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, except pursuant to Article VIII, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.6 Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.7 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.8 Cash Payments. Cash payments made to Participants under the Plan will be made in the currency the Participant is ordinarily paid in.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2 No Rights as Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator). The Company may place legends on share certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. ~~Unless earlier terminated by the Board of Directors, the~~The Plan, as amended and restated, shall ~~has~~ become effective on the date the Company’s shareholders approve this amendment and restatement of the Plan, ~~day prior to the Public Trading Date (the “Effective Date”)~~ and will remain in effect until and including December 31, 2031, unless earlier terminated by the Board of Directors, ~~the tenth (10th) anniversary of the earlier of (i) the date the general meeting of shareholders of the Company adopted the Plan or (ii) the date the Company’s shareholders approved the Plan,~~ but Awards previously granted may extend beyond that date in accordance with the Plan. No Awards may be granted under the Plan during any suspension period or after Plan termination.

10.4 Amendment of Plan. The Board of Directors, may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Administrator will obtain shareholder approval of any Plan amendment to the extent necessary to comply with the Articles or Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are employed outside the Netherlands or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.7 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. ~~During any such period and unless determined otherwise by the Administrator, a Participant subject to tax in the Netherlands (i) shall not sell Shares under any circumstances and may not directly or indirectly assign, transfer, pledge or otherwise encumber any Shares or take any action to avoid the impact of such restriction, (ii) shall, at the Administrator’s request, represent to the Company that the Participant has complied with these restrictions so that the Administrator may monitor Participant’s compliance and (iii) bear the risk of any potential decrease of the market value of the shares during the Lock-Up period.~~

10.8 Data Privacy. As a condition for receiving any Award, each Participant understands and agrees that its personal data will be ~~explicitly and unambiguously consents to the~~ collected~~ion~~, used and transferred, in electronic or other form, ~~of personal data~~ as described in this section by and among the Company and its Subsidiaries and affiliates. Such processing will exclusively for, and to the extent necessary, take place on the basis of (i) the explicit and unambiguous consent of the Participant; (ii) the performance, implementation~~implementing~~, ~~administering~~administration and ~~managing~~management of the Participant’s participation in the Plan; and (iii) compliance with legal obligations to which the Company is subject. To the extent necessary to execute and administer the Plan, the Company and its Subsidiaries and affiliates may hold certain personal ~~information~~ data about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and any Subsidiaries and/or affiliates may transfer the Data amongst themselves to the extent necessary for the performance of the Plan and to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the recipients’ country may be a country outside the European ~~Union~~ Economic Area not offering adequate protection of personal data. ~~By accepting an Award, each~~The Participant ~~authorizes~~ understands and explicitly and unambiguously consents such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan, and in any event no longer than two (2) years thereafter, unless a longer storage period is required by law or governmental regulations or Company policy. A Participant may, at any time, view the Data that the Company holds, or that was sent by the Company to a recipient, regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, request any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan, including any forfeiture of any outstanding Awards, if the Participant refuses or withdraws the consents in this Section 10.8 ~~without any justified reason~~. For more information on the consequences of refusing or withdrawing consent and the processing of Data, Participants may contact their local human resources representative.

10.9 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.10 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.11 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the Netherlands, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the Netherlands.

10.12 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, adopted effective as of September 27, 2023, as may be amended from time to time, and any other Company claw-back, recoupment, forfeiture or similar policies or provisions of the Company or its subsidiaries.~~policy, including any claw-back policy adopted to comply with Applicable Laws (including the Corporate Governance Code, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or as a clause in the Award Agreement.~~

10.13 Unilateral Amendment. The Administrator reserves the right to unilaterally amend the conditions of the Plan and/or of an Award, subject to the restrictions of the Articles or Applicable Law.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.4: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board of Directors.

11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under the laws of the Netherlands, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3 “Articles” means the Articles of Association of the Company, as amended from time to time.

11.4 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.5 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.6 “Board of Directors” means the board of directors (bestuur) of the Company within the meaning of the Articles.

11.7 “Board Rules” means the Merus N.V. Rules of Procedure for the Board of Directors.

11.8 “Cause” means (a) if Participant is a party to a written employment, consulting or other agreement for service with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement; plus (i) an urgent cause (dringende reden) within the meaning of Section 7:677 juncto 7:678 of the DCC; (ii) a reasonable ground within the meaning of Section 7:669, subsections 3 d, e, f, g and h of the DCC; provided, however with respect to grounds pursuant to 7:669, subsections 3 g and h of the DCC, if such ground(s) is (are) predominantly attributable to the Participant; and (iii) if the employment, consulting or other agreement for the service of the Participant with the Company or any of its Subsidiaries is governed by Foreign Laws, grounds which are the same or similar to those mentioned under the preceding (a)(i) and(a)(ii); or (b) if no Relevant Agreement exists, “Cause” means (i) an urgent cause (dringende reden) within the meaning of Section 7:677 juncto 7:678 of the DCC; (ii) a reasonable ground within the meaning of Section 7:669, subsections 3 d, e, f, g and h of the DCC; provided, however with respect to grounds pursuant to 7:669, subsections 3 g and h of the DCC, if such ground(s) is (are) predominantly attributable to the Participant; (iii) if the employment, consulting or other agreement for the service of the Participant with the Company or any of its Subsidiaries is governed by Foreign Laws, grounds which are the same or similar to those mentioned under the preceding (b)(i) and (b)(ii); (iv) Participant’s failure to substantially perform Participant’s duties (other than a failure resulting from Participant’s Disability); (v) Participant’s failure to carry out, or comply with any lawful and reasonable directive of the Board of Directors or Participant’s immediate supervisor; (vi) the occurrence of any act or omission by Participant that could reasonably be expected to result in (or has resulted in) Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (vii) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (viii) Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.9 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (b) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

11.10 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.11 “Committee” means one or more committees or subcommittees of the Board of Directors, which may include one or more members of the Board of Directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.12 “Common Stock” means the common shares of the Company within the meaning of the Articles.

11.13 “Company” means Merus N.V., a Dutch public~~,~~ limited liability company.

11.14 “Consultant” means any person, other than an Employee, or a member of the Board of Directors, including any adviser, engaged directly or indirectly by the Company and/or any Subsidiary to render services to the Company and/or Subsidiary if such person: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.15 “DCC” means the Dutch Civil Code.

11.16 “Designated Beneficiary” means the beneficiary or beneficiaries of the Participant designated pursuant to Applicable Laws, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated.

11.17 “Disability” means disability to perform work due to sickness within the meaning of Section 7:629 subsection 1 of the DCC or if the relevant agreement of a Service Provider is governed by Foreign Laws, the equivalent of Section7:629 subsection 1 of the DCC under such Foreign Laws.

11.18 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.19 “Employee” means any employee of the Company or its Subsidiaries within the meaning of Applicable Laws.

11.20 “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.21 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

11.22 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.23 “Foreign Laws” means the laws of any jurisdiction other than the laws of the Netherlands.

11.24 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.25 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.26 “Option” means an option to purchase Shares.

11.27 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.28 “Overall Share Limit” means the sum of (i) 1,277,778 Shares and (ii) an annual increase on the first day of each calendar year beginning January 1, 2017 and ending on and including January 1, ~~2026~~2029, equal to the least of (A) 4% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board of Directors.

11.29 “Participant” means a Service Provider who has been granted an Award.

11.30 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.31 “Plan” means this 2016 Incentive Award Plan, as it may be amended and/or restated from time to time.

~~11.32 “Prior Plans” means, collectively, the Merus B.V. 2010 Employee Option Plan and any prior equity incentive plans of the Company or its predecessor.~~

~~11.33 “Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s effective date in Section 10.3.~~

~~11.34 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).~~

11.32~~5~~ “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.33~~6~~ “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.34~~7~~ “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.35~~8~~ “Securities Act” means the Securities Act of 1933, as amended.

11.36~~9~~ “Service Provider” means an Employee, Consultant or member of the Board of Directors.

11.37~~40~~ “Shares” means shares of Common Stock.

11.38~~41~~ “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.39~~42~~ “Subsidiary” means a subsidiary (dochtermaatschappij) within the meaning of Section 2:24a of the DCC.

11.40~~3~~ “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.41~~4~~ “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

MERUS N.V.

2016 INCENTIVE AWARD PLAN

UNITED STATES ADDENDUM

Capitalized terms not specifically defined in this United States Addendum (the “US Addendum”) have the meanings given to them in the 2016 Incentive Award Plan (as amended from time to time, the “Plan”) of Merus N.V. (the “Company”).

Pursuant to Section 10.5 of the Plan, the Administrator has adopted this US Addendum which contains additional terms and conditions of the Plan applicable to Participants residing in the United States. To the extent not impacted by this US Addendum, the Plan shall remain unchanged and in full force and effect according to its terms.

ARTICLE XII.

INCENTIVE STOCK OPTIONS

12.1 Incentive Stock Option Limitations. Notwithstanding anything to the contrary in the Plan, no more than 1,277,778 Shares may be issued pursuant to the exercise of Incentive Stock Options.

12.2 Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE XIII.

SECTION 409A

13.1 General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend the Plan, this US Addendum or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt the Plan, this US Addendum or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under

Section 409A or otherwise. The Company will have no obligation under this Section ~~2.1~~ or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

13.2 Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of the Plan, this US Addendum or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

13.3 Payments to Specified Employees. Notwithstanding any contrary provision in the Plan, this US Addendum or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

13.4 Change in Control.

(a) Notwithstanding the definition of “Change in Control” contained in ~~Section 11.7 of~~ the Plan, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a) or (b) of such definition ~~Section 11.7 of the Plan~~ with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(b) The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

13.5 Restricted Stock Units. Pursuant to Section 6.3(a) of the Plan, the Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election; provided, that the Administrator shall make such determination in a manner intended to comply with Section 409A.

ARTICLE XIV.

DEFINITIONS

14.1 “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all share classes of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

14.2 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

* * * * *

MERUS US, INC. 139 MAIN ST., CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 16:59 (4:59) p.m. Central European Summer Time on May 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 16:59 (4:59) p.m. Central European Summer Time on May 2, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY EMAIL Mark, sign and date your proxy card and return it via email to AGM2024@merus.nl by 16:59 (4:59) p.m. Central European Summer Time on May 2, 2024. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V45265-P07358 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MERUS N.V. The Board of Directors recommends you vote FOR the following proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12: 1. Adoption of Merus N.V.’s Dutch statutory annual accounts in the English language for the financial year 2023. 2. Appointment of KPMG Accountants N.V. as Merus N.V.’s external auditor for the financial year 2024 for purposes of Dutch law. 3. Release of each member of Merus N.V.’s board of directors from liability for the exercise of their duties during the financial year 2023. 4. Re-appointment of Mark Iwicki as non-executive director. 5. Re-appointment of Paolo Pucci as non-executive director. 6. Appointment of Jason Haddock as non-executive director. 7. Articles Amendment A – Approval of the amendment of the Articles of Association to increase the authorized share capital to the amount of EUR 18,900,000 and divided into 105,000,000 common shares and 105,000,000 preferred shares and authorization to implement such amendment. 8. Articles Amendment B – Approval of the amendment of the Articles of Association to reflect the Large Company Regime and authorization to implement such amendment. For Against Abstain 9. Granting authorization to Merus N.V.’s board of directors to acquire shares (or depository receipt s for such shares) in Merus N.V.’s capital. 10. Approval, on an advisory (non-binding) basis, of the compensation of Merus N.V.’s named executive officers. 11. Approval of the amendment of the Merus N.V.’s Non-Executive Director Compensation Program (“NED Program”) to allow the board of directors to determine the number of common shares that may be awarded to a non-executive director for initial and annual awards under the NED Program to more closely align with the 50th percentile of the Company's peer group. 12. Approval of the amendment and restatement of the Merus N.V. 2016 Incentive Award Plan (the “2016 Plan”), to extend the term of the 2016 Plan to December 31, 2031,which includes a corresponding extension to the annual “evergreen” feature from and including January 1, 2026, to January 1, 2029, along with other minor amendments updated for best practices. NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. PROXY ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 7, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MERUS N.V. The undersigned hereby appoints each member of Merus N.V.’s board of directors, Peter B. Silverman, Chief Operating Officer and General Counsel of Merus N.V., as well as Paul van der Bijl, civil law notary, and Sanne Mesu, deputy civil law notary, each working with NautaDutilh N.V., Merus N.V.’s Dutch legal counsel, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Merus N.V. which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of Merus N.V. to be held at 15:00 (3:00) p.m. Central European Summer Time on Tuesday, May 7, 2024, at the offices of NautaDutilh N.V. (address: Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands), or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual General Meeting of Shareholders. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual General Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual General Meeting of Shareholders or any adjournment, continuation or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 12, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE